SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ADVANCED MICRO DEVICES, INC.

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ADVANCED MICRO DEVICES, INC.

ONE AMD PLACE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088-3453

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend our 2013 Annual Meeting of Stockholders to be held on Thursday, May 16, 2013 at 9 a.m. CT at the InterContinental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas 78701. We are holding the meeting to:

•	Elect the ten director nominees named in the proxy statement;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•

Approve the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated (the “2004 Plan”), to: (i) amend the existing plan to increase the number of shares authorized for issuance thereunder by 19,500,000 shares; (ii) amend the definition of “performance goals” that may be used in connection with performance-based awards granted under the 2004 Plan; (iii) implement certain administrative amendments and (iv) satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•

Approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

•	Transact any other business that properly comes before the meeting or any adjournment or postponement thereof.

If you owned our common stock at the close of business on March 18, 2013, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters located at One AMD Place, Sunnyvale, California, 94088 from the Assistant Corporate Secretary at least ten days prior to the meeting. The list of stockholders will also be available at the time and place of the meeting.

Sincerely,

HARRY A. WOLIN

Senior Vice President, General Counsel & Corporate Secretary

This proxy statement is dated March 25, 2013 and will first be mailed to the stockholders of

Advanced Micro Devices, Inc. on or about March 28, 2013.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE PROMPTLY. YOU MAY VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS CONTAINED IN THE PROXY CARD. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED. INSTRUCTIONS REGARDING METHODS OF SUBMITTING A PROXY ARE CONTAINED ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2013: OUR PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012 ARE AVAILABLE ELECTRONICALLY AT WWW.PROXYVOTE.COM.

ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.	Q:	WHY AM I RECEIVING THESE MATERIALS?

	A:	Our Board of Directors (the “Board”) is providing these materials to you in connection with the Board’s solicitation of proxies for use at our annual meeting, which will take place on May 16, 2013 at the InterContinental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas 78701, at 9 a.m. CT (the “Annual Meeting”). Our stockholders as of the close of business on March 18, 2013, the record date for our Annual Meeting, are invited to attend the Annual Meeting and are requested to vote on the items described in this proxy statement.

2.	Q:	WHO IS SOLICITING MY VOTE?

	A:	This proxy solicitation is being made by the Board of Advanced Micro Devices, Inc. We have retained MacKenzie Partners, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including MacKenzie’s fees and expenses, which we expect to be approximately $30,000.

3.	Q:	WHEN WERE MATERIALS MAILED TO STOCKHOLDERS?

	A:	The proxy materials will first be mailed to stockholders on or about March 28, 2013.

4.	Q:	WHAT AM I BEING ASKED TO VOTE ON?

	A:	You may vote on:

•    Proposal 1: Election of directors to serve on our Board;

•    Proposal 2: Ratification of the appointment of our independent registered public accounting firm for the current fiscal year;

•    Proposal 3: Approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated (the “2004 Plan”) to: (i) amend the existing plan to increase the number of shares authorized for issuance thereunder by 19,500,000 shares; (ii) amend the definition of “performance goals” that may be used in connection with performance-based awards granted under the 2004 Plan; (iii) implement certain administrative amendments and (iv) satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•    Proposal 4: Approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”) (Proposal 4 is referred to in this proxy statement as the (“Say-On-Pay” proposal); and

•    Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

5.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

	A:	The Board recommends that you vote:

•     FOR each of the director nominees named in this proxy statement.

•     FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

•     FOR the approval of the amendment and restatement of the 2004 Plan.

•     FOR Say-On-Pay.

6.	Q:	WHO IS ENTITLED TO VOTE?

	A:	Stockholders as of the close of business on March 18, 2013, the record date for our Annual Meeting, are entitled to vote on all items properly presented at the Annual Meeting. On the record date, approximately 714,188,012 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held on the record date. A list of these stockholders will be available during regular business hours at our headquarters, located at One AMD Place, Sunnyvale, California, 94088 from the Assistant Corporate Secretary at least ten days before the Annual Meeting. The list of stockholders will also be available at the time and place of the Annual Meeting.

7.	Q:	IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE?

	A:	If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive at the Annual Meeting.

If you do not wish to vote in person or if you will not attend the Annual Meeting, you may vote by proxy. If you complete and properly sign each proxy card you received and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card (your “proxy”) as you direct. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, the proxy holders will vote in accordance with the recommendations of the Board, as specified in Question 5 above. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

8.	Q:	WHO CAN ATTEND THE ANNUAL MEETING?

	A:	Only stockholders as of the close of business on March 18, 2013, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker to the Annual Meeting showing that you were the beneficial owner of the shares on March 18, 2013 to attend the Annual Meeting.

9.	Q:	CAN I VOTE AT THE MEETING?

	A:	Yes. If you held your shares in your own name on the record date, you may vote your shares in person at the Annual Meeting. If you wish to vote your shares in person at the Annual Meeting and they are held by your broker in “street name,” you must bring to the Annual Meeting a proxy from your broker as the record holder and a letter from your broker showing that you were the beneficial owner of the shares on March 18, 2013.

10.	Q:	CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

	A:	Yes. You may change your vote at any time before the voting concludes at the Annual Meeting. You may vote again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date or by attending the Annual Meeting and voting in person. However, your attendance in person at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

11.	Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

	A:	If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf.

Alternatively, you can vote in person at the Annual Meeting, but you must bring to the Annual Meeting a proxy from your broker as the record holder and a letter from your broker showing that you were the beneficial owner of your shares on March 18, 2013.

12.	Q:	WHAT IS A “QUORUM”?

	A:	For the purposes of the Annual Meeting, a “quorum” is the presence, in person or by proxy, by the holders of a majority in voting power of the outstanding shares entitled to vote at the meeting. There must be a quorum for the Annual Meeting to be held. If you voted on the Internet, by telephone or by properly submitting a proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

13.	Q:	WHAT IS BROKER “DISCRETIONARY” VOTING, AND WHAT IS A “BROKER NON-VOTE”?

	A:	Under the rules of the New York Stock Exchange (“NYSE”), if you hold your shares through a broker, your broker has the discretion to vote your shares on matters that are considered routine. If the matter to be voted on is determined to be non-routine, the broker may not vote the shares without specific instructions from the stockholder. If a broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 2 in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker. Under the NYSE rules, your broker does not have discretionary authority to vote on Proposals 1, 3 and 4, so it is very important that you instruct your broker how to vote on these proposals. A broker non-vote occurs when your broker has not received instructions from you as to how to vote your shares on a proposal and does not have discretionary authority to vote on the proposal.

14.	Q:	WHAT IS THE REQUIRED VOTE?

	A:	Election of Directors. Each of the ten director nominees will be elected if each of them receives the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions will not be counted in the determination of the majority of votes cast and will thus have no effect on this proposal. Broker non-votes will have no effect on the outcome of the election of directors. Each director nominee has submitted a written resignation that will be effective if he/she does not receive a majority of the votes cast for such director and the resignation is accepted by the Nominating and Corporate Governance Committee, another authorized committee of the Board or the Board.

Ratification of the Appointment of our Independent Registered Public Accounting Firm. Ratification of the appointment of our independent registered public accounting firm must receive affirmative votes from the majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting. Abstentions have the same effect as a vote against this proposal. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this item.

Amendment and Restatement of the 2004 Plan. The proposal to amend and restate the 2004 Plan requires the affirmative vote of a majority of votes cast, provided that the total vote cast on the proposal represents over 50% of the outstanding common stock entitled to vote on the proposal. Abstentions will not be counted as a vote “for” or “against” this proposal, but will be counted for purposes of determining whether the total vote cast on the proposal represents over 50% of the outstanding common stock entitled to vote on the proposal. Broker non-votes are not considered votes cast under the NYSE rules, but the underlying shares are considered shares entitled to vote on the proposal.

Advisory Vote on the Compensation of Named Executive Officers. An affirmative vote from the majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting is necessary to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Board and our Compensation Committee will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

15.	Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

	A:	We will announce preliminary voting results at the Annual Meeting and publish voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

16.	Q:	IS MY VOTE CONFIDENTIAL?

	A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit Broadridge to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

17.	Q:	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED IN THIS PROXY STATEMENT BE CONDUCTED?

	A:	We do not know of any business to be considered at the Annual Meeting other than the items described in this proxy statement. If any other business is presented at the Annual Meeting, your proxy gives authority to each of Rory P. Read, our President and Chief Executive Officer and Harry A. Wolin, our Senior Vice President, General Counsel and Corporate Secretary, to vote on such matters at his discretion.

18.	Q:	WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING DUE?

	A:	Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2014 Annual Meeting, they must be submitted in writing to our Corporate Secretary, Advanced Micro Devices, Inc., 7171 Southwest Parkway, M/S 100, Austin, Texas, 78735 on or before November 25, 2013. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2014 Annual Meeting, a separate notice of any nomination or proposal must be received by us between January 16, 2014 and February 15, 2014. If our 2014 Annual Meeting is not held within 30 days of May 16, 2014, to be timely, the notice by the stockholder must not be received by us later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the 2014 Annual Meeting was made or the notice of the 2014 Annual Meeting is mailed. The public announcement of an adjournment or postponement of the 2014 Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement. More information about the notice period and information required to be included in a stockholder’s notice of a nomination is included in this proxy statement under the section “Consideration of Stockholder Nominees for Director,” below.

19.	Q:	WILL YOU WEBCAST THE ANNUAL MEETING?

	A.	Yes. The Annual Meeting will be webcast live. You can access it by going to our Investor Relations Web site at: www.amd.com or ir.amd.com. The webcast will enable you to listen only. You will not be able to ask questions or vote. The Annual Meeting audio webcast will be available on our Web site for a period of time after the meeting.

20.	Q:	WHAT IS HOUSEHOLDING AND HOW DO I OBTAIN A SEPARATE SET OF PROXY MATERIALS IF I SHARE AN ADDRESS WITH OTHER STOCKHOLDERS?

	A.	We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Annual Report on Form 10-K (the “Annual Report”) and proxy statement to stockholders of record who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. A separate proxy card for each stockholder of record will be included in the materials. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate Annual Report and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or this proxy statement, contact us at (408) 749-4000 or at Advanced Micro Devices, Inc., 7171 Southwest Parkway, M/S 100, Austin, Texas 78735, attention: Corporate Secretary, or by email to Corporate.Secretary@amd.com. If you would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge at 1-800-542-1061.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

ITEM 1—ELECTION OF DIRECTORS

Ten directors will be elected at the Annual Meeting. All directors are elected annually and serve a one-year term until the next annual meeting.

The Nominating and Corporate Governance Committee of the Board selected, and the Board approved, the following 10 persons as nominees for election to the Board: Mr. Bruce L. Claflin, Dr. W. Michael Barnes, Mr. John E. Caldwell, Mr. Henry WK Chow, Mr. Nicholas M. Donofrio, Ms. H. Paulett Eberhart, Mr. Martin L. Edelman, Mr. John R. Harding, Mr. Rory P. Read and Mr. Ahmed Yahia. All of the nominees are currently directors of AMD.

Mr. Edelman was first appointed to our Board on February 22, 2013, pursuant to our agreement with Advanced Technology Investment Corporation (“ATIC”) and West Coast Hitech L.P. (“WCH”), which provides that until such time as WCH and its permitted transferees beneficially own, in the aggregate, less than 10% of the outstanding shares of our common stock, WCH has the right to designate a representative to our Board. Mr. Edelman replaced Mr. Waleed Muhairi as WCH’s representative. Mr. Harding was recommended as a potential candidate for our Board of Directors by a third-party search firm. Mr. Yahia was recommended as a potential candidate for our Board of Directors by Mubadala Development Company PJSC (Mubadala), the parent company of WCH. Mr. Yahia serves as the Executive Director of the Mubadala Industry business unit of Mubadala.

The number of authorized directors is currently fixed at twelve. Mr. Craig A. Conway, who is currently a member of the Board, will not stand for re-election at the Annual Meeting. Mr. Conway has decided not to stand for re-election in order to focus on his other business and personal interests. In addition, in accordance with the retirement policy incorporated in our Principles of Corporate Governance, Mr. Robert B. Palmer, 72, who is currently a member of the Board, will not stand for re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Immediately following the Annual Meeting, the Board intends to reduce the size of the Board from twelve to ten directors pursuant to the Company’s Amended and Restated Bylaws.

The Board expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote FOR the election of these nominees, unless you instruct otherwise. Directors are strongly encouraged to attend annual meetings of our stockholders, and we expect all of our current Board member nominees to be present at the Annual Meeting except Mr. Harding who has a scheduling conflict due to a commitment made prior to his appointment to the Board. All of the Board member nominees set forth in our 2012 Proxy Statement were present at the 2012 annual meeting of stockholders.

Certain information regarding each of the nominees is set forth below, including his or her experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that the individual should serve as a director for the Company as well as his or her principal occupation and directorships during the past five years. Our goal is to assemble a Board that operates cohesively and works with management in a constructive way to deliver long term value to our stockholders. We believe that the nominees set forth below, all of whom are currently directors of AMD, possess valuable experience necessary to guide AMD in the best interests of the stockholders. Our current Board consists of individuals with proven records of success in their chosen professions. They possess the highest integrity and a keen intellect. They are collegial yet independent in their thinking, and are committed to the hard work necessary to be informed about the semiconductor industry, our company, and its key constituents, including customers, stockholders and management. Most of our directors have broad technology sector experience, including expertise in semiconductor technology, innovation and strategy. Several members of our Board are current or former chief executive officers, thereby providing our Board with practical understanding of how large organizations operate, including the importance of employee development and retention. They also understand strategy and risk management, and how these factors impact the Company’s operations.

Bruce L. Claflin—Mr. Claflin, 61, has been a director since 2003. On March 2, 2009, he was appointed as the Chairman of the Board. In January 2011, upon the resignation of our former chief executive officer, he was appointed as non-employee Executive Chairman of the Board, and he held that position until our new Chief Executive Officer was appointed in August 2011, when he resumed acting as our Chairman of the Board. During his tenure as Executive Chairman, Mr. Claflin provided additional oversight during the transition period while also leading the CEO recruitment process on behalf of the Board. During this time, Mr. Claflin was neither an officer nor an employee of the Company, and he did not receive any compensation from the Company other than in connection with his Board service. The Board determined that Mr. Claflin should be nominated for election as a director because of his substantial general management and operational experience as well as his expertise with markets in Asia. Mr. Claflin was President, Chief Executive Officer, and a member of the Board of Directors of 3Com Corporation (3Com), a provider of voice and data networking products and services, from January 2001 until he retired in 2006. He joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin served as Executive Vice President, Sales, and prior to that as General Manager of the PC Business Unit for Digital Equipment Corporation. Mr. Claflin also worked for 22 years at International Business Machines Corporation (IBM), where he held various sales, marketing and senior management positions, including General Manager of IBM PC Company’s worldwide research and development, product and brand management and President of IBM PC Company, Americas. He was also responsible for the introduction of IBM’s highly successful ThinkPad line of products. In addition to his general management experience, Mr. Claflin has held senior positions where he has been responsible for almost every operation of a global, high technology company, including sales, marketing, research and development and manufacturing. This experience allowed Mr. Claflin to provide valuable insight and guidance to the Company during our search for a new Chief Executive Officer in 2011. Also, while employed by IBM, Mr. Claflin lived and worked in Hong Kong and Tokyo and was responsible for IBM’s Asia/South Pacific Area. While employed by 3Com, Mr. Claflin established a joint venture in China in partnership with a leading Chinese global telecom solutions provider. Mr. Claflin’s extensive experience in Asia, particularly China, is important to AMD because China has been our largest single market since 2006. Mr. Claflin was named a distinguished alumnus by Pennsylvania State University. He is also founder, director and President of Kids First! a Virgin Islands non-profit corporation that supports the education of children in St. John, U.S. Virgin Islands. He has been a member of the Board of Directors of Ciena Corporation since 2006. Mr. Claflin is a National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to board room excellence by completing NACD’s comprehensive program of study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices. Mr. Claflin holds a bachelor of arts degree in political science from Pennsylvania State University.

Dr. W. Michael Barnes—Dr. Barnes, 70, has been a director since 2003. Dr. Barnes brings extensive financial management experience and a strong understanding of semiconductor technologies to our Board. Between 1968 and 2001, Dr. Barnes held several senior executive positions at Rockwell International Corporation (now Rockwell Automation, Inc.), a major manufacturing corporation that has included divisions in aircraft, defense electronics, commercial electronics, automotive components, printing presses, and industrial automation, including Senior Vice President, Finance and Planning and Chief Financial Officer from 1991 through 2001. Dr. Barnes was also a key member of the management team of Rockwell’s Semiconductor Products division and Vice President and General Manager of the Rockwell Communications Systems division. He was named a distinguished alumnus by Texas A&M University College of Engineering in 1992, is a member of the Texas A&M University Chancellor’s Century Council and is on the university’s Engineering Advisory Board. Dr. Barnes has been a member of the Board of Directors of MetroPCS Communications, Inc. since 2004. Dr. Barnes holds a Ph.D in operations research from Texas A&M University. He also holds bachelor’s and master’s degrees in industrial engineering from Texas A&M University.

John E. Caldwell—Mr. Caldwell, 63, has been a director since October 2006. Mr. Caldwell brings extensive general management, financial management and risk assessment experience to our Board. He was President and Chief Executive Officer of SMTC Corporation, an electronics manufacturing services company from 2003 until he retired in March 2011. Before joining SMTC, Mr. Caldwell held positions in The Mosaic

Group, a marketing services provider, as Chair of the Restructuring Committee of the Board, from October 2002 to September 2003; in GEAC Computer Corporation Limited, a computer software company, as President and Chief Executive Officer from October 2000 to December 2001; and, in CAE Inc., a provider of simulation and modeling technologies and integrated training solutions for the civil aviation and defense industries, as President and Chief Executive Officer from June 1993 to October 1999. In addition, Mr. Caldwell served in a variety of senior executive positions in finance, including Senior Vice President of Finance and Corporate Affairs of CAE and Executive Vice President of Finance and Administration of Carling O’Keefe Breweries of Canada. Over the course of his career, Mr. Caldwell has served on the audit committees of ten public companies. Also, for the past several years, Mr. Caldwell has been a lecturer on board oversight responsibility for enterprise risk as part of an accredited board of director education program through McMaster University in Canada. Mr. Caldwell has been a director of Faro Technologies, Inc., a producer of three dimensional manufacturing measurement systems, since 2002 and of IAMGOLD Corporation, a mid-tier gold producer, since 2006. Mr. Caldwell also served on the board of directors of SMTC from 2003 to 2011, Rothmans Inc. from 2004 to 2008, and Cognos Inc. from 2000 to 2008. Mr. Caldwell holds a bachelor of commerce degree from Carleton University, Ontario, and is a registered chartered accountant with the Ontario Institute of Chartered Accountants.

Henry WK Chow—Mr. Chow, 67, has been a director since February 2011. Mr. Chow brings to our Board his extensive experience and insight in operating a technology business in the Asia Pacific region, a strategic market for AMD, as well as his significant expertise in general management and operations. From July 2009 through August 2011, Mr. Chow acted as a corporate business advisor to IBM, working approximately 30 hours per month. Prior to this role, during his 41-year career at IBM, Mr. Chow held a variety of management positions in the services, systems engineering, sales and marketing and human resources divisions across IBM’s Asia Pacific operations, including as General Manager of IBM’s Greater China Group from 1995 until 2007, where he was responsible for IBM’s operations in China, Hong Kong and Taiwan, and most recently as Chairman of IBM’s Greater China Group, from January 2007 until his retirement from this position in June 2009. Prior to serving in these positions, Mr. Chow served in a variety of general management positions, including General Manager of IBM China Company Limited and General Manager of IBM PC Company, Asia Pacific South, where he was responsible for IBM’s PC business throughout the Asia Pacific region, excluding Japan. Mr. Chow also held positions as Assistant Managing Director of Services for IBM Australia, General Manager of IBM Taiwan, and Director of Operations for IBM Hong Kong. From 2005 until 2009, Mr. Chow served as an observer for IBM at the meetings of the board of directors of Lenovo Group Limited, which acquired IBM’s PC business in 2005. Mr. Chow has been a member of the Board of Directors of Trina Solar Limited, a solar energy company based in Changzhou, China since July 2012. In addition, since September 2011, Mr. Chow has been a Vice Chairman of the Advisory Board for Guangtong International Clinical Research Center, a Government owned research center, and since October 2011, he has been a member of the European Advisory Committee for Bridgepoint, an international private equity firm. Mr. Chow completed a one year fellowship in Advanced Leadership Initiative at Harvard and holds a bachelor of science degree in electrical engineering from the University of Hong Kong.

Nicholas M. Donofrio—Mr. Donofrio, 67, has been a director since November 2009. Mr. Donofrio brings to our Board significant expertise in the area of semiconductor technology and manufacturing, system design and integration, and is able to provide the Company with valuable insight and guidance regarding technological and innovation strategies as well as the development and retention of our technical employee population. During his 44-year career at IBM, Mr. Donofrio held a variety of technical management positions, and later, executive positions, in IBM’s server, advanced workstations, personal computing, manufacturing and semiconductor development divisions, including as Senior Vice President, Technology and Manufacturing from 1997 to 2005, and most recently as Executive Vice President, Innovation and Technology from 2005 until his retirement in September 2008. Mr. Donofrio holds seven technology patents and is a member of numerous technical and science honor societies. He is a Fellow of the Institute for Electrical and Electronics Engineers, a Fellow of the UK-based Royal Academy of Engineering, and a Fellow of the American Academy of Arts and Sciences. He also serves on the Connecticut Board of Regents for Higher Education, the Boards of Trustees at Rensselaer Polytechnic Institute, Syracuse University and The MITRE Corporation, a not-for-profit organization that provides systems engineering research and development, and information technology support to the U.S. government, the Advisory Boards of the Secretary of Energy, Pennsylvania State University’s School of International Affairs and the Workforce Opportunity Services Academic Advisory Board, and as co-chair of the New York Hall of Science Board of Trustees. Mr. Donofrio is also a member of the U.S.-based National Academy of Engineering. Mr. Donofrio is the recipient of numerous awards. For example, in 2006, he was named among Business Week magazine’s 25 Top Innovation Champions, and in 2008 he was awarded the Excellence in Leadership Award by the U.S. Chamber of Commerce and the Renaissance Engineer Award by the Society of Hispanic Professional Engineers for his commitment and promotion of Science, Technology, Engineering and Mathematics for the U.S. Hispanic Community. In 2003, he was named Technology Leader of the Year by IndustryWeek magazine, the Technical Executive of the Year by the University of Arizona, and he received the Rodney D. Chipp Memorial Award by the Society of Women Engineers for his contributions to the advancement of women in the engineering field. In 2002, he was recognized by the Institution of Electrical Engineers, the largest professional engineering society in Europe, with the Mensforth International Gold Medal for outstanding contributions to the advancement of manufacturing engineering. In addition to being on the board of several private companies, including Liberty Mutual Holding Company Inc., Sproxil, Inc., and TopCoder, Inc., Mr. Donofrio has been a director of The Bank of New York Mellon Corporation since 1998 and a director of Delphi Automotive PLC since 2009. Mr. Donofrio has a bachelor of science degree in Electrical Engineering from Rensselaer Polytechnic Institute and a master of science in the same discipline from Syracuse University.

H. Paulett Eberhart—Ms. Eberhart, 59, has been a director since 2004. Ms. Eberhart brings to our Board her significant general management experience, financial and accounting expertise and a strong background in global markets and channels in the services sector. Since January 2011, she has been President, CEO and a member of the board of directors of CDI Corp., a leading provider of engineering and information technology outsourcing solutions and professional staffing. From 2009 until January 2011, she was Chairman and Chief Executive Officer of HMS Ventures, a private real estate and services company. From 2007 until 2009, Ms. Eberhart was President and Chief Executive Officer of Invensys Process Systems, an enterprise technology, software and consulting firm offering processes to optimize operations and profitability in manufacturing, plant utilization, business operations and enterprise performance. Before joining Invensys, Ms. Eberhart was Senior Vice President—Electronic Data Systems (EDS) and President—Americas of EDS, a leading technology company that provided a broad portfolio of information technology, applications and business process outsourcing services for clients in over 70 countries, from 2003 until she retired in 2004. Ms. Eberhart was an employee of EDS since 1978. Prior to serving as President—Americas, Ms. Eberhart was the Senior Vice President—EDS and President of EDS Solutions Consulting, a business with 40,000 people operating in 60 countries. She also held various other executive, operating and financial positions at EDS. Ms. Eberhart is a certified public accountant and is a member of the Financial Executives Institute and American Institute of Certified Public Accountants. Ms. Eberhart has been a director of Anadarko Petroleum Corporation since 2004. Ms. Eberhart also served on the board of directors of Solectron Corporation from 2005 to 2007 and Fluor Corporation from 2010 to 2011. Ms. Eberhart has a bachelor of science degree in accounting from Bowling Green State University.

Martin L. Edelman—Mr. Edelman, 71, has been a director since February 2013. Mr. Edelman brings an extensive legal background to our Board. He has over 40 years of experience in the legal profession, and he has considerable experience in structuring and negotiating complex transactions. Since 2000, Mr. Edelman has served as Of Counsel to Paul Hastings, Janofsky & Walker LLP, a New York law firm. Mr. Edelman was a partner with Battle Fowler LLP, which merged with Paul, Hastings, Janofsky & Walker, LLP, from 1972 to 1993 and was Of Counsel to Battle Fowler LLP from 1994 to 2000. In addition to several private corporations, Mr. Edelman has served as a member of the board of directors of Ashford Hospitality Trust Inc., a hospitality property focused REIT, since 2003 and Capital Trust, Inc. a real estate finance company, since 1997. He also served on the board of directors of Avis Budget Group, Inc., a rental car company, from 1997 through March 15, 2013. In addition, Mr. Edelman is a senior advisor to Mubadala, a strategic investment and development company headquartered in the Emirate of Abu Dhabi, and he serves as a member of the board of directors of Aldar Property Group, a real estate development, management and investment company, that is publicly traded in Abu Dhabi. Mr. Edelman also serves on the boards of several charitable entities, including the Intrepid Museum Foundation, the Intrepid Fallen Heroes Fund, the Fisher House Foundation, the Tribeca Film Institute, the Jackie Robinson Foundation and the Fisher Center for Alzheimer’s Research Foundation. Mr. Edelman holds a bachelor of laws degree from Columbia Law School and a bachelor of arts degree from Princeton University.

John R. Harding—Mr. Harding, 58, has been a director since August 2012. The Board determined that Mr. Harding should be nominated for election as a director because his experience as President and Chief Executive Officer of eSilicon Corporation provides the Board with a deep understanding of the challenges and issues facing semiconductor companies. In addition, Mr. Harding brings to the Board substantial general management and operational experience and expertise in corporate strategy development gained from his serving as president and chief executive officer of two technology companies and from his experience as an entrepreneur. Mr. Harding co-founded and is President and Chief Executive Officer of eSilicon Corporation, a privately held company that designs and manufactures complex, custom chips for a broad and growing portfolio of large and small firms. Before starting eSilicon Corporation in 2000, Mr. Harding served as President, Chief Executive Officer and director of Cadence Design Systems, Inc., a leading global electronic design automation company, which acquired his former employer, Cooper & Chyan Technology, Inc. Mr. Harding has held a variety of senior management positions at Zycad Corporation and his career also includes positions with TXL and IBM Corporation. Mr. Harding has also held leadership roles at Drew University and Indiana University (IU), where he was Vice Chairman of the Board of Trustees and a member of IU’s School of Public and Environmental Affairs Advisory Board, respectively. In addition, Mr. Harding has served as a member of the Steering Committee at the U.S. Council on Competitiveness and was a former National Academies’ Committee member for Software, Growth and Future of the U.S. Economy. In 2012, Mr. Harding was re-elected as the value chain producer director to the board of directors of the Global Semiconductor Alliance. He has been a director of the Global Semiconductor Alliance since 2007. Mr. Harding has been a director of RF Micro Devices, Inc., a global leader in the design and manufacture of high-performance radio frequency (RF) components and compound semiconductor technologies, since 2006. He has also served on the advisory board of Atrenta, Inc. since 2007. Mr. Harding holds a bachelor of arts degree in chemistry and economics from Drew University.

Rory P. Read—Mr. Read, 51, has been a director since August 2011. Mr. Read is our President and Chief Executive Officer. Mr. Read joined AMD as President and Chief Executive Officer on August 25, 2011. Before joining AMD, Mr. Read served as President and Chief Operating Officer of Lenovo Group, Ltd., a manufacturer and provider of computers and information technology management software, from February 2009 to August 2011, where he was responsible for leading day-to-day global operations while overseeing the development and implementation of Lenovo’s growth strategy. Prior to serving as Lenovo’s President and Chief Operating Officer, Mr. Read served as Lenovo’s Senior Vice President, Operations, from July 2006 to February 2009. During his five years at Lenovo, Mr. Read helped take the company into dynamic new markets, including Lenovo’s entry into the tablet and smartphone markets, while growing market share and expanding profitability. Prior to Lenovo, Mr. Read had a 23-year career at IBM, where he held various management positions, including Managing Partner for IBM’s Business Consulting Services division where he led the division through a successful turnaround, and Executive Vice President of Global Business Transformation, IBM Global Services, where he was responsible for worldwide leadership of IT initiatives and business transformation. Mr. Read graduated magna cum laude with a bachelor’s degree in Information Systems from Hartwick College.

Ahmed Yahia—Mr. Yahia, 40, has been a director since November 2012. The Board determined that Mr. Yahia should be nominated for election as a director because his experience as Executive Director of the Mubadala Industry business unit of Mubadala and as a former partner of McKinsey & Company provides the Board with expertise in corporate strategy development, corporate performance transformations and operations. Since March 2010, Mr. Yahia has been the Executive Director of the Mubadala Industry business unit of Mubadala, where he oversees Mubadala’s growing industrial portfolio. He also leads a number of corporate efforts across the Mubadala portfolio, including Enterprise Risk Management, Asset Management/Value Creation, and Learning & Development. From March 2001 to February 2010, Mr. Yahia was a partner of McKinsey & Company where the central theme of his work was corporate performance transformations, business building and industrial sector development. Mr. Yahia was also the Managing Partner of McKinsey’s Abu Dhabi practice. Mr. Yahia serves as a director on several private and public company boards in the United Arab Emirates and abroad including Emirates Aluminum, Guinea Alumina Corporation, Ltd., National Central Cooling Company (Tabreed), SMN Power Holding Company, SMN Barka Power Company, Al Rusail Power Company and Jiangsu Suyadi Tancai Company Ltd. Mr. Yahia holds a master of science degree from the Massachusetts Institute of Technology (MIT) in Mechanical Engineering/Product Strategy and a bachelor of science degree in Industrial Engineering from the Ecole Centrale Paris. While at MIT, he received the J. William Fulbright Foreign Scholarship Board award for academic excellence.

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on our Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2014 Annual Meeting must be a stockholder of record, both when they give us notice and at the 2014 Annual Meeting, must be entitled to vote at the 2014 Annual Meeting, and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting. For our 2014 Annual Meeting, the notice must be delivered between January 16, 2014 and February 15, 2014. However, if our 2014 Annual Meeting is not within 30 days of May 16, 2014, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the 2014 Annual Meeting was made or the day the notice of the 2014 Annual Meeting is mailed. The public announcement of an adjournment or postponement of the 2014 Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement. Notwithstanding the foregoing, if the number of directors to be elected to the Board at an annual meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our Corporate Secretary not later than the close of business on the 10th day following the day on which we first make such public announcement. The stockholder’s notice must be updated and supplemented as set forth in our bylaws. The stockholder’s notice must include the following information for the person making the nomination:

•	name, age, nationality, business and residence addresses;

•	principal occupation and employment;

•	the class and number of shares owned beneficially or of record;

•	any derivative, swap or other transaction which gives economic risk similar to ownership of shares;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares;

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any agreement, arrangement, understanding or relationship engaged in to increase or decrease the level of risk related to, or the voting power with respect to, shares of the Company, or that provides the opportunity to profit from a decrease in price or value of shares;

•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares; and

•	any other information required by the SEC to be disclosed in a proxy statement.

The stockholder’s notice must also include the following information for each proposed director nominee:

•	financial or other material relationships between the nominating person and the nominee during the past three years;

•	the same information as for the nominating person (see above); and

•	all information required to be disclosed in a proxy statement in connection with election of directors.

The Chair of the Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee of the Board will apply the same criteria in evaluating the nominee as it would any other Board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee beginning on page 16. The nominee must be willing to provide a written questionnaire, representation and agreement, if requested by us, and any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence.

Communications with the Board or Non-Management Directors

Interested parties who wish to communicate with our Board or with non-management directors may send their communications in writing to our Corporate Secretary, 7171 Southwest Parkway, M/S 100, Austin, Texas 78735 or send an email to Corporate.Secretary@amd.com. Our Corporate Secretary will forward all of these communications to our Chairman of the Board.

The Board of Directors unanimously recommends that you vote “FOR” each of the director nominees. Unless you indicate otherwise, your proxy will vote “FOR” the proposed nominees.

CORPORATE GOVERNANCE

The Board has adopted the Principles of Corporate Governance (the “Principles”) to address significant corporate governance issues. The Principles provide a framework for our corporate governance matters and include topics such as Board and Board committee composition and evaluation. The Nominating and Corporate Governance Committee is responsible for reviewing the Principles and reporting and recommending any changes to the Principles to the Board.

Independence of Directors

The Principles provide that a substantial majority of the members of the Board must meet the criteria for independence as required by applicable law and the listing standards of the NYSE. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with us. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. We also review our relationship to any entity employing a director or on which the director currently serves as a member of the Board.

In determining that Mr. Conway is independent, the Board considered our payments to Salesforce.com in 2012. Mr. Conway is a member of the board of directors of Salesforce.com.

In determining that Mr. Donofrio is independent, the Board considered our payments to Liberty Mutual Insurance Company, a subsidiary of Liberty Mutual Holding Company Inc. (LMHC) in 2012. Mr. Donofrio is a member of the board of directors of LMHC.

In determining that Mr. Harding is independent the Board considered our payments to eSilicon Corporation. Mr. Harding is the President and Chief Executive Officer of eSilicon. eSilicon is a supplier to SeaMicro, a company that we acquired in the first quarter of 2012. AMD’s payments to eSilicon were less than 2% of eSilicon’s gross revenues in its last full fiscal year. In addition, the Board considered our payments to the Global Semiconductor Alliance and Atrenta, Inc. Mr. Harding is a member of the board of directors of the Global Semiconductor Alliance and a member of the advisory board of Atrenta.

The Board concluded that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in his or her service on our Board of Directors or the Audit and Finance Committee, and determined that all directors who served during 2012, other than Mr. Muhairi, Mr. Read and Mr. Yahia and all of our director nominees, other than Mr. Edelman, Mr. Read and Mr. Yahia, are independent in accordance with SEC and NYSE rules.

Board Leadership Structure

Mr. Claflin, who is independent in accordance with SEC and NYSE rules, is our Chairman of the Board. Mr. Claflin presides at meetings of our stockholders and directors and leads the Board in fulfilling its responsibilities. Our Principles of Corporate Governance permit the roles of chairman of the board and chief executive officer to be filled by the same or different individuals, based on the needs of the company, best practices and the interests of the stockholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. Our Board has the experience of functioning effectively either way. For the reasons set forth below, the Board has determined that its current leadership structure, including an independent Chairman of the Board, is appropriate at the present time and allows the Board to fulfill its duties effectively and efficiently based on AMD’s current needs.

In 2009, our Board of Directors appointed Mr. Claflin as our independent Chairman of the Board in order to provide the Board with independent leadership. The Board benefits from Mr. Claflin’s leadership experience as a technology industry veteran, significant public company board experience and intimate familiarity with our history and business. Since his appointment as our independent Chairman, Mr. Claflin has played an instrumental role in leading the Board during a challenging period for the Company and through the Company’s transition to a new chief executive officer. From January 2011, upon the resignation of our former chief executive officer, through August 2011, upon appointment of our new chief executive officer, Mr. Claflin served as our independent, non-employee Executive Chairman of the Board. During this time, Mr. Claflin provided additional oversight and assistance to our interim chief executive officer while also leading the CEO recruitment process on behalf of the Board. However, Mr. Claflin was neither an officer nor an employee of the Company and he did not receive any compensation from the Company other than in connection with his Board service. In August 2011, Mr. Read was appointed as our new President and Chief Executive Officer and a member of our Board. Since assuming these roles, Mr. Read has been focusing on AMD’s strategy and market opportunities as well as on AMD’s organizational structure and execution capabilities. Given the time-consuming nature of these activities, we believe that at this time a structure that relies on a dedicated, independent Chairman is appropriate. Upon Mr. Read’s appointment as our President and Chief Executive Officer in August 2011, Mr. Claflin resumed his position as our independent Chairman of the Board.

Risk Oversight

The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with our Chief Executive Officer and other members of management having responsibility for day to day risk management activities and processes and our Board and its committees being actively involved in overseeing risk management for AMD. The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Examples of the types of risks faced by AMD include:

•

business-specific risks related to our ability to develop new products and services, our strategic position in key existing and new markets, operational execution and infrastructure, relationships with our third party manufacturing suppliers, and competition in the microprocessor and graphics markets;

•	macro-economic risks, such as adverse global economic conditions; and

•	“event” risks, such as natural disasters.

AMD engages in activities that seek to take calculated risks that protect the value of its existing assets and create new or future value. Management is responsible for day to day risk management activities and processes. A risk management committee, comprised of members of AMD management from various functional groups, is responsible for: developing risk management standards, methodologies and tools for documenting and managing risks; identifying, consolidating and assessing emerging enterprise risks and mapping risks to company strategy with input from our Chief Executive Officer and the Board; monitoring risk mitigation activities and escalating matters, as needed, to the Chief Executive Officer and the Board. The risk management committee also conducts the annual enterprise risk assessment. Members of senior management participate in identifying risks and risk controls, developing recommendations to determine the appropriate manner in which to control risk and implementing risk mitigation activities. Our Chief Executive Officer has ultimate responsibility for management of AMD’s business, including enterprise level risks and the risk management program and processes.

In fulfilling its oversight role, our Board focuses on understanding the nature of our enterprise risks, including reputational risk and risks in our operations, finances and strategic direction, as well as the adequacy of our risk assessment and risk management processes. In addition, our Board implements its oversight function primarily through management reports and committees of the Board. At least annually, our Board discusses with management and the risk management committee the appropriate level of risk relative to our corporate strategy and business objectives and reviews with management and the risk management committee our existing risk management processes and their effectiveness. As well, the Board receives periodic management updates on our business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to these topics. In addition, the Board receives full reports from the following committee chairs regarding the committee’s considerations and actions related to the specific risk topics over which the committee has oversight:

•

The Audit and Finance Committee assists the Board in overseeing our enterprise risk management process; reviews our portfolio of risk; discusses with management significant financial, reporting, regulatory and legal compliance risks in conjunction with enterprise risk exposures as well as risks associated with our capital structure; reviews our policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor or control financial and enterprise risk exposure. The Audit and Finance Committee meets with members of our Internal Audit department to discuss any issues that warrant attention.

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The Compensation Committee oversees risk management as it relates to our compensation policies and practices and has reviewed with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. For additional detail regarding the Compensation Committee’s review of the risks related to our compensation policies and practices, see the section titled “Compensation Policies and Practices,” below.

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The Nominating and Corporate Governance Committee considers potential risks related to the effectiveness of the Board, including succession planning for the Board of Directors and our overall governance.

Majority Vote Standard

Our directors are elected using a majority vote standard with respect to uncontested elections. The standard requires each director to receive the affirmative vote of a majority of the votes cast to be elected. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes cast. Each incumbent director has submitted a written resignation which will be effective if he/she does not receive a majority of the votes cast for such director and the resignation is accepted by the Nominating and Corporate Governance Committee, another authorized committee of the Board or the Board.

Code of Ethics

The Board of Directors has adopted a code of ethics that applies to all directors and employees entitled, “Worldwide Standards of Business Conduct,” which we designed to help directors and employees resolve ethical issues encountered in the business environment. The Worldwide Standards of Business Conduct covers topics such as conflicts of interest, compliance with laws, including anti-corruption laws, fair dealing, protecting AMD property and confidentiality of AMD information and encourages the reporting of any behavior not in accordance with the Worldwide Standards of Business Conduct.

The Board of Directors has also adopted a Code of Ethics for our executive officers and all other senior finance executives. The Code of Ethics covers topics such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and our policies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Each of the Committees described below has adopted a charter, which has been approved by the Board. You can access our bylaws, the latest Committee Charters, the Principles, the Worldwide Standards of Business Conduct and the Code of Ethics on the Investor Relations Web page of our Web site at www.amd.com or ir.amd.com. Please note that information contained on our Web site is not incorporated by reference in, or considered to be a part of, this document.

The Board held 11 meetings during 2012. All members of the Board during 2012 attended at least 75 percent of the meetings of the Board and Committees of the Board on which they served in 2012, except for Mr. Muhairi. Typically, meetings of the Board and the Committees of the Board take place over a two-day period. In addition, on at least an annual basis, the Board holds a formal strategy meeting with management during which the Board and management discuss matters such as the strategic direction of AMD, new business opportunities and the product roadmap. Independent and non-management directors also meet regularly in scheduled executive sessions with our Chief Executive Officer and other members of senior management. In addition to these formal meetings, members of our Board informally interact with senior management, the Chief Executive Officer, industry leaders and customers on a periodic basis. The Board has an Audit and Finance Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The members of the Committees and their Chairs are selected by the Nominating and Corporate Governance Committee and appointed by the Board. Sessions of the non-management directors were held five times in 2012, and all of these meetings included separate sessions where only independent directors were present.

Audit and Finance Committee.     The Audit and Finance Committee consists of Dr. W. Michael Barnes, as Chair, Mr. Henry WK Chow, Mr. Robert B. Palmer and Mr. John R. Harding. Mr. Palmer will not be standing for re-election at the Annual Meeting. Mr. Harding was appointed to the Audit and Finance Committee in September 2012. The Board determined that each of the committee members that served during 2012 was, and that each of the current committee members is, financially literate and “independent” under the applicable SEC and NYSE rules and designated Dr. Barnes as the “audit committee financial expert.” The Audit and Finance Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, risk assessment, the performance of our internal audit function, our financial affairs and policies and the nature and structure of major financial commitments. The Audit and Finance Committee is also directly responsible for the appointment, independence, compensation, retention and oversight of the work of the independent registered public accounting firm, which reports directly to the Audit and Finance Committee. The Audit and Finance Committee meets alone with our senior management, our financial, legal and internal audit personnel, and with our independent registered public accounting firm, which has free access to the Audit and Finance Committee. The Corporate Vice President of our Internal Audit Department reports directly to the Chair of the Audit and Finance Committee and “dotted-line” to our Chief Financial Officer and serves a staff function for the Audit and Finance Committee. The Audit and Finance Committee held 18 meetings during 2012.

Nominating and Corporate Governance Committee.     The Nominating and Corporate Governance Committee consists of Mr. Bruce L. Claflin, as Chair, Dr. W. Michael Barnes, Mr. John E. Caldwell, Mr. Henry WK Chow, Mr. Craig A. Conway, Mr. Nicholas M. Donofrio, Ms. H. Paulett Eberhart, Mr. John R. Harding and Mr. Robert B. Palmer, each determined by the Board of Directors to be “independent” under the applicable SEC and NYSE rules. Messrs. Conway and Palmer will not be standing for re-election at the Annual Meeting. Mr. Harding was appointed to the Nominating and Corporate Governance Committee in August 2012. Mr. Claflin serves as Chair of the Committee. The Nominating and Corporate Governance Committee assists the Board in discharging its responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of corporate governance guidelines and principles, including the Principles, and oversight of the evaluation of the Board and management. In addition, the Nominating and Corporate Governance Committee oversees the Board of Directors’ annual review of its performance (including its composition and organization), leads a process for the non-management directors to evaluate the performance of our Chief Executive Officer and provides input regarding the evaluation of other Section 16 officers. The Nominating and Corporate Governance Committee retains a search firm for the purpose of obtaining information regarding potential candidates for Board membership.

The Nominating and Corporate Governance Committee met five times in 2012. The Nominating and Corporate Governance Committee met one time during 2013 to consider director nominees for the 2013 Annual Meeting and other corporate governance matters. In evaluating candidates to determine if they are qualified to become Board members, the Nominating and Corporate Governance Committee looks principally for the following attributes: personal and professional character, integrity, ethics and values; general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company; strategic planning abilities and experience; aptitude in accounting and finance; expertise in domestic and international markets; experience in our industry and with relevant social policy concerns; understanding of relevant technologies; expertise in an area of our operations; communication and interpersonal skills; and practical and mature business judgment. The Nominating and Corporate Governance Committee also considers Board members’ and nominees’ service on the Board of other public companies. Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experience on the Board, the Committee evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and the requirements of the Company, taking into consideration the diverse communities and geographies in which the Company operates. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating and Corporate Governance Committee uses the same standards to evaluate all director candidates, regardless of who proposes them.

Compensation Committee.     The Compensation Committee consists of Ms. H. Paulett Eberhart, as Chair, Mr. Craig A. Conway, Mr. John E. Caldwell and Mr. Nicholas M. Donofrio. Mr. Conway will not be standing for re-election at the Annual Meeting. Each of the members of the committee is “independent” under the applicable SEC and NYSE rules. During 2012, the Compensation Committee held 11 meetings. The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of all Section 16 officers, members of the Board and such other employees as delegated from time to time by the Board of Directors. In consultation with management, the Board and the Compensation Committee’s compensation consultant, the Compensation Committee designs, recommends to the Board for approval and evaluates employment, severance and change of control agreements and our compensation plans, policies and programs with respect to our Section 16 officers. The Compensation Committee reviews and approves all grants under our equity plans, including grants to persons who are not Section 16 officers. To the extent permitted by its charter, the Compensation Committee may delegate certain authority and certain responsibilities to one or more of its members, the officers of the Company or a subcommittee of the Compensation Committee. The Compensation Committee aims to structure our compensation program to encourage high performance, promote accountability and align employee interests with AMD’s strategic goals and with the interests of our stockholders. The Compensation Committee also oversees risk management as it relates to our compensation policies and practices for employees generally.

DIRECTORS’ COMPENSATION AND BENEFITS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In order to compensate them for their substantial time commitment, we provide a mix of cash and equity-based compensation. We do not provide pension or retirement benefits to our non-employee directors.

Recent Key Directorship Changes.

Effective August 28, 2012, Mr. John R. Harding was appointed as a member of the Board.

Effective November 7, 2012, Mr. Ahmed Yahia was appointed as a member of the Board.

Effective February 22, 2013, Mr. Waleed Muhairi resigned from the Board and Mr. Martin L. Edelman was appointed to the Board.

Messrs. Conway and Palmer will not be standing for re-election at the Annual Meeting.

Non-Employee Director Compensation. The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 29, 2012. Mr. Read did not receive any compensation for his service as a director of the Company.

2012 NON-EMPLOYEE DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash(1) $ (b)	Stock Awards(2)(3) $ (c)		Total $ (h)
W. Michael Barnes	$109,200	$203,942		$313,142
John E. Caldwell	$71,400	$203,942		$275,342
Henry WK Chow	$81,800	$203,942		$285,742
Bruce L. Claflin	$110,167	$305,914	(4)	$416,081
Craig A. Conway	$71,400	$203,942		$275,342
Nicholas M. Donofrio	$74,600	$203,942		$278,542
H. Paulett Eberhart	$89,600	$203,942		$293,542
John R. Harding	$21,667	$114,003		$135,670
Waleed Muhairi	$65,000	$203,942		$268,942
Robert B. Palmer	$84,200	$203,942		$288,142
Ahmed Yahia	$10,833	$60,461		$71,294

(1)	The amounts reflected in this column consist of the annual retainer, additional retainers for directors who chair a Board committee and attendance fees, where applicable. Messrs. Harding’s and Yahia’s annual retainers were pro-rated because of the timing of their respective appointments to the Board. Mr. Claflin’s retainer for serving as chair of the Nominating and Corporate Governance Committee was pro-rated because it was approved by the Board in May, 2012.
(2)	This column reflects the aggregate grant date fair value of the respective director’s 2012 RSU award(s) computed in accordance with FASB ASC Topic 718, except no assumptions for forfeitures were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012. The actual value that a director may realize from a RSU award is contingent upon the satisfaction of the conditions to vesting of that award. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amounts shown.

The following table reflects each RSU awarded to each non-employee director in 2012.

Name	Grant Date	RSUs Granted #
W. Michael Barnes	5/10/2012	30,080
John E. Caldwell	5/10/2012	30,080
Henry WK Chow	5/10/2012	30,080
Bruce L. Claflin	5/10/2012	45,120	(4)
Craig A. Conway	5/10/2012	30,080
Nicholas M. Donofrio	5/10/2012	30,080
H. Paulett Eberhart	5/10/2012	30,080
John R. Harding	8/28/2012	30,080
Waleed Muhairi	5/10/2012	30,080
Robert B. Palmer	5/10/2012	30,080
Ahmed Yahia	11/7/2012	30,080

(3)	The aggregate number of outstanding RSUs and stock options held by our non-employee directors as of December 29, 2012 are in the following table. Messrs. Caldwell, Chow, Harding and Palmer and Ms. Eberhart elected to defer the issuance of 133,374; 18,751; 30,080; 163,454 and 50,000 underlying shares subject to certain RSU awards until the termination of their directorship pursuant to our Outside Director Equity Compensation Policy. The deferred RSUs are included in the following table:

Name	RSUs Outstanding as of December 29, 2012	Options Outstanding as of December 29, 2012
W. Michael Barnes	57,540	103,710
John E. Caldwell	163,454	50,000
Henry WK Chow	58,205	0
Bruce L. Claflin	106,938	117,500
Craig A. Conway	57,540	0
Nicholas M. Donofrio	48,163	0
H. Paulett Eberhart	107,540	72,224
John R. Harding	30,080	0
Waleed Muhairi	57,540	0
Robert B. Palmer	163,454	88,890
Ahmed Yahia	30,080	0

(4)	As Chairman, Mr. Claflin’s annual 2012 RSU award was one and a half times the annual RSU award of the other non-employee directors, or 45,120 RSUs.

Determining Non-Employee Director Compensation.     The Compensation Committee annually recommends the non-employee directors’ compensation to the Board for approval.

The Compensation Committee periodically evaluates how our director pay levels and pay policies compare to the competitive market. In 2011, the Compensation Committee reviewed competitive market data compiled by Compensia, Inc., its independent compensation consultant (Compensia). While competitive market data is important to the evaluation of the directors’ compensation, it is just one of several factors considered by the Board in approving director compensation, and the Board has discretion in determining the nature and extent of its use.

Cash Retainer and Meeting Fees for Non-Employee Directors.     During 2012, each of our non-employee directors, with the exception of the Chairman of the Board, received an annual retainer of $65,000 for serving as a director and each of the applicable additional retainers and attendance fees set forth below for serving as a chair of one of the committees of the Board.

Additional Retainers for Committee Chairs:
Audit and Finance Committee	$25,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000

In addition, when the Board or a Board committee has met more than eight times during the year, we pay an attendance fee to our non-employee directors for each additional meeting attended, in the following amounts:

Board meeting attendance	$2,000
Committee meeting attendance	$1,200

For his service as Chairman of the Board, Mr. Claflin received an annual cash retainer equal to 1.5x the annual retainer fee of the other non-employee directors, or $97,500.

Equity Awards.     In order to align the long-term interests of our directors with those of stockholders, a substantial portion of director compensation is provided in the form of equity. Non-employee directors participate in our 2004 Plan and are generally eligible to receive an annual equity award in the form of RSUs (the “Annual RSU Award”) at each annual meeting of stockholders.

Prior to the annual meeting of stockholders held in May 2012, our Outside Director Equity Compensation Policy provided that at each annual meeting of our stockholders, each non-employee director who had served on the Board for at least six months prior to such annual meeting was granted the number of RSUs equal to the lesser of (A) the quotient of (i) $225,000 divided by (ii) the trailing average closing price of our common stock for the 180-day period preceding and ending with the date of the RSU grant or (B) such number of RSUs as the Board may have determined based on additional criteria such as business conditions and/or Company performance, outside director compensation practices at peer companies and advice from our compensation consultant.

Commencing with the 2012 annual meeting of stockholders, the Annual RSU Award for each non-employee director (other than the Chairman) who has served on the Board for at least six months prior to such annual meeting is calculated based on the following formula, with no discretionary component: the quotient of (i) $225,000 divided by (ii) the trailing average closing price of our common stock for the 30-day period preceding and ending with the date of the RSU grant. The Chairman receives an Annual RSU Award equal to 1.5x the Annual RSU Award received by non-employee directors.

If a non-employee director is appointed to the Board other than on the date of an annual meeting of stockholders, as was the case with Messrs. Harding and Yahia in 2012, such director is entitled to receive an initial RSU award (each, an “Off-Cycle RSU Grant”) equal to the Annual RSU Award granted to the other non-employee director at the immediately preceding annual meeting of stockholders. In addition, commencing with the 2012 annual meeting of stockholders, in the case of a non-employee director who has served on the Board for less than six months prior to an annual meeting of stockholders, such director’s Annual RSU Award is prorated based on the number of months of service before the respective annual meeting of stockholders. For purposes of the pro-rata calculation, service during any portion of a month, counts as a full month of service.

Commencing with the 2012 annual meeting of stockholders, the Annual RSU Awards and the Off-Cycle RSU Grants vest as to 100% and become fully exercisable on the one-year anniversary of the respective grant date. Prior to the 2012 annual meeting of stockholders, the non-employee directors’ RSUs vested in equal one-third installments over a three-year period from the respective grant date.

Deferral.     Pursuant to our Outside Director Equity Compensation Policy, non-employee directors may elect to defer the issuance of shares of our common stock that become issuable upon vesting of the RSUs granted pursuant to the 2004 Plan (and the recognition of taxable income associated with such RSUs) until such time as the director ceases to serve on our Board. A non-employee director can make this election by completing a Restricted Stock Unit Award Deferral Election Agreement before the scheduled date of an RSU grant. If a director makes this election, the issuance of the common stock subject to the RSUs may not be accelerated or changed once the Election Agreement is submitted to us. Any common stock deferred under our Outside Director Equity Compensation Policy is issued to the director, in one lump sum, within 30 days after his or her resignation from our Board.

Acceleration of Vesting.     Pursuant to our Outside Director Equity Compensation Policy, in the event of a change of control of AMD, all of the non-employee directors’ equity compensation awards will become fully vested. In addition, in the event of the termination of a non-employee director’s service to the Board as a result of death, disability or retirement, all of the non-employee director’s equity compensation awards will become fully vested, provided that the non-employee director served as a member of the Board for at least three years prior to the date of termination and the non-employee director satisfied our equity ownership guidelines during his or her service as a Board member.

Other Benefits.     We reimburse the directors for their travel and expenses in connection with attending Board meetings and Board-related activities, such as AMD site visits and sponsored events, as well as for continuing education programs.

Stock Ownership Guidelines.     Under our stock ownership guidelines, non-employee directors, other than the Chairman of the Board, are required to hold the lesser of (i) the number of shares equivalent to three times the then-current annual retainer divided by the average closing price of our common stock for the 30-day period immediately preceding and ending with the date of the annual meeting of stockholders or (ii) 30,000 shares. The ownership guideline for the non-employee Chairman of the Board is the lesser of (i) the number of shares equivalent to three times the then-current annual retainer divided by the average closing price of our common stock for the 30-day period immediately preceding and ending with the date of the annual meeting of stockholders or (ii) 45,000 shares.

The stock ownership guidelines must be achieved by each non-employee director within the later of (i) October 2016, which is the five-year anniversary of the adoption of the amended stock ownership guidelines or (ii) the five-year anniversary of the respective director’s first election or appointment to the Board or first appointment as Chairman of the Board, as applicable.

Until the stock ownership guidelines are achieved, each director is encouraged to retain at least 10% of the “net shares” (as defined below) obtained through the Company’s stock incentive plans. Shares counted toward the minimum stock ownership requirements include (i) shares held directly by a director, (ii) RSUs that have vested, but where the issuance of the shares have been deferred by the director pursuant to our Outside Director Equity Compensation Policy and (iii) 50% of exercisable, “in the money” stock options.

“Net shares” are the number of shares from the sale of stock options or the vesting of restricted stock, less the number of shares the director sells to cover the exercise price of stock options and sells or has withheld to pay taxes.

As of December 29, 2012, all of the non-employee directors were on target to meet the revised stock ownership guidelines within the established compliance time frame.

PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of more than five percent of our common stock as of March 7, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
West Coast Hitech, L.P.(2)	142,000,000	18.95%
P.O. Box 309 GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands	(shared voting and shared dispositive power as to all shares)

The Vanguard Group(3)	41,052,315	5.75%
100 Vanguard Blvd. Malvern, PA 19355	(sole dispositive power as to 40,189,961 shares; shared dispositive power as to 862,354 shares; and sole voting power as to 889,954 shares)

(1)	Based on 714,146,287 shares of common stock outstanding as of March 7, 2013.
(2)	This information is based on Amendment No. 4 of Schedule 13D filed with the SEC on November 15, 2012 by Mubadala Development Company PJSC, West Coast Hitech L.P., and West Coast Hitech G.P. Ltd. pursuant to a joint filing agreement. Mubadala is a public joint stock company incorporated in the Emirate of Abu Dhabi, United Arab Emirates and is wholly-owned by the Government of the Emirate of Abu Dhabi. The 142,000,000 shares are held as of record by West Coast Hitech, L.P., a Cayman Islands limited partnership of which West Coast Hitech G.P., Ltd., a Cayman Islands corporation and wholly-owned subsidiary of Mubadala, is the general partner. The shares include warrants to purchase an additional 35,000,000 shares of our common stock at an exercise price of $0.01 per share held by West Coast Hitech L.P. The warrants are currently exercisable and have a ten-year term.
(3)	This information is based on Amendment No. 1 of Schedule 13G filed with the SEC on February 22, 2013 by The Vanguard Group. The Vanguard Group is an investment adviser deemed to be the beneficial owner of 41,052,315 shares of our common stock. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 862,354 shares of our common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 27,600 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of March 7, 2013, by our current directors, by our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” section below) and by all of our current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

Name	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Rory P. Read	878,337	*
Dr. W. Michael Barnes	231,765	*
John E. Caldwell	177,455	*
Henry WK Chow	9,374	*
Bruce L. Claflin	395,681	*
Craig A. Conway	59,830	*
Nicholas M. Donofrio	68,082	*
H. Paulett Eberhart	200,845	*
Martin L. Edelman	0	*
John R. Harding	0	*
Robert B. Palmer	315,955	*
Ahmed Yahia(4)	142,000,000	18.95%
John Byrne	165,673	*
Devinder Kumar	476,659	*
Mark D. Papermaster	245,225	*
Thomas J. Seifert(5)	696,306	*
Lisa Su	446,399	*
All current directors and executive officers as a group (17 persons)	146,513,192	19.49%

*	Less than one percent
(1)	Some of the individuals may share voting power with their spouses with regard to the listed shares.
(2)	Includes beneficial ownership of the following number of shares that may be acquired because stock options are vested or RSUs will vest by May 6, 2013 (within 60 days of March 7, 2013) pursuant to our 2004 Plan. For Mr. Yahia, the following number of shares also includes the warrants owned by WCH to purchase 35,000,000 shares of our common stock, which are currently exercisable. Also includes the following RSUs that are vested as of March 7, 2013 or will vest by May 6, 2013 (within 60 days of March 7, 2013) where the issuance upon vesting was deferred by the director pursuant to our Outside Director Equity Compensation Policy (the “Deferred RSUs”) until such director ceases to serve on the Board:

	Shares	Deferred RSUs
Rory P. Read	615,666	—
Dr. W. Michael Barnes	112,751	0
John E. Caldwell	50,000	114,955
Henry WK Chow	0	9,374
Bruce L. Claflin	135,583	0
Craig A. Conway	9,041	0
Nicholas M. Donofrio	9,041	0
H. Paulett Eberhart	81,265	50,000
Martin L. Edelman	0	0
John R. Harding	0	0
Robert B. Palmer	88,890	114,955
Ahmed Yahia	35,000,000	0
John Byrne	129,239	—
Devinder Kumar	385,962	—
Mark D. Papermaster	186,233	—
Thomas J. Seifert	544,464	—
Lisa Su	298,716	—
All current directors and executive officers as a group (17 persons)	37,731,652	289,284

(3)	Based on 714,146,287 shares of common stock outstanding as of March 7, 2013.
(4)	The shares include 107,000,000 shares and warrants to purchase an additional 35,000,000 shares of our common stock at an exercise price of $0.01 per share (the “WCH Shares”) held by West Coast Hitech L.P., a Cayman Islands limited partnership of which West Coast Hitech G.P., LTD., a Cayman Islands corporation and wholly-owned subsidiary of Mubadala Development Company PJSC (Mubadala) is the general partner. Mr. Yahia is the Executive Director of the Mubadala Industry business unit of Mubadala and disclaims beneficial ownership of the shares. The warrants are currently exercisable.
(5)	Mr. Seifert resigned as our Chief Financial Officer, effective September 28, 2012.

EXECUTIVE OFFICERS

The following persons were our executive officers as of March 7, 2013:

Rory P. Read—Mr. Read, 51, is our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Read joined AMD as President and Chief Executive Officer on August 25, 2011. Before joining AMD, Mr. Read served as President and Chief Operating Officer of Lenovo Group, Ltd., a manufacturer and provider of computers and information technology management software, from February 2009 to August 2011, where he was responsible for leading day-to-day global operations while overseeing the development and implementation of Lenovo’s growth strategy. Prior to serving as Lenovo’s President and Chief Operating Officer, Mr. Read served as Lenovo’s Senior Vice President, Operations, from July 2006 to February 2009. During his five years at Lenovo, Mr. Read helped take the company into dynamic new markets, including Lenovo’s entry into the tablet and smartphone markets, while growing market share and expanding profitability. Prior to Lenovo, Mr. Read had a 23-year career at IBM, where he held various management positions, including Managing Partner for IBM’s Business Consulting Services division where he led the division through a successful turnaround, and Executive Vice President of Global Business Transformation, IBM Global Services, where he was responsible for worldwide leadership of IT initiatives and business transformation. Mr. Read graduated magna cum laude with a bachelor’s degree in Information Systems from Hartwick College.

John Byrne—Mr. Byrne, 42, is our Senior Vice President and Chief Sales Officer. Mr. Byrne joined AMD in 2007 as Vice President, Worldwide Graphics Sales. In 2009, he was promoted to Vice President, Channel, where he was responsible for AMD’s worldwide channel sales. In 2011, he was promoted to Vice President, Americas Region, where he was responsible for managing AMD’s Americas sales and marketing organization. In February 2012, he was promoted to Senior Vice President, Global Accounts, and in August 2012, he was appointed as Chief Sales Officer. Prior to joining AMD, Mr. Byrne was the Chief Executive Officer of Advanced Technologies, Ltd., a leading European sales and marketing organization that collaborated with global hardware and software companies, including ATI Technologies and Cyberlink, to successfully define and activate local channel sales and marketing strategies.

Devinder Kumar—Mr. Kumar, 57, is our Senior Vice President and Chief Financial Officer. Prior to being appointed as our Chief Financial Officer in January 2013, Mr. Kumar was our Senior Vice President, Corporate Controller and interim Chief Financial Officer. He was appointed as Corporate Controller in 2001, as Senior Vice President in 2006 and as interim Chief Financial Officer in September 2012. Mr. Kumar also served as our Treasurer from April 2009 to July 2010 and as our Assistant Treasurer from February 2007 to April 2009. Mr. Kumar joined AMD in 1984 as a financial analyst and spent ten years in Asia as financial controller for AMD Penang and group finance director for AMD’s Manufacturing Services Group across Singapore, Thailand, China and Malaysia. Starting in 1998, Mr. Kumar assumed several corporate roles including leadership positions in Corporate Accounting and Corporate Finance. Mr. Kumar received a bachelor’s degree from the University of Malaya, Malaysia, a master’s degree from University of California, Santa Barbara and a master’s degree in business administration from University of California, Los Angeles.

Mark D. Papermaster—Mr. Papermaster, 51, is our Senior Vice President and Chief Technology Officer. Mr. Papermaster joined AMD in October 2011. From November 2010 to October 2011, Mr. Papermaster served as Vice President of the Silicon Engineering Group of Cisco Systems, Inc., a company that designs, manufactures and sells Internet Protocol-based networking and other products related to the communications and IT industry, where he was responsible for the silicon strategy, architecture, and development for the company’s switching and routing businesses. Prior to Cisco, Mr. Papermaster served as Senior Vice President of Device Hardware Engineering at Apple Inc. from November 2008 to August 2010 responsible for iPod and iPhone hardware development. Prior to his employment at Apple, Mr. Papermaster held a number of senior leadership roles at IBM, most recently as VP of Blade Server Development from October 2006 to October 2008. He also served on the company’s technical leadership team and oversaw development of key microprocessors and blade server technologies. Mr. Papermaster is a member of the University of Texas Cockrell School of Engineering Advisory

Board, the Olin College President’s Council and the Juvenile Diabetes Research Foundation IT Advisory Committee. He also served on the Technical Advisory Board of Philips Lumileds Lighting Company, a leading manufacturer of high-power LEDs and a pioneer in the use of solid-state lighting solutions, from 2011-2012. Mr. Papermaster has a bachelor’s degree in electrical engineering from The University of Texas at Austin and a master’s degree in electrical engineering from The University of Vermont.

Lisa Su—Dr. Su, 43, is our Senior Vice President and General Manager, Global Business Units. Dr. Su joined AMD in January 2012. Prior to AMD, Dr. Su served as Senior Vice President and General Manager, Networking and Multimedia at Freescale Semiconductor, Inc., a company that designs and manufactures embedded processors, where she led the embedded communications and applications processor businesses. Dr. Su joined Freescale in 2007 as chief technology officer, where she led the company’s technology roadmap and research and development efforts. She was promoted to senior vice president and general manager, networking and multimedia in September 2008. Prior to her employment with Freescale, Dr. Su spent thirteen years with IBM in various engineering and business leadership positions, including vice president of the Semiconductor Research and Development Center responsible for the strategic direction of IBM’s silicon technologies, joint development alliances and semiconductor R&D operations. Dr. Su has served on the Board of Directors of Analog Devices since June 2012. Dr. Su has bachelor’s, master’s and doctorate degrees in electrical engineering from the Massachusetts Institute of Technology (MIT), has been published in more than 40 technical publications, and was named a Fellow of the Institute of Electronics and Electrical Engineers (IEEE) in 2009. Dr. Su was also named in MIT Technology Review’s Top 100 Young Innovators in 2002.

Harry A. Wolin—Mr. Wolin, 50, is our Senior Vice President, General Counsel and Corporate Secretary. Mr. Wolin was appointed as our Corporate Secretary in April 2010. Prior to becoming General Counsel in 2003, Mr. Wolin was our Vice President, Intellectual Property. Before joining AMD in 2000, Mr. Wolin spent twelve years at Motorola, Inc. (now known as Motorola Mobility Holdings, Inc.), a provider of technologies, products and services that enable a broad range of mobile and wireline, digital communication, information and entertainment experiences, where his last role was Vice President and Director of Legal Affairs for the Semiconductor Products Sector. Mr. Wolin received the 2008 Magna Stella award for innovative management from the Texas General Counsel Forum. He is a member of the State Bars of Arizona and Texas and is registered to practice before the United States Patent and Trademark Office. Mr. Wolin has a bachelor’s degree in chemistry from the University of Arizona and a juris doctor degree from Arizona State University. Mr. Wolin served as a member of the Board of Directors of GLOBALFOUNDRIES Inc. from February 2011 through March 4, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during 2012, none of our directors, Section 16 officers and beneficial owners of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act. In making the above statement, we have relied solely upon a review of information provided to us and upon the written representations of our directors and Section 16 officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 29, 2012 with respect to shares of our common stock that may be issued under our existing equity compensation plans. Our 2004 Plan, which was approved by our stockholders, is our only equity incentive plan available for the grant of new equity awards. Outstanding options and any full value awards are not transferable for consideration.

Equity Compensation Plan Information

	Fiscal Year Ended December 29, 2012
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	58,343,972	(1)	—	16,074,191
Options	32,941,508		$6.12	—
Awards	25,402,464		—	—
Equity compensation plans not approved by stockholders	5,230,500	(2)	—	0
Options	5,230,500		$1.73	0
Awards	0		—	0

Total	63,574,472			16,074,191

(1)	This number includes performance-based options and performance-based RSUs assuming achievement of the market-based component.
(2)	Includes 137,884 shares assumed from ATI Technologies Inc. (“ATI”) stock plans with a weighted average exercise price of $18.33 as a result of our acquisition of ATI. Also includes 4,760,157 stock options with a weighted average exercise price of $.50 and 175,658 shares of restricted stock assumed from the SeaMicro (“SM”) stock plan as a result of our acquisition of SeaMicro in March 2012. We have not made any grants under the ATI stock plans or the SeaMicro stock plan since our acquisition of ATI and SeaMicro and do not intend to grant any awards under these plans in the future. See Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 29, 2012 for additional information.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides information regarding our executive compensation program in 2012 for the following executive officers (the “Named Executive Officers”):

•	Rory P. Read, our President and Chief Executive Officer

•	Devinder Kumar, our Senior Vice President and Chief Financial Officer

•	Thomas J. Seifert, our Former Senior Vice President and Chief Financial Officer

•	John Byrne, our Senior Vice President and Chief Sales Officer

•	Mark D. Papermaster, our Senior Vice President and Chief Technology Officer

•	Lisa Su, our Senior Vice President and General Manager, Global Business Units

Executive Management Changes in 2012 and January 2013

On January 3, 2012, Dr. Lisa Su joined us as our Senior Vice President and General Manager, Global Business Units.

On August 8, 2012, John Byrne was appointed our Chief Sales Officer. Mr. Byrne was serving as our Senior Vice President and General Manager, Global Accounts immediately prior to his appointment.

On September 17, 2012, Devinder Kumar, our Senior Vice President and Corporate Controller, was appointed our interim Chief Financial Officer. Mr. Kumar replaced Thomas J. Seifert, who stepped down as our Chief Financial Officer on September 17, 2012. Mr. Seifert remained with us in a non-executive capacity until September 28, 2012, to assist Mr. Kumar’s transition to interim Chief Financial Officer. Mr. Kumar was appointed our Senior Vice President and Chief Financial Officer effective January 2, 2013.

On September 28, 2012, Mr. Seifert terminated his employment with us.

Executive Summary

This executive summary provides a brief overview of (i) our 2012 financial and operational performance and its impact on the executive compensation decisions that the Compensation Committee made in 2012 and (ii) the significant aspects of our 2012 executive compensation program.

Overview of our 2012 Financial and Operational Performance

Fiscal 2012 was a challenging year for us and for our industry. Global economic weakness and the transition to tablets as the consumer device of choice created a difficult business environment that adversely affected our 2012 financial performance. As part of our strategy to respond to these challenges, during 2012 we made strategic investments to align our business to the changing computing landscape and to position ourselves to take advantage of new opportunities in adjacent high-growth markets, announced a restructuring plan to improve our cost structure and enhance our competitiveness in core growth areas, and continued to focus on the development and launch of a number of key products.

As a result of the performance-based nature of certain of our executive compensation programs, our Named Executive Officers’ compensation in 2012 reflected the challenging year we experienced. Specifically, we did not achieve several of the performance targets under the Executive Incentive Plan (EIP) set by the Compensation Committee, which resulted in the Compensation Committee awarding annual cash performance bonuses that were significantly below their target values, and (ii) a substantial portion of the Named Executive Officers’ long-term incentive compensation is directly subject to fluctuations in the market value of our common stock, which declined last year.

The Compensation Committee believes that our ability to successfully navigate the challenging macroeconomic environment and execute on our business objectives and strategies depends in part on our ability to attract, retain and motivate a talented, entrepreneurial senior leadership team. Therefore, the Compensation Committee took certain compensation actions that were intended to, among other things, (i) promote retention and continuity within our senior leadership team—namely, in connection with the promotions of Mr. Byrne to Chief Sales Officer and Mr. Kumar to interim Chief Financial Officer after the departure of their predecessors, and (ii) enable us to attract qualified individuals to our senior leadership team in 2012—namely, Dr. Su. The Compensation Committee’s actions were taken, as in the past, with the intention of linking a significant percentage of the Named Executive Officers’ compensation to the achievement of our business objectives and strategies without encouraging or rewarding excessive risk-taking.

Significant Aspects of our 2012 Executive Compensation Program

The Compensation Committee made the following key decisions with respect to the 2012 compensation of our Named Executive Officers:

Maintained base salaries at 2011 levels, with one exception

The Compensation Committee did not increase the base salaries of any of the Named Executive Officers in 2012 other than with respect to the base salary of Mr. Byrne.

Effective February 13, 2012, the annual base salary of Mr. Byrne was increased 4.8% (from $334,000 to $350,000) in connection with his promotion to Senior Vice President and General Manager, Global Accounts. Effective July 30, 2012, the annual base salary of Mr. Byrne was increased 30% (from $350,000 to $455,000) in connection with his appointment as our Chief Sales Officer. The Compensation Committee determined that each of these increases was appropriate in recognition of (i) the significant additional responsibilities he assumed in connection with each promotion and, for the July 30, 2012 increase, as a member of our senior leadership team, and (ii) retention and continuity consideration, as well as to increase the competitiveness of his base salary.

The Compensation Committee determined not to make changes to the base salaries of the other Named Executive Officers based on its review of the competitive market data compiled by Compensia.

Reduced the target annual cash performance bonus opportunity under the EIP for Mr. Seifert

The Compensation Committee reduced the target annual cash performance bonus opportunity of Mr. Seifert under the EIP from 150% to 100%, to more closely align his target annual cash bonus opportunity with the target annual cash bonus opportunities of other chief financial officers whose total direct compensation opportunity (i.e., base salary, target cash performance bonus opportunity, and target value of long-term equity awards) fell between the 50th and 75th percentile of the competitive market data compiled by Compensia.

The 2012 target annual cash performance bonuses for each of the Named Executive Officers (except for Mr. Read) was 100% of their respective base salaries. Mr. Read’s 2012 target annual cash performance bonus was 150% of his base salary.

Revised the design of the annual cash performance bonus opportunities under the EIP

The Compensation Committee made the following design changes to the annual cash performance bonus opportunities under the EIP:

• Changed the financial measures upon which the annual cash performance bonuses are based from only non-GAAP operating income to non-GAAP net income, non-GAAP gross margin and revenue, to link the annual cash performance bonuses to financial measures that, taken together, the Compensation Committee believes provide a more comprehensive assessment of our overall financial performance; and

• Changed the weighting of the first and second six-month performance periods from 33.33% and 66.67%, respectively, to 50% and 50%, respectively, to equalize the weighting across our fiscal year.

Paid annual cash performance bonuses at below-target levels	Based on our 2012 financial results, the Compensation Committee approved annual cash performance bonuses for each of the Named Executive Officers in amounts that were significantly below their target levels.

Revised the 2012 equity award mix to include performance-based restricted stock unit awards

The Compensation Committee awarded 50% of the target value of the Named Executive Officers’ 2012 equity awards in the form of performance-based restricted stock units (“PRSUs”), with the remaining 50% of the target value equally divided between time-based restricted stock unit awards (“RSUs”) and time-based stock options.

The introduction of PRSUs was intended to reinforce the Named Executive Officers’ efforts towards the creation of stockholder value, as the vesting of the PRSUs is contingent on a significant increase in our share price over a multi-year performance period.

In general, the PRSUs awarded in 2012 vest in three equal annual installments, provided that (i) the weighted average closing price of our common stock over any 30-day period during the three-year vesting period is equal to or greater than $10.00 per share and (ii) the respective Named Executive Officer remains employed with us through the applicable vesting date.

Approved Dr. Su’s compensation as our Senior Vice President and General Manager, Global Business Units	In connection with Dr. Su’s joining us as our Senior Vice President and General Manager, Global Business Units, she signed an at-will employment offer letter. The Compensation Committee approved the material terms of this offer letter, which are discussed below under the section titled “2012 Executive Compensation Decisions—Elements of Compensation—Dr. Su’s Employment Offer Letter.”

Approved Mr. Byrne’s compensation as our Chief Sales Officer	In connection with Mr. Byrne’s appointment as our Chief Sales Officer, he signed an at-will employment offer letter. The Compensation Committee approved the material terms of this offer letter, which are discussed below under the section titled “2012 Executive Compensation Decisions—Elements of Compensation—Mr. Byrne’s Promotion Offer Letter.”

Granted retention award to Mr. Byrne	On February 15, 2012, the Compensation Committee granted Mr. Byrne 36,772 RSUs, which cliff vest on the two-year anniversary of the grant date. This retention award was granted to Mr. Byrne in recognition of retention and continuity considerations for Mr. Byrne, as our former Chief Sales Officer (whom Mr. Byrne then-directly reported to) left AMD in February 2012.

Awarded Mr. Kumar a special performance bonus

In connection with his service as AMD’s interim Chief Financial Officer, the Compensation Committee awarded Mr. Kumar a special performance bonus of $125,000, paid in one lump sum.

The performance bonus was in recognition of Mr. Kumar’s financial leadership as our interim Chief Financial Officer from September 17, 2012 through January 1, 2013.

In addition, during 2012 the Compensation Committee continued to adhere to and implement the executive compensation policies it previously adopted, namely:

•	The Compensation Committee continues to require that all equity awards granted to the Named Executive Officers be subject to our “claw-back” policy;

•	The Compensation Committee will not approve any change in control arrangement that provides for excise tax gross-ups; and

•

The Compensation Committee will not approve any change in control arrangement that provides for cash severance payments of an amount that exceeds (i) two times the sum of the executive officer’s base salary and target cash bonus, plus (ii) a prorated cash bonus for the year in which termination occurs assuming performance at target level.

2012 Stockholder Advisory Vote on Executive Compensation

The Compensation Committee has reviewed the results of the stockholder advisory vote on the compensation of our then-named executive officers conducted at our 2012 Annual Meeting of Stockholders. Based upon the report of the Inspector of Elections, this proposal received the favorable support of 93.59% of the votes cast thereon, reflecting strong stockholder support for our 2011 executive compensation program. The Compensation Committee evaluated the results of the 2012 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis in determining our 2012 executive compensation program. The Compensation Committee considered the vote results and, in light of the strong stockholder support, did not make any changes to our executive compensation program solely as a result of the 2012 advisory vote.

For the reasons discussed below, the Compensation Committee nevertheless made the following changes in the first quarter of 2013 to our executive compensation program:

Approved Mr. Kumar’s compensation as our Chief Financial Officer

In connection with Mr. Kumar’s appointment as our Chief Financial Officer, the Compensation Committee approved the following compensation and benefits:

•   An initial base salary of $500,000.

•   Continued eligibility to participate in the EIP. Mr. Kumar’s target bonus opportunity continued to be 100% of his base salary.

•    Equity awards consisting of: (i) 336,322 RSUs, which vest in three equal annual installments and (ii) 726,556 time-based stock options, which vest over three years, 33 1/3% on January 15, 2014 and 8.33% per quarter over the next eight following quarters.

•    A change in control agreement, which he entered into in February 2013 and which replaced his management continuity agreement.

•    Other health, welfare, and personal benefits described below.

Granted retention awards to certain Named Executive Officers	On January 15, 2013, the Compensation Committee granted retention awards to certain Named Executive Officers, which are intended to promote continuity and stability in our senior leadership team over the next 12 to 24 months, which is a key period for us in terms of our financial and product roadmap milestones. These retention awards are as follows:

Named Executive Officer	Cash Bonus	Shares Underlying RSUs
John Byrne	$450,000	205,450

Mark D. Papermaster	$450,000	205,450

Lisa Su	$600,000	273,935

The RSUs will vest 50% on January 15, 2014 and 50% on January 15, 2015, and the cash bonuses will be paid 50% on January 15, 2014 and 50% on January 15, 2015, in each case, subject to the respective Named Executive Officer’s continued employment through the applicable vesting and payment dates.

Executive Compensation Principles

In designing and implementing AMD’s executive compensation program, the Compensation Committee is guided by the following principles:

Design Principle	Discussion
Pay-for-performance is important

The Compensation Committee places a strong emphasis on performance-based compensation, which is intended to drive the creation of stockholder value. To this end, a significant portion of the Named Executive Officers’ total direct compensation opportunity (i.e., base salary, target cash performance bonus opportunity, and target value of long-term equity awards) is delivered in the form of a cash performance bonus and long-term equity awards.

The following graph illustrates the allocation of the total direct compensation opportunity (i.e., base salary, target cash performance bonus opportunity, and target value of long-term equity awards) of the Named Executive Officers that were employed with us at the end of 2012:

(1)    This graph does not reflect the following payments or awards, each of which does not fall within the definition of “total direct compensation opportunity”: (i) the $125,000 special performance bonus paid to Mr. Kumar; (ii) the $233,600 retention bonus paid to Mr. Byrne on November 15, 2012; (iii) the $99,922 and $112,496 performance bonuses paid to Mr. Byrne under the Sales Incentive Plan; (iv) the 36,772 RSUs granted to Mr. Byrne on February 15, 2012 as a retention award and the 226,929 stock options and 88,547 RSUs granted to Mr. Byrne on August 15, 2012 in connection with his promotion to Chief Sales Officer; (v) the $225,000 sign-on bonus and the $100,000 sign-on performance bonus (assuming performance at target) awarded to Dr. Su; and (vi) the 716,972 stock options and 299,049 RSUs granted to Dr. Su on January 15, 2012 in connection with her joining AMD.

The Compensation Committee believes that the above compensation structure and mix provided an appropriate balance for 2012 by focusing the Named Executive Officers on the goal of achieving our business objectives and strategies without encouraging or rewarding excessive risk-taking.

Design Principle	Discussion

Competitive compensation is important

The Compensation Committee generally aims to set each Named Executive Officer’s total direct compensation opportunity (i.e., base salary, target cash performance bonus opportunity, and target value of long-term equity awards) between the 50th and 75th percentile of the competitive market data compiled by Compensia. We aim to set compensation at this level to attract and retain a senior leadership team capable of executing our business objectives and strategies and managing our business in a competitive industry environment.

However, each Named Executive Officer’s total direct compensation opportunity may vary between or fall outside of the 50th and 75th percentile of the competitive market data as the result of the impact of one or more factors that the Compensation Committee deems critical to the best interests of AMD and its stockholders, as further discussed below in the section titled “Executive Compensation Framework—Competitive Pay Analysis.”

The 2012 total direct compensation opportunity for each of Messrs. Read, Seifert and Papermaster and Dr. Su fell within the 50th and 75th percentile of the competitive market data. Mr. Kumar was not an executive officer when the Compensation Committee set his 2012 total direct compensation opportunity. Mr. Byrne’s 2012 total direct compensation opportunity fell below the 50th percentile of the competitive market data due to his length of service as our Chief Sales Officer.

Align pay practices with sound risk management

The Compensation Committee endeavors to structure our executive compensation program to motivate and reward the Named Executive Officers for appropriately balancing opportunity and risk, such as investment in key initiatives designed to advance our growth in existing and new markets, while at the same time avoiding pay practices that encourage excessive risk-taking.

The Compensation Committee believes that our executive compensation program fosters our business objectives and strategies, while mitigating potentially excessive risk-taking, through the following means:

•   Multiple internal controls and approval processes intended to prevent manipulation of outcomes;

•   Pay mixes that represent an appropriate balance of base pay versus variable pay and short-term versus long-term incentives;

•   Caps on performance-based compensation opportunities;

•   Incentive programs that include multiple company-wide financial objectives (e.g., non-GAAP net income, non-GAAP gross margin, and revenue) that are quantitative and measurable;

•   Time- and performance-based vesting conditions for long-term equity awards spanning multiple years;

•   Claw-back policies/provisions; and

•   Stock ownership guidelines.

Design Principle	Discussion

Claw-back provisions/policies are in effect

We have adopted the following compensation recovery (“claw-back”) provisions/policies:

•    Form of Stock Option, RSU and PRSU Agreements. For stock option, RSU and PRSU awards granted in and after May 2010, the Compensation Committee approved the inclusion of a “claw-back” provision in our form of stock option agreement and form of RSU and PRSU agreements for employees at the level of senior vice president and above, which includes all of the Named Executive Officers. This claw-back provision provides that if the employee’s direct involvement with fraud, misconduct, or his or her gross negligence contributes to or results in AMD being required to prepare an accounting restatement due to AMD’s material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, to the extent permitted by governing law and as appropriate under the circumstances, recover all or a portion of the equity-based compensation awarded to such employee; provided that the Compensation Committee will not have the authority to recover any equity-based compensation awarded more than 18 months prior to the date of the first public issuance or filing with the SEC (whichever occurs first) of the financial document embodying such reporting requirement. The Compensation Committee may exercise this right to recovery by (without limitation) cancelation, forfeiture, repayment, and/or disgorgement of profits realized by the employee from the sale of AMD’s securities.

•    Worldwide Standards of Business Conduct. Our Worldwide Standards of Business Conduct provide that, among other things, in the event we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting laws, we may pursue all remedies to recover any incentive-based or other compensation (including equity awards) paid or granted to our employees or agents to the extent required by and permitted under applicable law.

We continue to monitor the rulemaking activities of the SEC and NYSE with respect to the development, implementation, and disclosure of claw-back provisions/policies. We intend to revise our claw-back provisions/policies in the future if and as required by applicable law.

The Named Executive Officers are subject to stock ownership requirements	All executive officers, including the Named Executive Officers, must observe our stock ownership requirements, which are as follows:
	President and/or Chief Executive Officer:	The lesser of (i) the number of shares equivalent to three times the then-current annual base salary divided by the average of the closing stock prices of AMD’s common stock for the 30-day period up to and including the Ownership Achievement Date (as defined below) or (ii) the number of shares equivalent to three times the then-current annual base salary divided by the average of the closing stock prices of AMD’s common stock for the 30-day period immediately preceding and ending on the date that the President and/or the CEO was appointed, rounded to the nearest 5,000 shares.

Design Principle	Discussion

Other Executive Officers:	The lesser of (i) the number of shares equivalent to one and one-half times the then-current annual base salary divided by the average of the closing stock prices of AMD’s common stock for the 30-day period up to and including the Ownership Achievement Date or (ii) the number of shares equivalent to one and one-half times the then-current annual base salary divided by the average of the closing stock prices of AMD’s common stock for the 30-day period immediately preceding and ending on the date that the respective executive officer was appointed, rounded to the nearest 5,000 shares.

Shares counted toward the minimum stock ownership requirements include any shares held directly or indirectly by an executive officer and shares underlying vested but unexercised stock options, with 50% of the in-the-money value or shares (as applicable) of such stock options being used for this calculation.

The time frame for compliance is the later of October 2016 or five years from first appointment as an executive officer (the “Ownership Achievement Date”).

As of December 31, 2012, each of the Named Executive Officers that remained employed with us had time remaining to obtain compliance.

The Named Executive Officers are restricted from engaging in hedging transactions in shares of our common stock	Our employees, including our Named Executive Officers, are not permitted to hedge their economic exposure to AMD equity securities, meaning that they may not engage in buying or selling puts or calls, or short-selling AMD securities.

Approval process for equity grants	Grants of stock awards to our Named Executive Officers are approved by the Compensation Committee at either a regularly scheduled meeting, a special meeting or by unanimous written consent. Generally, the grant date of a stock award is the fifteenth day of the month of the Compensation Committee’s approval or, if the Compensation Committee’s approval occurs after the fifteenth day of the month, the grant date is the fifteenth day of the following month. However, the Compensation Committee may approve grants of stock awards with a later, pre-established grant date.

Executive Compensation Framework

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is intended to (i) provide compensation and benefit programs that enable us to attract, retain, and motivate high caliber executive officers, (ii) motivate these executive officers to achieve our short-term and long-term business objectives and strategies, and (iii) support our career development and succession plans.

To implement this philosophy, the Compensation Committee has established the following objectives:

•	Link rewards to the achievement of our business objectives and strategies that are intended to drive the creation of stockholder value;

•	Provide the opportunity to reward corporate and individual performance;

•	Manage the incentives for executive officers to discourage excessive risk-taking by, among other things, balancing fixed/variable pay and short-term/long-term incentives;

•	Aim to provide an appropriate return on investment on the overall executive compensation program spending; and

•	Require equity ownership to help align the interests of our executive officers and stockholders.

Role of the Compensation Committee

The Compensation Committee regularly reviews the alignment of our executive compensation program with the strategies and needs of our business, market trends, changes in competitive practices, individual performance, company performance, and the interests of our stockholders. Based on this review, the Compensation Committee approves the compensation of the Named Executive Officers, including, without limitation, base salary, short-term incentive awards (in the form of an annual cash performance and other bonuses), long-term equity awards, and other benefits.

Role of Management

In 2012, our Chief Executive Officer, Chief Human Resources Officer, and General Counsel and Corporate Secretary worked closely with the Compensation Committee to formulate the specific plan and award designs, performance measures, and performance levels (i.e., threshold, target, and maximum) necessary to align our executive compensation program with our business objectives and strategies.

Generally, our Chief Executive Officer reviews with the Compensation Committee his performance evaluations of each of the other Named Executive Officers and his recommendations regarding base salary adjustments, short-term incentive awards, and long-term equity awards for the other Named Executive Officers. All decisions regarding the compensation of the Named Executive Officers, however, are made by the Compensation Committee. The Board of Directors and Compensation Committee conduct their own performance assessment of our Chief Executive Officer and no management recommendation is made with regard to his compensation.

While certain members of management attended the Compensation Committee’s meetings in 2012 upon invitation, they did not attend either private sessions or portions of any other meetings of the Compensation Committee where their own executive compensation determinations were made.

Assessment of Individual Performance

In general, the Named Executive Officers’ compensation is influenced by their individual performance. At least annually, the Board of Directors evaluates the performance of our Chief Executive Officer. The Compensation Committee annually assesses the performance of the Chief Executive Officer based upon the Board of Directors’ evaluation.

Each year, the Compensation Committee also assesses the performance of the other Named Executive Officers, taking into consideration our Chief Executive Officer’s evaluation of each such executive officer’s individual performance.

The assessment of the Named Executive Officers’ individual performance is an objective and subjective assessment of each executive officer’s accomplishments and contributions to us during the preceding fiscal year. For a description of how individual performance factors impacted the Named Executive Officers’ compensation in 2012, see the section titled “2012 Executive Compensation Decisions” below.

Role of the Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. During 2012, the Compensation Committee retained Compensia as its compensation consultant to provide assistance on executive and director compensation matters. Compensia advised the Compensation Committee on a variety of compensation-related matters in 2012, including:

•	Competitive pay analysis on executive compensation;

•	Pay levels of the Named Executive Officers;

•	AMD’s executive compensation program design, including short-term incentive plan design, long-term incentive plan design, and pay mix; and

•	Pay levels of the Board of Directors.

In 2012, Compensia did not provide any services to us, or receive any payments from us, other than in its capacity as a consultant to the Compensation Committee. The Compensation Committee has assessed whether the services provided by Compensia raised any conflicts of interest pursuant to the SEC rules, and has concluded that no such conflicts of interest existed.

In the course of its engagement, Compensia attended meetings of the Compensation Committee and presented its findings and recommendations for discussion. During 2012, Compensia also met with senior management to obtain and validate market data and review materials.

Competitive Pay Analysis

The Compensation Committee generally aims to set each Named Executive Officer’s total direct compensation opportunity (i.e., base salary, target annual cash performance bonus opportunity, and target value of long-term equity awards) between the 50th and 75th percentile of the competitive market data. We aim to set compensation at this level to attract and retain a senior leadership team capable of executing our business objectives and strategies and managing our business in a competitive industry environment. However, each Named Executive Officer’s total direct compensation opportunity may vary between the 50th and 75th percentile of the competitive market as the result of the impact of one or more factors that the Compensation Committee deems critical to the best interests of AMD and its stockholders, including, without limitation, retention and continuity considerations within the senior leadership team.

The 2012 total direct compensation opportunity for each of Messrs. Read, Seifert and Papermaster and Dr. Su fell within the 50th and 75th percentile of the competitive market data. Mr. Kumar was not an executive officer when the Compensation Committee set his 2012 total direct compensation opportunity. Mr. Byrne’s 2012 total direct compensation opportunity fell below the 50th percentile of the competitive market data due to his length of service as our Chief Sales Officer.

Each year, the Compensation Committee evaluates how our pay practices and the Named Executive Officers’ compensation levels compare to the competitive market for executive talent. As part of this evaluation, the Compensation Committee reviews a custom group of peer companies, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to our executive pay levels and pay policies and practices.

Methodology Used to Perform the Competitive Pay Analysis

In 2012, Compensia conducted a competitive pay analysis for the Compensation Committee using data derived from (i) a custom peer group (the “2012 Custom Peer Group”) and (ii) a custom cut of the Radford Global Technology Survey covering each of the companies included in the Custom Peer Group except Corning Incorporated (the “Industry Specific Survey Data”).

The companies comprising the Custom Peer Group for 2012 were as follows:

Company	GICS Sub-Industry
Applied Materials, Inc.	Semiconductor Equipment
Broadcom Corporation	Semiconductors
CA, Inc.	Systems Software
Corning Incorporated	Electronic Components
EMC Corporation	Computer Storage & Peripherals
Freescale Semiconductor, Ltd.	Semiconductors
Harris Corporation	Communications Equipment
Juniper Networks, Inc.	Communications Equipment
Lexmark International, Inc.	Computer Storage & Peripherals
Marvell Technology Group Ltd.	Semiconductors
Micron Technology, Inc.	Semiconductors
NetApp, Inc.	Computer Storage & Peripherals
NVIDIA Corporation	Semiconductors
QUALCOMM Incorporated	Communications Equipment
SanDisk Corporation	Computer Storage & Peripherals
Seagate Technology plc	Computer Storage & Peripherals
Symantec Corporation	Systems Software
Texas Instruments Incorporated	Semiconductors
Western Digital Corporation	Computer Storage & Peripherals

The peer companies were selected primarily based upon their (i) industry, (ii) revenues (roughly 0.5x to 3x our revenues) and (iii) market capitalization (roughly 0.5x to 20x our market capitalization), in each case, based on publicly available information as of January 4, 2012. The Compensation Committee believes that the composition of the 2012 Custom Peer Group reflects industry-comparable companies of AMD. There were no changes in the composition of the Custom Peer Group from 2011 to 2012, except that Agilent and CommScope were removed from, and Freescale was added to, the Custom Peer Group in 2012. Agilent was removed because its product offerings are more aligned with life sciences tools and services and, therefore, is not comparable to our industry, and CommScope was removed because it was acquired and no longer has publicly available information. Freescale was added because its industry, revenues and market capitalization fell within our peer group selection guidelines and it had publicly available information as a result of its 2011 public offering.

In general, the Compensation Committee used the 2012 Custom Peer Group as its primary reference source in analyzing the competitiveness of Named Executive Officers’ compensation, and used the Industry-Specific Survey Data to supplement the 2012 Custom Peer Group to develop a “market consensus” of the competitive market data.

2012 Executive Compensation Decisions

Elements of Compensation

For 2012, our executive compensation program included the following pay elements:

Pay Element	Basis of Design
Base Salary	Base salaries are provided to the Named Executive Officers as compensation for day-to-day responsibilities and services to us and to attract and retain key talent needed to manage our business. Base salaries also provide the Named Executive Officers with a consistent cash flow assuming ongoing employment.

Pay Element	Basis of Design

The base salaries of the Named Executive Officers as of the beginning and end of the 2012 fiscal year, including any adjustments made during the year, were as follows:

Name Executive Officer	Base Salary as of 1/1/12	Base Salary as of 12/29/12	Percentage increase
Rory P. Read	$1,000,000	$1,000,000	—
Devinder Kumar(1)	$405,000	$405,000	—
Thomas J. Seifert(2)	$606,000	—	N/A
John Byrne	$334,000	$455,000	36.2%
Mark D. Papermaster	$550,000	$550,000	—
Lisa Su(3)	—	$575,000	N/A

(1)    Mr. Kumar was appointed as the interim Chief Financial Officer of AMD effective September 17, 2012, and as the Chief Financial Officer effective January 2, 2013.

(2)    Mr. Seifert terminated his employment with AMD effective September 28, 2012.

(3)    Dr. Su joined AMD on January 3, 2012.

Effective February 13, 2012, the annual base salary of Mr. Byrne was increased by $16,000 in connection with his promotion to Senior Vice President, Global Accounts. Effective July 30, 2012, the annual base salary of Mr. Byrne was increased by $105,000 in connection with his appointment as our Chief Sales Officer. The Compensation Committee determined that these increases were appropriate in recognition of (i) the significant additional responsibilities he assumed in his new roles as Senior Vice President, Global Accounts and as Chief Sales Officer, respectively, and, for the July 30, 2012 increase, as a member of our senior leadership team, and (ii) retention and continuity consideration for Mr. Byrne, as well as to increase the competitiveness of his base salary.

Short-Term Incentives (in the form of an annual cash performance bonus)

Awards Made Under the EIP

Generally, short-term incentives, in the form of an annual cash performance bonus, are provided to the Named Executive Officers under the EIP, and are intended to focus the Named Executive Officers on our short-term business objectives and strategies.

Under the EIP, the amount of the Named Executive Officers’ annual cash performance bonus, if any, depends on our performance during the respective performance period, as evaluated against pre-established target levels under one or more financial measures. The financial measures and related target levels for a given performance period are approved by the Compensation Committee shortly after the commencement of the performance period.

For 2012, with the exception of Mr. Byrne, each Named Executive Officer’s annual cash performance bonus under the EIP was determined based on our performance during two semi-annual performance periods (i.e., January 1, 2012 to June 30, 2012 and July 1, 2012 to December 29, 2012). Mr. Byrne’s annual cash performance bonus under the EIP was determined based on our performance during the second semi-annual performance period as he was not eligible to participate in the EIP for the first semi-annual performance period. These performance bonuses, if earned, are paid in a single lump-sum payment after the end of the year.

The amount of the Named Executive Officers’ annual cash performance bonus was based on the following financial measures and their respective weighting for each semi-annual performance period in 2012:

Financial Measure	Weighting
Non-GAAP Net Income	40%
Non-GAAP Gross Margin	30%
Revenue	30%

“Non-GAAP net income” was calculated as our net income (loss) for the performance period based on U.S. generally accepted accounting principles (GAAP) excluding the impact of the amortization of acquired intangible assets and (i) for the first quarter of 2012: a payment related to the limited waiver of exclusivity from GLOBALFOUNDRIES (GF) pursuant to the second amendment to the wafer supply agreement between us and GF (WSA), net restructuring charges, costs related to our acquisition of SeaMicro and a tax benefit related to the SeaMicro acquisition; (ii) for the second quarter of 2012: a charge related to a legal settlement with a third party; (iii) for the third quarter of 2012: net restructuring charges; and (iv) for the fourth quarter of 2012: a lower of cost or market charge related to GFs waiver of our take-or-pay obligations under the WSA for the fourth fiscal quarter of 2012 (the “LCM Charge”), net restructuring charges and an impairment charge for certain marketable securities.

“Non-GAAP gross margin” was calculated as our GAAP gross margin for the performance period excluding the impact of (i) for the first quarter of 2012: a payment related to the limited waiver of exclusivity from GF referenced above; (ii) for the second quarter of 2012: a charge related to a legal settlement with a third party; and (iii) for the fourth quarter of 2012: the LCM Charge referenced above.

For purposes of the annual cash performance bonuses, the Compensation Committee and senior management believe that non-GAAP net income and non-GAAP gross margin provide a better depiction of our profitability and financial performance than GAAP net income and GAAP gross margin because these measures exclude items that are not indicative of our core operating performance. Specifically, the adjustments are intended to:

• Align short-term incentive awards with the underlying performance of our core business;

• Avoid volatile, artificial inflation or deflation of the short-term incentive awards due to either unusual items in the performance period or items that are not indicative of our core operating performance; and

• Eliminate certain counterproductive short-term incentives— for example, incentives to refrain from acquiring new technologies to protect bonus payments, such as our acquisition of SeaMicro in March 2012.

The Compensation Committee chose non-GAAP net income as a financial measure because it reflects our bottom-line financial performance or profitability, which the committee believes is directly tied to stockholder value creation on a short-term basis. The Compensation Committee chose non-GAAP gross margin as a financial measure because it reflects how well we control our production costs and reflects the value of incremental sales. Finally, the Compensation Committee chose revenue as a financial measure because it reflects our top line growth, which the committee believes is a strong indicator of our long-term ability to create stockholder value.

The Compensation Committee placed more relative weight on non-GAAP net income than on non-GAAP gross margin or revenue because it believed that profitability is more important for sustainable stockholder value creation.

Notwithstanding the Non-GAAP gross margin and revenue financial goals, the payment of any cash performance bonuses under the EIP for 2012 was contingent upon us achieving a pre-established minimum level of non-GAAP net income (the “Bonus Threshold”). For the first and second semi-annual performance period, the threshold level of non-GAAP net income was $104,000,000 and $0, respectively. We exceeded the threshold for the first semi-annual period but failed to meet the threshold for the second semi-annual period. As a result, the Named Executive Officers did not earn a cash performance bonus under the EIP for the second semi-annual performance period in 2012.

The following tables set forth the pre-established target levels for each of the financial measures for each of the semi-annual performance periods in 2012.
First Performance Period (i.e., January 1, 2012 to June 30, 2012) Performance Targets

	Performance Levels Established by the Compensation Committee			Actual Performance
Financial Measure	Threshold	Target	Maximum
Non-GAAP Net Income	$104,000,000	$168,000,000	$263,000,000	$138,000,000
Non-GAAP Gross Margin	43.51%	44.50%	46.48%	45.77%
Revenue	$3,077,000,000	$3,265,000,000	$3,449,000,000	$2,998,000,000

Second Performance Period (July 1, 2012 to December 29, 2012) Performance Targets

Financial Measure	Performance Levels Established by the Compensation Committee			Actual Performance
	Threshold	Target	Maximum
Non-GAAP Net Income	$0	$238,000,000	$468,000,000	$(252,000,000)
Non-GAAP Gross Margin	43.50%	45.50%	47.50%	34.81%
Revenue	$2,695,000,000	$3,316,000,000	$3,813,000,000	$2,424,000,000

Each Named Executive Officer’s annual cash performance bonus, to the extent earned, was determined based on (i) his or her base salary at the end of the respective performance period and (ii) the applicable bonus percentage (the “Bonus Opportunity”) achieved.

Accordingly, assuming the Bonus Threshold was met, the cash performance bonus formula for 2012 was as follows:

First Performance Period Portion of the 2012 Bonus	=	Base Salary in Effect at 6/30/2012	X	Bonus Opportunity (% of base salary) based upon a weighted average of AMD’s actual Non-GAAP Net Income, Non-GAAP Gross Margin and Revenue	X	1/2 weighting

Second Performance Period Portion of the 2012 Bonus	=	Base Salary in Effect at 12/29/2012	X	Bonus Opportunity (% of base salary) based upon a weighted average of AMD’s actual Non-GAAP Net Income, Non-GAAP Gross Margin and Revenue	X	1/2 weighting

The Compensation Committee set the bonus opportunity (as a percentage of base salary) for each of the Named Executive Officers to fall within the range of target annual cash bonus opportunities of executives performing similar functions whose total direct compensation opportunity fell between the 50th and 75th percentile of the competitive market data compiled by Compensia.

Each Named Executive Officer’s 2012 target annual cash performance bonus opportunity, together with his or her actual 2012 bonus, were as follows:

Named Executive Officer	Base Salary		Bonus Opportunity (% of base salary) Based Upon a Weighted Average of AMD’s Actual Non-GAAP Net Income, Non-GAAP Gross Margin and Revenue(1)			First Performance Period Potential Award Range as Percentage of Target (as weighted)	Second Performance Period Potential Award Range as Percentage of Target (as weighted)(2)	Target Performance Bonus	Actual Performance Bonus Paid
	As of 6/30/2012	As of 12/29/2012	Threshold	Target	Max
Rory P. Read	$1,000,000	$1,000,000	37.5%	150%	300%	0 to 75%	0 to 75%	$1,500,000	$568,500
Devinder Kumar	$405,000	$405,000	25%	100%	200%	0 to 50%	0 to 50%	$405,000	$153,495
Thomas J. Seifert	$606,000	— (3)	25%	100%	200%	0 to 50%	—	$606,000	— (4)
John Byrne	$350,000	$455,000	25%	100%	200%	— (5)	0 to 50%	$227,500	$0
Mark D. Papermaster	$550,000	$550,000	25%	100%	200%	0 to 50%	0 to 50%	$550,000	$208,450
Lisa Su	$575,000	$575,000	25%	100%	200%	0 to 50%	0 to 50%	$575,000	$217,925

(1)    If AMD’s performance falls between the threshold, target, and maximum achievement levels, the Bonus Opportunity is linearly interpolated to determine the actual bonus payment, assuming the Bonus Threshold is met.

(2)    AMD failed to achieve the Bonus Threshold for the second semi-annual performance period; therefore, none of the Named Executive Officers earned a performance bonus for the second semi-annual performance period.

(3)    Mr. Seifert resigned from AMD on September 28, 2012.

(4)    Mr. Seifert was not eligible to receive a cash performance bonus for 2012 due to his resignation from AMD on September 28, 2012.

(5)    Mr. Byrne was not eligible to participate in the EIP for the First Performance Period. His participation in the EIP commenced July 1, 2012.

The Compensation Committee reviews and certifies our achievement of the performance targets before any payments are made. This review and certification is generally performed at the first regularly scheduled Compensation Committee meeting following the end of the year with any payout of the cash performance bonus occurring shortly thereafter. Under the terms of the EIP, the Compensation Committee has the authority to reduce any participating Named Executive Officer’s cash performance bonus prior to payment. For 2012, the Compensation Committee did not exercise this authority in connection with any of the participating Named Executive Officers.

Other Short-Term Cash Incentive Awards

Prior to being appointed as our Chief Sales Officer in August 2012, Mr. Byrne was eligible to receive cash performance bonuses for the first and second quarter of 2012 under our Sales Incentive Plan (“SIP”). The SIP is not part of our executive compensation program for executive officers.

In connection with his participation in the SIP for the first quarter of 2012, Mr. Byrne was eligible to receive a target bonus of $85,654 based upon the achievement of pre-established target (i) revenues from certain sales within the Americas and to certain key customers, (ii) gross margin from certain sales within the Americas, and (iii) contribution margin (which is based on gross margin, but excludes controllable sales expenses) from certain sales within the Americas, with each of these performance measures weighted 32.5%, 35%, and 32.5%, respectively. The threshold bonus award was $34,262 (i.e., 40% of target) and the maximum bonus award was $256,962 (i.e., 300% of target) for the first quarter of 2012. Mr. Byrne earned a performance bonus of $99,922 under the SIP for the first quarter of 2012.

In connection with his participation in the SIP for the second quarter of 2012, Mr. Byrne was eligible to receive a target bonus of $87,500 based upon achievement of certain target (i) revenues from certain sales within the Americas and to certain key customers, (ii) gross margin from certain sales within the Americas and to certain key customers, and (iii) contribution margin (which is based on gross margin, but excludes controllable sales expenses) from certain sales within the Americas and to certain key customers, with each of these performance measures weighted 50%, 25%, and 25%, respectively. The threshold bonus award was $26,250 (i.e., 30% of target) and the maximum bonus award was $262,500 (i.e., 300% of target) for the second quarter of 2012. Mr. Byrne earned a performance bonus of $112,496 under the SIP for the second quarter of 2012.

Each of the targets applicable to Mr. Byrne’s 2012 awards under the SIP are highly confidential and we do not publicly disclose these targets. Disclosing these targets would provide competitors and other third parties with insights into AMD’s internal confidential strategic and planning processes, sales and marketing budgets and other confidential matters, which might allow our competitors to predict certain business strategies, thereby causing competitive harm. The targets were positioned to be challenging, yet attainable.

Special Performance Bonus

In connection with Mr. Kumar’s service as our interim Chief Financial Officer, the Compensation Committee awarded him a special performance bonus of $125,000, paid in lump sum.

The performance bonus was in recognition of Mr. Kumar’s financial leadership as our interim Chief Financial Officer from September 17, 2012 through January 1, 2013. Mr. Kumar did not receive any other compensation for his service as interim Chief Financial Officer.

Long-Term Incentives (in the form of PRSUs, RSUs and Stock Options)

For 2012, the Compensation Committee granted the Named Executive Officers equity awards under our 2004 Plan.

On June 15, 2012, each of the Named Executive Officers received long-term incentive awards in the form of PRSUs, RSUs and stock options. The allocation of the aggregate target values of the 2012 long-term incentives for each of the named executive officers was as follows:

The Compensation Committee believes that this award mix balances the incentives for pursuing stock price performance (primarily through PRSUs and stock options) while encouraging retention and rewarding stable value delivery (primarily through RSUs).

The PRSUs are intended to reinforce the link of the Named Executive Officers’ equity awards to the creation of stockholder value. In general, these awards vest in three equal annual installments, provided that (i) the market-based component is satisfied, meaning, in the case of the 2012 PRSUs, that the weighted average closing price of our common stock over any 30-day period during the three-year vesting period is equal to or greater than $10.00 per share, and (ii) the respective Named Executive Officer remains employed with us through the applicable vesting date. The $10.00 per share performance threshold was set by the Compensation Committee at its May 2012 meeting and was, at that time, considered to be an aggressive, yet attainable, performance target. In accordance with our standard equity grant practices (discussed above), the PRSUs were actually granted to the Named Executive Officers on June 15, 2012, when the closing price of our stock was $5.87. Consequently, as of the grant date, the PRSUs will vest only if the weighted average closing price of our common stock over any 30-day period during the three-year vesting period increases at least 70.36% from the closing price of our common stock on the grant date.

The stock options are intended to align the Named Executive Officers’ interests with our stockholders’ interests, because they will not realize any financial benefit from these awards unless our stock price appreciates. These stock options have an exercise price equal to 100% of the fair market value of our common stock on the grant date, vest one-third on the first anniversary of the grant date, and the remaining two-thirds vest at a rate of 8.333% per quarter for the following eight quarters, and expire seven years after the grant date.

The RSU awards are intended to encourage executive retention, manage share dilution, recognize individual performance, and align the Named Executive Officers’ interests with our stockholders’ interests, because the value of the award is tied to the market value of our common stock. These RSUs vest in three equal annual installments.

The Compensation Committee set the aggregate target value for the equity awards granted on June 15, 2012 to each Named Executive Officer, other than Dr. Su, to fall within the 50th and 75th percentile of the competitive market data compiled by Compensia. In determining the aggregate target value for Dr. Su’s June 15, 2012 equity award, the Compensation Committee took account of her January 1, 2012, new hire equity award. As a result, the aggregate target value of Dr. Su’s June 15, 2012, equity award was below the 50th percentile of the competitive market data.

The Compensation Committee then converted the aggregate target value of each June 15, 2012 equity award into a mix of PRSUs, RSUs and time-based stock options, with (i) the number of PRSUs determined by dividing half of the aggregate target value of the equity awards by the 30-day trailing average closing price of our common stock on the grant date, (ii) the number of RSUs determine by diving one-quarter of the aggregate target value of the equity awards by the 30-day trailing average closing price of our common stock on the grant date, and (iii) the number of time-based stock options determined by dividing one-quarter of the aggregate target value of the equity awards by the 30-day trailing average closing price of our common stock on the grant date and then multiplying by the then-current binomial discount factor.

Additionally, in approving the 2012 equity awards for the Named Executive Officers, the Compensation Committee considered an affordable annual share usage, executive retention and continuity within the senior leadership team and, in the case of Messrs. Read, Kumar, Seifert, Byrne, and Papermaster, and Dr. Su, the following individual performance factors:

•    Rory P. Read – Mr. Read’s leadership in the challenging macroeconomic environment, including, in particular, his refinements to and execution of our business strategy and our talent development objectives, as well as his expected future contributions;

•    Devinder Kumar – Mr. Kumar’s (i) contributions to our global finance function (including related financial planning and analysis), (ii) management and oversight of various treasury functions, and (iii) his expected future contributions;

•    Thomas J. Seifert – Mr. Seifert’s management and oversight of our financial functions in 2011 and the contributions the Compensation Committee then-expected Mr. Seifert to make as a continuing member of our senior leadership team;

•    John Byrne – Mr. Byrne’s personal performance in managing various additional functions within our worldwide sales organization following the departure of our former Chief Sales Officer in February 2012, and his expected future contributions;

•    Mark D. Papermaster – Mr. Papermaster’s management and oversight of our engineering, research and development (R&D) and product development organization, and his expected future contributions as a member of our senior leadership team; and

•    Lisa Su – Dr. Su’s (i) management and oversight of our global business units, which drive end-to-end business execution of our products, including strategy and product definition, (ii) management and development of our partnerships with software developers, and (iii) expected future contributions as a member of our senior leadership team.

In 2012, the Compensation Committee approved the following equity awards for the Named Executive Officers:

Named Executive Officer	Grant Date	Target Value of Time-Based Stock Options, PRSUs and RSUs Approved for Grant in 2012(1)	Shares Underlying Time- Based Stock Options(2)		Shares Underlying PRSUs(3)	Shares Underlying RSUs(4)
Rory P. Read	06/15/2012	$6,500,000	696,969		543,914	271,957
Devinder Kumar	06/15/2012	$500,000	53,613		41,839	20,919
Thomas J. Seifert(5)	06/15/2012	$2,850,000	305,594		238,485	119,242
Mark D. Papermaster	06/15/2012	$2,000,000	214,452		167,358	83,679
John Byrne	02/15/2012	$250,000	—		—	36,772	(6)
	06/15/2012	$1,000,000	107,226		83,679	41,839
	08/15/2012	$750,000	226,929	(7)	—	88,547
Lisa Su	01/15/2012	$3,250,000	716,972	(8)	—	299,049	(9)
	06/15/2012	$2,000,000	214,452		167,358	83,679

(1)    This column reflects the target value of the Named Executive Officers’ time-based stock options, RSUs and PRSUs (as applicable), which may be greater or less than the aggregate grant date fair value of such awards or the value that the respective Named Executive Officer realizes upon exercise of the time-based stock options and vesting of the PRSU and RSU awards.

(2)    With the exception of Mr. Byrne’s August 15, 2012 time-based stock option award (discussed in Note 7, below) and Dr. Su’s January 15, 2012 time-based stock option award (discussed in Note 8, below), the time-based stock options reported in this column were granted on June 15, 2012, and vest 33 1/3% on June 15, 2013 and 8.33% per quarter over the next eight following quarters.

(3)    The PRSUs reported in this column vest in three equal annual installments commencing approximately one year from the grant date if (i) the market-based component is satisfied, meaning the weighted average closing price of AMD’s common stock over any 30-day period during the three-year vesting period is equal to or greater than $10.00 per share and (ii) the respective Named Executive Officer continues his or her employment with AMD through the applicable vesting date.

(4)    With the exception of Mr. Byrne’s February 15, 2012 RSU award (discussed in Note 6) and Dr. Su’s January 15, 2012 RSU award (discussed in Note 9, below), the RSUs reported in this column vest in three equal annual installments on each of August 9, 2013, August 9, 2014 and August 9, 2015.

(5)    In connection with Mr. Seifert’s resignation from AMD on September 28, 2012, he forfeited all of his PRSUs, RSUs and time-based stock options awarded for 2012.

(6)    These RSUs relate to the retention equity awards granted to Mr. Byrne on February 15, 2012 in connection with his appointment as our Senior Vice President and General Manager, Global Accounts, as further discussed below in the section titled “2012 Executive Compensation Decisions—Retention Awards.” These RSUs cliff vest on the two-year anniversary of the grant date.

(7)    These August 15, 2012 time-based stock options, which were granted to Mr. Byrne in connection with his appointment as our Chief Sales Officer, will vest 33 1/3% on August 15, 2013 and 8.33% per quarter over the next eight following quarters.

(8)    These January 15, 2012 time-based stock options, which were granted to Dr. Su in connection with her hire as our Senior Vice President and General Manager, Global Business Units, will vest 33 1/3% on January 15, 2013 and 8.33% per quarter over the next eight following quarters.

(9)    The RSUs granted to Dr. Su on January 15, 2012, in connection with her hire as our Senior Vice President and General Manager, Global Business Units, will vest in three equal annual installments commencing approximately one year from the grant date.

Retention Awards	On February 15, 2012, the Compensation Committee granted Mr. Byrne 36,772 RSUs, which cliff vest on the two-year anniversary of the grant date. This retention award was granted to Mr. Byrne in recognition of (i) his promotion to Senior Vice President and General Manager, Global Accounts and (ii) retention and continuity considerations for Mr. Byrne, as our former Chief Sales Officer (whom Mr. Byrne then-directly reported to) left AMD in February 2012.

Dr. Su’s Employment Offer Letter

In connection with Dr. Su’s joining us as our Senior Vice President and General Manager, Global Business Units, she entered into an employment offer letter with us. Pursuant to the terms of her offer letter, which provides for “at-will” employment, Dr. Su is entitled to receive the following compensation and benefits:

•    An initial base salary of $575,000.

•    A lump sum, sign-on bonus of $225,000. This sign-on bonus is subject to a claw-back provision that provides if (i) Dr. Su’s employment with us terminates (other than in connection with a company-wide or department-wide reduction-in-force) (a) less than 13 full months after her start date, she must repay us the full amount of the sign-on bonus or (b) at least 13 full months after her start date but less than 24 full months after her start date, she must repay us the full amount of the sign-on bonus, less 8.33% for each full month of employment completed after the 12th month of employment and/or (2) Dr. Su receives a bonus from her prior employer in connection with her prior employer’s performance for the second half of 2011, she must repay us the amount of such bonus, effectively reducing (but not below zero) the amount of the sign-on bonus. This sign-on bonus was intended to compensate Dr. Su for forfeited bonus awards that she may have been eligible to receive had she remained employed with her prior employer.

•    A performance bonus up to $100,000. Fifty percent (50%) of the performance bonus is payable upon our achievement of the pre-established “target” levels for the two semi-annual performance periods (i.e., January 1, 2012 to June 30, 2012 and July 1, 2012 to December 29, 2012) of the following performance measures approved by the Compensation Committee under the EIP: non-GAAP net income, non-GAAP gross margin and revenue; 25% of the performance bonus is payable upon the achievement by the SeaMicro business, a company we recently acquired, of certain subjective integration objectives; and 25% of the performance bonus is payable upon her (i) successful integration of product marketing and select engineering teams for graphics, semi-custom, and server businesses by the end of 2012, (ii) successful staffing of key managerial positions in her division, and (iii) ability to work across company functions to structure responsibilities and collaborate with our engineering, sales, marketing and operations functions, in each case, as subjectively determined by Mr. Read and the Compensation Committee for the performance period ended December 29, 2012. In February 2013, the

Compensation Committee awarded Dr. Su $68,950 of the performance bonus. This performance bonus was intended to compensate Dr. Su, in part, for forfeited equity awards that she may have been eligible to receive had she remained employed with her prior employer. For further discussion of the pre-established “target” levels of non-GAAP net income, non-GAAP gross margin and revenue, see the section titled “2012 Executive Compensation Decisions – Short-Term Incentives” below.

•    Eligibility to participate in the EIP. Dr. Su’s initial target bonus opportunity was set at 100% of her base salary.

•    Equity awards consisting of: (i) 299,049 RSUs, which vest in three equal annual installments and (ii) 716,972 time-based stock options, which vest over three years, 33 1/3% on January 15, 2013 and 8.33% per quarter over the next eight following quarters.

•    A change in control agreement.

•    Other health, welfare, and personal benefits described below.

Dr. Su’s base salary, target cash performance bonus under the EIP, and long-term equity awards were set by the Compensation Committee to fall within the range of the base salaries, target cash performance bonuses, and long-term equity awards of executives performing similar functions whose total direct compensation opportunities fell between the 50th and 75th percentile of the competitive market data compiled by Compensia.

Mr. Byrne’s Promotion Offer Letter

In connection with Mr. Byrne’s appointment as our Chief Sales Officer, he entered into an employment offer letter with us. Pursuant to the terms of his offer letter, which provides for “at-will” employment, Mr. Byrne is entitled to receive the following compensation and benefits:

•    An initial base salary of $455,000.

•    Eligibility to participate in the EIP. Mr. Byrne’s initial target bonus opportunity was set at 100% of his base salary.

•    Increased the cash retention bonuses payable under Mr. Byrne’s retention bonus award agreement granted on October 25, 2011. Under the revised award agreement, his retention bonuses payable on November 15, 2012 and November 15, 2013 were both increased from $133,600 to $233,600, respectively.

•    Equity awards consisting of: (i) 88,547 RSUs, which vest in three equal annual installments and (ii) 226,929 time-based stock options, which vest over three years, 33 1/3% on August 15, 2013 and 8.33% per quarter over the next eight following quarters.

•    A change in control agreement.

•    Other health, welfare, and personal benefits described below.

The above actions were taken in recognition of (i) the significant additional responsibilities Mr. Byrne assumed in his new role and as a member of our senior leadership team and (ii) retention and continuity considerations for Mr. Byrne, as well as to increase the competitiveness of his base salary, target cash performance bonus, and long-term equity awards. Mr. Byrne’s base salary, target cash performance bonus under the EIP, and long-term equity awards were set by the Compensation Committee to fall within the range of the base salaries, target cash performance bonuses, and long-term equity awards of executives performing similar functions whose total direct compensation opportunities fell between the 50th and 75th percentile of the competitive market data compiled by Compensia.

Deferred Compensation

In 2012, the Named Executive Officers were eligible to participate in our Deferred Income Account Plan (the “DIA”). Participation in the DIA is intended to assist the Named Executive Officers in their retirement planning, as well as restore Company contributions that are lost due to IRS limits applicable to contributions in our Section 401(k) plan.

For further information about the DIA, see the “2012 Nonqualified Deferred Compensation Table” below.

Health, Welfare, and Other Personal Benefits (Perquisites)

In 2012, a broad population of our employees, including the Named Executive Officers, were eligible to receive the following health, welfare, and other personal benefits:

•    Participation in our U.S. benefit programs, including our Section 401(k) plan, health care coverage, paid time-off, and paid holidays;

•    Company matching contributions under our Section 401(k) plan, which were equal to 75% of an employee’s annual contribution, up to the first 6% of compensation deferred under the plan; and

•    Patent awards, if earned.

In addition to the above, our Named Executive Officers were eligible to receive an annual physical examination, reimbursement for certain relocation expenses and executive life insurance.

As previously disclosed, Mr. Read’s employment agreement entitles him to, among other things, relocation benefits consisting of: (i) two house hunting trips; (ii) packing, moving, and storage costs; (iii) trips between his prior home in Raleigh, North Carolina and Austin, Texas; (iv) temporary living and car rental; (v) an incidental allowance of $12,500; (vi) marketing assistance with the sale of his home; (vii) home-loss protection to the extent the sale price of his home is less than the original purchase price; (viii) a home buyout option in the event Mr. Read is unable to sell his home within the first 12 months of his employment with the Company; (ix) a tax gross-up on the home loss protection; (x) normal non-recurring closing costs on the sale of his prior residence and purchase of his new residence; and (xi) other approved reasonable expenses. These relocation expenses, other than the home loss protection and tax gross-up on the home loss protection, are subject to a claw-back provision in the event Mr. Read’s employment is terminated within two years of his hire date. In 2012, in accordance with Mr. Read’s employment agreement, we purchased the home from Mr. Read for $790,000, the home’s fair market value based on the average of two independent appraisals. We paid Mr. Read $180,000 for home-loss protection (as a result of our purchasing the home for $180,000 less than the amount he originally paid) and a tax gross-up payment of $64,731 on that home-loss protection payment. We subsequently sold the property for $745,000, for a loss of $45,000. We do not consider the loss we incurred on the resale as compensation to Mr. Read, as we paid fair market value for the property based on the average of two independent appraisals.

We also provide or reimburse for air and other travel for the Named Executive Officers for business purposes only, which includes air travel on an aircraft that is privately chartered by AMD. From time-to-time, a spouse may accompany the Named Executive Officers on such travel if requested by AMD to travel on company-related business. Other family members from time to time may be allowed to accompany the Named Executive Officer on business trips on a charted aircraft because there is no incremental cost to AMD.

The health, welfare, and other personal benefits described above are intended to be part of a competitive overall compensation program and help attract and retain employee talent.

For further information regarding the health, welfare, and other personal benefits paid to the Named Executive Officers during 2012, see the “2012 Summary Compensation Table” below.

Other Aspects of Our Executive Compensation Program

Management Continuity Agreements, Change in Control Agreements and Other Change in Control Arrangements

We have entered into a management continuity agreement, change in control arrangement or other change in control agreement with each of the Named Executive Officers. These arrangements are designed to encourage the Named Executive Officers’ continued services in the event of a potential change in control of AMD and to allow for a smooth leadership transition upon such a change in control. In addition, these arrangements are intended to provide incentives to the Named Executive Officers to effectively execute the directives of our Board of Directors, even in the event that such actions may result in the elimination of a Named Executive Officer’s position.

Under the terms and conditions of these arrangements, a Named Executive Officer is eligible to receive certain specified compensatory payments and benefits only if (i) a “change in control” of AMD occurs and (ii) the Named Executive Officer’s employment is terminated or the Named Executive Officer is constructively discharged within two years of the change in control. The Compensation Committee believes this structure strikes a balance between our incentive arrangements and our executive hiring and retention objectives without providing “windfall” payments and benefits to any Named Executive Officers who continue to enjoy employment with an acquiring entity following a change in control of AMD.

We have a policy of not entering into any new management continuity agreements, change in control agreements and other change in control arrangements containing an excise tax gross-up provision. Neither Mr. Read’s change in control arrangement, nor the change in control agreements of Messrs. Byrne and Papermaster or Dr. Su provide for an excise tax gross-up. As of December 29, 2012, Mr. Kumar was covered under a management continuity agreement, which he entered into prior to the adoption of this policy. In February 2013, Mr. Kumar entered into a change in control agreement that complies with this policy and replaces his management continuity agreement.

We have a policy of not entering into any new change in control arrangement with any executive officer that provides him or her with a cash severance payment (upon both a change in control of AMD and a subsequent termination of employment) in excess of (i) two times the sum of the respective executive officer’s base salary and target annual cash bonus opportunity, plus (ii) a prorated cash bonus for the year in which the termination of employment occurs assuming performance at target level. Mr. Read’s change in control arrangement and the change in control agreements of Messrs. Byrne and Papermaster and Dr. Su comply with this limitation. As of December 29, 2012, Mr. Kumar was covered under a management continuity agreement, which he entered into prior to the adoption of this policy. In February 2013, Mr. Kumar entered into a change in control agreement that complies with this policy and replaces his management continuity agreement.

For a detailed description of the payments and benefits payable under these arrangements, see the section titled “Executive Compensation—Severance and Change in Control Arrangements” below.

Severance Arrangements

Under the terms of Mr. Read’s employment agreement, he is eligible to receive certain specified payments and benefits in the event that his employment is terminated as further described in the section titled “Executive Compensation—Employment and Related Agreements” below.

Except for Mr. Read and as discussed in the section titled “—Management Continuity Agreements, Change in Control Agreements and Other Change in Control Arrangements” above, we are not under any contractual obligation to provide severance payments and benefits to any of the Named Executive Officers.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of nonperformance-based compensation paid to our Chief Executive Officer and any of our three other most highly compensated executive officers (other than our Chief Financial Officer), to $1 million in any tax year. In establishing the total compensation opportunities for such executives, the Compensation Committee considers the effect of Section 162(m).

Our objectives and strategies may not always be consistent with the requirements of Section 162(m) for full deductibility of the compensation paid to our executives. Accordingly, deductibility for purposes of Section 162(m) is just one consideration and not the determinative factor in setting our executives’ compensation, and certain compensation paid by us in the future may not be fully deductible for purposes of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in AMD’s proxy statement for our 2013 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

March 11, 2013

H. Paulett Eberhart, Chair

John E. Caldwell

Craig A. Conway

Nicholas M. Donofrio

COMPENSATION POLICIES AND PRACTICES

The Compensation Committee reviewed our compensation policies and practices for employees generally and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on AMD.

In reaching this conclusion, the Compensation Committee, with the assistance of management, assessed the Company’s executive and broad-based compensation programs to determine if any of them created undesired or excessive risks of a material nature. The assessment included (i) a review of the Company’s compensation policies and practices for employees generally, (ii) identification of the risks that could result from such policies and practices, (iii) identification of the risk mitigators and controls, and (iv) analysis of the potential risks against the risk mitigators and controls and AMD’s business strategy and objectives. Although the Compensation Committee reviewed all of AMD’s compensation programs, the Compensation Committee focused on the programs that have variability of payout and in which employees could directly affect the payout of incentives. These programs included AMD’s EIP, 2005 Annual Incentive Plan, Sales Incentive Plan and 2004 Plan.

In performing the assessment and reaching its conclusion, the Compensation Committee noted the following factors that reduce the likelihood of undesired or excessive risk-taking:

•	Our overall compensation levels are competitive with the market.

•	Our compensation practices and policies appropriately balance base pay versus variable pay and short-term versus long-term incentives.

•

Although AMD’s EIP, 2005 Annual Incentive Plan and Sales Incentive Plan have variability of payout, any potential risks associated with such plans are controlled or mitigated by one or more of the following: (i) the performance goals being multi-dimensional (e.g., non-GAAP net income, non-GAAP gross margin, and revenue), thereby increasing the range of performance over which incentives are paid; (ii) the performance goals being aligned with AMD’s business strategies and objectives and being quantitative financial measures; (iii) the use of sliding payout scales, with the payouts in certain instances being linearly interpolated for performance falling between threshold, target and maximum achievement levels; (iv) the ability of the Compensation Committee and/or management to exercise discretion to reduce payouts; (v) the existence of multiple internal controls and approval processes that are intended to mitigate manipulation of performance; and (vi) the incentive opportunities being capped.

•

Although the grant of equity awards under AMD’s 2004 Plan could incentivize employees to, among other things, focus on increasing AMD’s short-term stock price rather than the creation of stockholder value, that risk is controlled by one or more of the following: (i) awarding a combination of stock options, PRSUs and RSUs; (ii) the vesting provisions of stock options and RSUs occurring over a multi-year period and the vesting of PRSUs being contingent on a significant increase in our share price over a multi-year performance period; and (iii) AMD’s stock ownership guidelines for our executive officers. In addition, AMD prohibits its employees, including the Named Executive Officers that remain employed with AMD, from engaging in certain hedging transactions in its securities.

•	We have implemented claw-back provisions and policies, as described in more detail above.

EXECUTIVE COMPENSATION

The following table shows compensation information for the individuals serving as our Chief Executive Officer and Chief Financial Officer (including our former Chief Financial Officer) during 2012 and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the 2012.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)
Rory P. Read(7)	2012	$1,000,002	$0	$3,744,848	$1,596,407	$568,500	$388,571	(17)	$7,298,328
President and Chief Executive Officer	2011	$353,847	$1,530,770	$6,746,597	$6,953,314	$0	$25,823		$15,610,351

Devinder Kumar(8)	2012	$423,689	$125,000	$288,059	$122,801	$153,495	$19,060		$1,132,104
Senior Vice President, Chief Financial Officer	2011	$—	$—	$—	$—	$—	$—		$—
	2010	$—	$—	$—	$—	$—	$—		$—

Thomas J. Seifert(9)	2012	$494,826	$0	$1,641,966	$699,963	$0	$63,057		$2,899,812
Former Chief Financial Officer	2011	$566,046	$746,000	$1,150,305	$1,079,262	$227,945	$14,902		$3,784,460
	2010	$524,992	$207,506	$1,100,000	$590,718	$842,494	$139,629		$3,405,339

John Byrne(10)	2012	$392,175	$233,600	$1,215,575	$624,505	$212,418	$21,811		$2,700,084
Senior Vice President and Chief Sales Officer	2011	$—	$—	$—	$—	$—	$—		$—
	2010	$—	$—	$—	$—	$—	$—		$—

Mark D. Papermaster(11)	2012	$549,994	$0	$1,152,260	$491,202	$208,450	$54,712		$2,456,618
Senior Vice President, Chief Technology Officer	2011	$105,768	$450,000	$1,610,847	$1,105,324	$0	$342		$3,272,281

Lisa Su(12)	2012	$572,784	$225,000	$2,844,877	$2,004,874	$286,875	$77,036		$6,011,446
Senior Vice President, General Manager, Global Business Units

(1)	For 2012, salary amounts also reflect the following: for Mr. Kumar, $18,692 representing a cash out of a portion of accrued vacation and $31,154 representing a payment for a sabbatical for which Mr. Kumar had satisfied eligibility requirements; and for Mr. Seifert, $40,320 representing a cash out of accrued vacation upon resignation.
(2)	For 2012, bonus amounts consist of: for Mr. Kumar, a special performance bonus of $125,000 in connection with Mr. Kumar’s service as interim Chief Financial Officer from September 17, 2012 through January 1, 2013; for Mr. Byrne, a retention bonus of $233,600; for Dr. Su, a sign-on bonus of $225,000. See “2012 Compensation Discussion and Analysis,” for further information. For 2011, bonus amounts consist of: for Mr. Read, his sign-on bonus of $1,000,000 and his performance bonus for 2011, which was guaranteed per the terms of his at-will Employment Agreement, of $530,770; for Mr. Seifert, a special performance bonus for his service as Interim CEO from January 10, 2011 to August 25, 2011; and for Mr. Papermaster, his sign-on bonus. For 2010, bonus amount represents a special performance bonus for Mr. Seifert in recognition of strong individual performance in 2010. Up to half of Mr. Read’s 2011 sign-on bonus must be repaid by Mr. Read if he is not employed by us on August 25, 2013 for any reason other than a Covered Termination (as defined in the Employment Agreement).
(3)	Amounts shown represent the aggregate grant date fair value of the RSUs granted in the year indicated computed in accordance with FASB ASC Topic 718, except no assumptions for forfeiture were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 29, 2012. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown. In addition, for 2012, the amounts shown include the grant date fair value of the PRSU’s awarded in 2012 to each Named Executive Officer, as set forth in the table below, that vest in three equal annual installments commencing approximately one year from the grant date if (a) the market-based component is satisfied, meaning the weighted average closing price of AMD’s common stock over any 30-day period during the three-year vesting period is equal to or greater than $10.00 per share and (b) the respective Named Executive Officer continues his employment with AMD through the applicable vesting date. The grant date fair value of the PRSUs is based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, except no assumptions for forfeitures were included. The grant date fair value attributed to each PRSU granted in 2012 is set forth below and is not subject to probable or maximum outcome assumptions.

Named Executive Officer	Grant Date	Shares Underlying PRSUs (#)	Grant Date Fair Value ($)
Rory P. Read	06/15/2012	543,914	$3,192,775
Devinder Kumar	06/15/2012	41,839	$245,595
Thomas J. Seifert	06/15/2012	238,485	$1,399,907
John Byrne	06/15/2012	83,679	$491,196
Mark D. Papermaster	06/15/2012	167,358	$982,392
Lisa Su	06/15/2012	167,358	$982,392

(4)	Amounts shown represent the aggregate grant date fair value of option awards granted in the year indicated computed in accordance with FASB ASC Topic 718, except no assumptions for forfeiture were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 29, 2012. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of AMD’s stock price over the exercise price, if any, on the date the option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(5)	For all Named Executive Officers except Mr. Byrne and Dr. Su, the amounts shown represent the annual cash performance bonuses earned under the EIP. For Dr. Su, the amount also includes a performance bonus of $68,950 pursuant to her at-will employment offer letter. For Mr. Byrne, the amount represents cash performance bonuses under our SIP for the first and second quarters in 2012. Mr. Byrne ceased to be eligible to participate in the SIP beginning July 1, 2012 when he started participating in the EIP. Pursuant to the EIP, the bonus awards were based on our performance during two semi-annual performance periods (i.e., January 1, 2012 to June 30, 2012 and July 1, 2012 to December 29, 2012) as evaluated against pre-established target levels under the following company-wide financial measures: revenue, non-GAAP gross margin and non-GAAP net income. Notwithstanding the revenue and non-GAAP gross margin financial goals, the payment of any cash performance bonuses under the EIP for 2012 was contingent upon AMD achieving a pre-established minimum level of non-GAAP net income (the “Bonus Threshold”). We exceeded the Bonus Threshold for the first semi-annual period but failed to meet the Bonus Threshold for the second semi-annual period. As a result, the Named Executive Officers did not earn a cash performance bonus under EIP for the second semi-annual performance period in 2012. See “2012 Compensation Discussion and Analysis,” above, for further information.

(6)	All Other Compensation consists of the following amounts:

Name	Matching Contributions to 401(k)	Life Insurance Premiums Paid by Company	Relocation and Related Expenses		Spousal Travel at Company Request (14)	2012 Tax Gross Up(15)	Company Contribution Under Deferred Income Account Plan	Other		Total
Rory P. Read	$11,250	$2,484	$215,283	(13)	$56,982	$102,572	$0	$0		$388,571
Devinder Kumar	$11,250	$1,006	$0		$0	$0	$6,804	$0		$19,060
Thomas J. Seifert	$11,250	$1,102	$0		$23,857	$13,684	$0	$13,164	(16)	$63,057
John Byrne	$11,250	$1,490	$0		$5,765	$3,306	$0	$0		$21,811
Mark D. Papermaster	$11,250	$1,366	$0		$23,934	$18,162	$0	$0		$54,712
Lisa Su	$11,250	$1,428	$0		$40,899	$23,459	$0	$0		$77,036

(7)	Mr. Read joined AMD in August 2011.
(8)	Mr. Kumar was appointed as our interim Chief Financial Officer effective September 17, 2012 and as our Chief Financial Officer effective January 2, 2013 and in connection with such appointment, was designated an executive officer by our Board of Directors. Accordingly, we have only included compensation information for Mr. Kumar for 2012.
(9)	Mr. Seifert resigned from AMD effective September 28, 2012.
(10)	Mr. Byrne was appointed as our Chief Sales Officer effective August 2012 and in connection with such appointment, was designated an executive officer by our Board of Directors. Accordingly, we have only included compensation information for Mr. Byrne for 2012.
(11)	Mr. Papermaster joined AMD in October 2011.
(12)	Dr. Su joined AMD in January 2012.
(13)	In accordance with the terms of Mr. Read’s at-will Employment Agreement, he received certain relocation benefits in 2012, including $180,000 for home-loss protection as a result of our purchase price of his primary residence in Raleigh, North Carolina being less than the amount he originally paid, $28,752 for packing, moving and storage costs and temporary accommodation, and $6,531 for costs related to the sale of his old residence in North Carolina and the purchase of his new residence in Texas. We do not consider the difference between our purchase price for Mr. Read’s residence (which was based on the average of two independent appraisals) and the ultimate price we sold the home, which was a loss of approximately $45,000, to be compensation to Mr. Read. Therefore, this amount is not included in the 2012 Summary Compensation Table or the “All Other Compensation” column, above. See “2012 Compensation Discussion and Analysis” for additional information.

(14)	This amount represents the direct costs of commercial airline travel and/or other travel expenses paid for by AMD for a spouse of a Named Executive Officer who accompanied the Named Executive Officer on certain business trips where the spouse’s participation was requested by AMD.
(15)	This amount represents a tax gross up for imputed income attributed to a Named Executive Officer for travel and related expenses by a spouse who accompanied the Named Executive Officer on business trips at the Company’s request. For Mr. Read, this amount also includes a tax gross up of $65,859 for certain taxable relocation expenses.
(16)	Represents legal fees paid by AMD to Mr. Seifert’s legal counsel in connection with his resignation.
(17)	This amount largely reflects one-time, non-recurring relocation benefits and associated tax gross-ups provided to Mr. Read pursuant to the terms of his Employment Agreement in connection with his relocation from Raleigh, North Carolina to our offices in Austin, Texas, as disclosed more fully in Note 6 to this Summary Compensation Table. Other than as disclosed in this Summary Compensation Table and the “All Other Compensation” column, we do not expect to incur any additional expenses associated with Mr. Read’s relocation benefits and associated tax gross-ups.

2012 NONQUALIFIED DEFERRED COMPENSATION

Messrs. Kumar and Seifert are the only Named Executive Officers who participate in the Deferred Income Account Plan (“DIA”), a non-qualified deferred compensation plan. Except for amounts deferred and vested prior to January 1, 2005, the DIA is subject to Section 409A of the Code. The following table shows certain information for these executives under the DIA for 2012.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
(a)	(b)	(c)	(d)	(e)	(f)
Devinder Kumar	$126,639	$6,804	$92,123	$0	$1,005,073
Thomas J. Seifert(6)	$68,384	$0	$3,490	$0	$71,874

(1)	Of the amounts shown, $101,249 for Mr. Kumar is included in the “Salary” column of the 2012 Summary Compensation Table. The remaining amount for Mr. Kumar and the entire amount for Mr. Seifert represent non-equity incentive compensation under the EIP earned in 2011 that would have been paid in 2012 if it had not been deferred under the DIA.
(2)	This amount is included in the “All Other Compensation” column of the 2012 Summary Compensation Table and reflects contributions by AMD that posted in 2013 but are applicable to 2012.
(3)	Represents the net amounts credited to the DIA accounts of Messrs. Kumar and Seifert as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market or preferential earnings (within the meaning of 17 CFR Section 229.402(c)(2)(viii)), and thus are not reported in the 2012 Summary Compensation Table.
(4)	This amount includes $68,384 for Mr. Seifert that was previously reported as compensation in the Summary Compensation Table in previous years.
(5)	Does not include amount in column (c) because our contribution to Mr. Kumar’s DIA posted in 2013, although it was applicable to 2012.
(6)	Mr. Seifert resigned from AMD, effective September 28, 2012. Pursuant to the terms of the DIA, participants must be employed with AMD as of the end of the applicable year to be eligible to receive a contribution to their DIA account from AMD. Therefore, Mr. Seifert did not receive a contribution for 2012. In addition, pursuant to the terms of the DIA, Mr. Seifert will receive a distribution of the first installment of his DIA account balance in 2013 with the remaining balance of the DIA paid in equal installments in 2014 and 2015.

We maintain the DIA which allows eligible employees, including the Named Executive Officers, to voluntarily defer receipt of a portion of their salary, bonus and any commission payments until the date or dates selected by the participant. Participants may defer up to 50% of annual base salary and/or 100% of commissions and bonuses. Earnings on the deferred accounts are based on the performance of the investment funds selected by the participants. Participants make a deferral election prior to the year in which the compensation is earned that may not be terminated or changed during the year for which it was made. Generally, we make a discretionary contribution to the participant’s account if his/her annual base salary minus Section 401(k) contribution before the deferral is greater than the compensation limit for 401(k) plans. The contribution, if any, is equal to the lesser of (i) 50% of the deferred compensation credited to the participant’s account for the year and (ii) a discretionary percentage of the participant’s base salary in excess of the eligible 401(k) compensation limit for the year minus the participant’s 401(k) contributions. For 2012, AMD’s discretionary contribution percentage under option (ii) above was 4.5%. We did not make any contributions to Mr. Seifert’s account for 2012 because pursuant to the terms of the DIA, participants must be employed with AMD as of the end of the fiscal year to receive a matching contribution, and Mr. Seifert resigned as an employee in September 2012. Participants are 100% vested in the value of their accounts. Participants may select their desired benchmark investment fund(s) in which their accounts are deemed to be invested and may change their investment elections at any time, with such change effective from the next business day. The amount of investment gain or loss that is credited to the participant’s account depends on the participant’s investment election. For 2012, we utilized the investment funds, except the Lifestyle Funds, available under variable life insurance policies insured by John Hancock Life as the benchmark investment funds. For Mr. Kumar, the investment return was calculated by taking the aggregate gain or loss in 2012 and dividing it by aggregate balance as of the beginning of 2012. Because Mr. Seifert began participating in the DIA during 2012 and did not have a balance in his account at the beginning of 2012, we calculated his investment return by using the dollar weighted rate of return, also known as the internal rate of return. For 2012, the investment return credited to the DIA accounts of Messrs. Kumar and Seifert were 11.7% and 5.1%, respectively, based on their investment elections for their DIA accounts.

The DIA accounts are distributed following a participant’s termination of employment with us unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). At the time a participant makes his/her deferral election, he/she may elect a different form of distribution for such year’s deferred compensation. The participant may elect a single lump sum distribution or annual installment distributions over three to ten years. The default form of distribution is a single lump sum. A participant may change the form of distribution election, subject to the terms of the DIA.

A participant may elect to withdraw all or part of his/her account while employed by us, subject to the terms of the DIA. The in-service withdrawal date must be at least two years after the plan year in which the election was made. An in-service withdrawal date may be changed, subject to the terms under the DIA. An unscheduled payment may also be made, subject to the terms of the DIA.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 29, 2012.

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)	(i)		(j)
Rory P. Read								478,000	(2)	$1,089,840
								271,957	(3)	$620,062
											287,000	(4)	$654,360
											543,914	(5)	$1,240,124
	615,666	1,231,334	(6)			$6.37	8/25/2018
	0	696,969	(7)			$5.87	6/15/2019
	0			739,000	(8)	$6.37	8/25/2018

Devinder Kumar								14,587	(9)	$33,258
								24,540	(10)	$55,951
								20,919	(3)	$47,695
											41,839	(5)	$95,393
	730	0				$5.64	8/15/2015
	730	0				$2.43	11/15/2015
	77,800	0				$2.21	12/15/2015
	730	0				$2.42	2/15/2016
	26,875	0				$4.01	5/15/2016
	26,875	0				$3.69	8/15/2016
	6,111	0				$3.80	2/15/2015
	15,555	0				$3.80	2/15/2015
	1,944	0				$3.80	5/15/2015
	902	0				$3.80	2/15/2015
	270	0				$3.80	5/15/2014
	270	0				$3.80	8/15/2014
	270	0				$3.80	11/15/2014
	50,000	0				$6.19	10/15/2016
	26,875	0				$6.53	11/15/2016
	26,875	0				$7.87	2/15/2017
	18,229	3,646	(11)			$8.80	5/15/2017
	18,229	3,646	(11)			$6.49	8/15/2017
	18,229	3,646	(11)			$7.57	11/15/2017
	18,228	3,647	(11)			$8.60	2/15/2018
	36,807	36,813	(12)			$7.50	6/15/2018
	0	53,613	(7)			$5.87	6/15/2019

Thomas J. Seifert(18)
	229,166	0				$6.19	10/15/2016
	46,874	0				$8.80	5/15/2017
	46,874	0				$6.49	8/15/2017
	46,874	0				$7.57	11/15/2017
	46,874	0				$8.60	2/15/2018
	127,802	0				$7.50	6/15/2018

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

John Byrne							8,336	(9)	$19,006
							18,405	(10)	$41,963
							36,772	(13)	$83,840
							41,839	(3)	$95,393
							88,547	(3)	$201,887
										83,679	(5)	$190,788
	5,001	0			$6.45	2/15/2015
	1,667	0			$7.41	5/15/2015
	1,667	0			$5.64	8/15/2015
	5,208	0			$4.01	5/15/2016
	5,208	0			$3.69	8/15/2016
	1,200	0			$3.80	7/27/2016
	15,625	0			$6.53	11/15/2016
	15,625	0			$7.87	2/15/2017
	10,416	2,084	(11)		$8.80	5/15/2017
	10,416	2,084	(11)		$6.49	8/15/2017
	10,416	2,084	(11)		$7.57	11/15/2017
	10,416	2,084	(11)		$8.60	2/15/2018
	27,605	27,609	(12)		$7.50	6/15/2018
	0	107,226	(7)		$5.87	6/15/2019
	0	226,929	(17)		$4.19	8/15/2019

Mark D. Papermaster							186,450	(19)	$425,106
							83,679	(3)	$190,788
										167,358	(5)	$381,576
	148,982	298,011	(14)		$5.76	11/15/2018
	0	214,452	(7)		$5.87	6/15/2019

Lisa Su							299,049	(16)	$681,832
							83,679	(3)	$190,788
										167,358	(5)	$381,576
	0	716,972	(15)		$5.66	1/15/2019
	0	214,452	(7)		$5.87	6/15/2019

(1)	The dollar value of these awards is calculated by multiplying the number of units by $2.28 per share, the last reported sales price of our common stock on December 28, 2012, the last trading day of 2012.
(2)	This award vested 33 1/3% on 8/25/2012 then vests 33 1/3% annually for the next two years.
(3)	This award vests 33 1/3% on each of 8/9/2013, 8/9/2014 and 8/9/2015.
(4)	This performance-based RSU vests in three equal annual installments from the grant date if the market-based component is satisfied, meaning that the weighted average closing price of AMD’s common stock over any 30-day period during the three-year vesting period is equal to or greater than $11.00 per share and Mr. Read continues his employment with AMD through the applicable vesting date.
(5)	This performance-based RSU vests in three equal annual installments from the grant date if the market-based component is satisfied, meaning that the weighted average closing price of AMD’s common stock over any 30-day period during the three-year vesting period is equal to or greater than $10.00 per share and respective Named Executive Officer continues his employment with AMD through the applicable vesting date.
(6)	This option vested 33 1/3% on 8/25/2012 then vests 33 1/3% annually for the next two years.
(7)	This option vests 33 1/3% on 6/15/2013 then vests 8.33% quarterly for next two years.
(8)	This performance-based option vests in three equal installments from the grant date if the market-based component is satisfied, meaning that the weighted average closing price of AMD’s common stock over any 30-day period during the three-year vesting period is equal to or greater than $11.00 per share and Mr. Read continues his employment with AMD through the applicable vesting date.
(9)	This award vested 33 1/3% on 5/9/2011, 33 1/3% on 5/9/2012 then vests 33 1/3% on 5/9/2013.
(10)	This award vested 33 1/3% on 5/9/2012 then vests 33 1/3% annually for the next two years.
(11)	This option vested 33 1/3% on 5/15/2011 then vests 8.33% quarterly for the next two years.
(12)	This option vested 33 1/3% on 5/15/2012 then vests 8.33% quarterly for the next two years.
(13)	This award vests 100% on 2/15/2014.
(14)	This option vested 33 1/3% on 11/15/2012 then vests 8.33% quarterly for the next two years.

(15)	This option vested 33 1/3% on 1/15/2013 then vests 8.33% quarterly for the next two years.
(16)	This award vested 33 1/3% on 2/9/2013 then vests 33 1/3% annually for next two years.
(17)	This option vests 33 1/3% on 8/15/2013 then vests 8.33% quarterly for the next two years.
(18)	Mr. Seifert’s stock options and RSUs ceased vesting upon his resignation from AMD on September 28, 2012. His vested and unexercised stock options must be exercised by him no later than the earlier of the expiration date of the option or September 28, 2013. Any vested and unexercised stock options not exercised as of such time will expire.
(19)	This award vested 33 1/3% on 11/9/2012, then vests 33 1/3 % annually for the next two years.

GRANTS OF PLAN-BASED AWARDS IN 2012

The following table sets forth all plan-based awards granted to the Named Executive Officers in 2012.

Name	Plan Name	Grant Date	Compensation Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(5)		Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(6)
				Threshold ($)		Target ($)		Maximum ($)		Target (#)(3)
(a)		(b)		(c)		(d)		(e)		(g)		(i)		(j)		(k)	(l)
Rory P. Read	EIP(2)	2/10/2012	N/A	$375,000		$1,500,000		$3,000,000
	2004 Plan	6/15/2012	5/9/2012											696,969	(7)	$5.87	$1,596,407
	2004 Plan	6/15/2012	5/9/2012							543,914							$2,148,460
	2004 Plan	6/15/2012	5/9/2012									271,957	(8)				$1,596,388
Devinder Kumar	EIP(2)	2/10/2012	N/A	$101,250		$405,000		$810,000
	2004 Plan	6/15/2012	5/9/2012											53,613	(7)	$5.87	$122,801
	2004 Plan	6/15/2012	5/9/2012							41,839							$165,264
	2004 Plan	6/15/2012	5/9/2012									20,919	(8)				$122,795
Thomas J. Seifert	EIP(2)	2/10/2012	N/A	$151,500	(13)	$606,000	(13)	$1,212,000	(13)
	2004 Plan	6/15/2012	5/9/2012											305,594	(14)	$5.87	$699,963
	2004 Plan	6/15/2012	5/9/2012									119,242	(15)				$699,951
	2004 Plan	6/15/2012	5/9/2012							238,485	(16)						$942,016
John Byrne	EIP(2)	2/10/2012	N/A	$56,875		$227,500		$455,000
	Q1 SIP(17)	N/A	N/A	$34,262		$85,654		$256,962
	Q2 SIP(17)	N/A	N/A	$26,250		$87,500		$262,500
	2004 Plan	2/15/2012	2/9/2012									36,772	(9)				$268,436
	2004 Plan	6/15/2012	5/9/2012											107,226	(7)	$5.87	$245,601
	2004 Plan	6/15/2012	5/9/2012							83,679							$330,532
	2004 Plan	6/15/2012	5/9/2012									41,839	(8)				$245,595
	2004 Plan	8/15/2012	7/23/2012											226,929	(10)	$4.19	$378,903
	2004 Plan	8/15/2012	7/23/2012									88,547	(8)				$371,012
Mark D. Papermaster	EIP(2)	2/10/2012	N/A	$137,500		$550,000		$1,100,000
	2004 Plan	6/15/2012	5/9/2012							167,358							$661,064
	2004 Plan	6/15/2012	5/9/2012									83,679	(8)				$491,196
	2004 Plan	6/15/2012	5/9/2012											214,452	(7)	$5.87	$491,202
Lisa Su	EIP(2)	2/10/2012	N/A	$143,750		$575,000		$1,150,000
	Performance Bonus(18)	11/19/2012	N/A	—		$100,000		—
	2004 Plan	1/15/2012	11/19/2011											716,972	(11)	$5.66	$1,513,671
	2004 Plan	1/15/2012	11/19/2011									299,049	(12)				$1,692,617
	2004 Plan	6/15/2012	5/9/2012							167,358							$661,064
	2004 Plan	6/15/2012	5/9/2012											214,452	(7)	$5.87	$491,202
	2004 Plan	6/15/2012	5/9/2012									83,679	(8)				$491,196

(1)	For Mr. Byrne, the actions necessary to approve his February 15, 2012 RSU award were taken by the Compensation Committee on February 9, 2012. Mr. Byrne’s August 15, 2012 RSU and stock option awards were approved by the Compensation Committee at a special meeting on July 23, 2012, as part of the overall approval of Mr. Byrne’s compensation package prior to his appointment as our Chief Sales Officer. For Dr. Su, the actions necessary to approve her January 15, 2012 RSU and stock option awards were taken by the Compensation Committee at a special meeting on November 19, 2011 as part of the overall approval of Dr. Su’s compensation package prior to her appointment as our Senior Vice President, General Manager, Global Business Units. All actions necessary to approve all other RSU and stock option awards shown in this table for 2012 were taken by the Compensation Committee at its meeting on May 9, 2012. For further information on our equity grant procedures, see the section titled “Compensation Discussion and Analysis – 2012 Executive Compensation Decisions – Elements of Compensation” above.
(2)

For 2012, the Compensation Committee approved a short-term incentive award under the EIP for the Named Executive Officers. The Named Executive Officers’ accrual of cash performance bonuses under the EIP for each semi-annual performance period was contingent upon AMD’s achievement of a predetermined minimum threshold level of non-GAAP net income. The actual amount of the Named Executive Officers’ annual cash performance bonus was based on the following predetermined financial measures for each semi-annual performance period in 2012: Non-GAAP net income; non-GAAP gross margin and revenue, with each of these performance measures weighted 40%, 30% and 30%. While the short-term incentive award is based upon AMD’s performance over two six-month performance periods (i.e., January 2012 to June 2012 and July 2012 to December 2012), the Named Executive Officers’ award, if earned, is paid in a single payment after the end of the year. The threshold, target and maximum amounts for Mr. Byrne’s annual cash performance bonus under the EIP were determined based on our performance during the second semi-annual performance period as he was not eligible to participate in the EIP for the first semi-annual performance period. The actual amounts paid to the Named Executive Officers under the EIP are set forth in the “Non-Equity Incentive Plan

Compensation” column of the “2012 Summary Compensation Table,” above. For further information on these awards, see the section titled “Compensation Discussion and Analysis—2012 Executive Compensation Decisions” above.

(3)	Except as described in Note 16 below, amounts shown reflect PRSUs granted under the 2004 Plan that vest in three equal annual installments commencing approximately one year from the grant date if (a) the market-based component is satisfied, meaning the weighted average closing price of AMD’s common stock over any 30-day period during the three-year vesting period is equal to or greater than $10.00 per share and (b) the respective Named Executive Officer continues his employment with AMD through the applicable vesting date. This grant date fair value is based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, except no assumptions for forfeitures were included. This amount is not subject to probable or maximum outcome assumptions.
(4)	Amounts shown reflect time-based RSUs granted under the 2004 Plan.
(5)	Amounts shown reflect stock options granted under the 2004 Plan.
(6)	Amounts shown represent the grant date fair value of the respective award computed in accordance with FASB ASC Topic 718, except no assumptions for forfeiture were included. The option exercise price has not been deducted from the amounts shown in this column. Regardless of the value on the grant date, the actual value that may be realized from an award is contingent upon the satisfaction of the applicable conditions to vesting of that award, and for stock options, also upon the excess of AMD’s stock price over the exercise price. With respect to the PRSUs described in Note 3 above, in accordance with SEC rules, amounts reported in this column with respect to these awards disclose the fair value at the date of grant based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, except no assumptions for forfeitures were included. This amount is not subject to probable or maximum outcome assumptions. For a discussion of the assumptions made in the valuation reflected in these amounts, see Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 29, 2012.
(7)	This option vests 33 1/3% on 6/15/2013 then vests 8.33% quarterly for the next two years.
(8)	This award vests 33 1/3% on 8/9/2013 then vests 33 1/3% annually for the next two years.
(9)	This award vests 100% on 2/15/2014.
(10)	This option vests 33 1/3% on 8/15/2013 then vests 8.33% quarterly for the next two years.
(11)	This option vested 33 1/3% on 1/15/2013 then vests 8.33% quarterly for the next two years.
(12)	This award vested 33 1/3% on 2/9/2013 then vests 33 1/3% annually for the next two years.
(13)	Mr. Seifert was not eligible to receive a cash performance bonus for 2012 due to his resignation from AMD on September 28, 2012.
(14)	This option would have vested 33 1/3% on 6/15/2013 then 8.33% quarterly for the next two years. However, this option award was cancelled when Mr. Seifert resigned from AMD on September 28, 2012. Pursuant to the 2004 Plan, the option shares revert to the 2004 Plan as they were not vested on September 28, 2012, when Mr. Seifert resigned from AMD.
(15)	This award would have vested 33 1/3% on 8/9/2013 and then 33 1/3% annually for the next two years. However, this RSU was cancelled when Mr. Seifert resigned from AMD on September 28, 2012. Pursuant to the 2004 Plan, all of the shares in this award revert to the 2004 Plan as they were not vested on September 28, 2012, when Mr. Seifert resigned from AMD.
(16)	This PRSU would have vested in three equal annual installments commencing approximately one year from the grant date if (a) the market-based component were satisfied, meaning the weighted average closing price of AMD’s common stock over any 30-day period during the three-year vesting period is equal to or greater than $10.00 per share and (b) Mr. Seifert continued his employment with AMD through the applicable vesting date. However, all of the RSUs in this award were cancelled when Mr. Seifert resigned from AMD on September 28, 2012. Pursuant to the 2004 Plan, all of the shares in this award revert to the 2004 Plan as they were not vested on September 28, 2012 when Mr. Seifert resigned from AMD.
(17)	Prior to being appointed as our Chief Sales Officer in August 2012, Mr. Byrne was eligible to receive cash performance bonuses for the first and second quarter of 2012 under the SIP. In connection with his participation in the SIP for the first quarter of 2012, Mr. Byrne’s bonus was based upon the achievement of the following predetermined financial measures: revenues from certain sales within the Americas and to certain key customers; gross margin from certain sales within the Americas; and contribution margin from certain sales within the Americas, with each of these performance measures weighted 32.5%, 35%, and 32.5%, respectively. In connection with his participation in the SIP for the second quarter of 2012, Mr. Byrne’s bonus was based upon the achievement of the following predetermined financial measures: revenues from certain sales within the Americas and to certain key customers; gross margin from certain sales within the Americas and to certain key customers; and contribution margin from certain sales within the Americas and to certain key customers, with each of these performance measures weighted 50%, 25%, and 25%, respectively. Our senior management, and not the compensation committee, administer the SIP. The “Q1 SIP” and “Q2 SIP” line items represent the threshold, target and maximum payout under the SIP as in effect during the applicable period. The actual amounts paid to Mr. Byrne under SIP for the first and second quarters of 2012 are set forth in the “Non-Equity Incentive Plan Compensation” column of the “2012 Summary Compensation Table,” above. For further information on these awards, see the section titled “Compensation Discussion and Analysis—2012 Executive Compensation Decisions” above.
(18)

Pursuant to the terms of Dr. Su’s employment offer letter, Dr. Su was eligible for a performance bonus of up to $100,000. 50% of the performance bonus is payable upon our achievement of the pre-established “target” levels for two semi-annual performance periods (i.e., January 1, 2012 to June 30, 2012 and July 1, 2012 to December 29, 2012) of the following performance measures approved by the Compensation Committee under the EIP: non-GAAP net income, non-GAAP gross margin and revenue; 25% of the performance bonus is payable upon the achievement by the SeaMicro business, a company we acquired in 2012 of certain subjective integration objectives; and 25% of the performance bonus is payable upon her (i) successful integration of product marketing and select engineering teams for graphics, semi-custom, and server businesses by the end of 2012, (ii) successful staffing of key managerial positions in her division, and (iii) ability to work across company functions to structure responsibilities and collaborate with our engineering, sales, marketing and operations functions, in each case, as subjectively determined by Mr. Read and the Compensation Committee for the performance period ended December 29, 2012.

OPTION EXERCISES AND STOCK VESTED IN 2012

The following table shows all stock options exercised and the value realized upon exercise and all stock awards that vested and the value realized upon vesting by the Named Executive Officers during 2012.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Rory P. Read	—	$—	382,000	$1,505,080
Devinder Kumar	—	$—	44,773	$262,519
Thomas J. Seifert	—	$—	92,786	$636,512
John Byrne	—	$—	27,953	$165,814
Mark D. Papermaster	—	$—	93,211	$189,219
Lisa Su	—	$—	—	—

(1)	Value is the market price of our common stock on the date of vesting multiplied by the number of vested shares.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

On August 25, 2011 (the “Effective Date”), we entered into an at-will Employment Agreement with Mr. Read, which sets forth his duties and obligations as President and Chief Executive Officer of the Company (the “Employment Agreement”).

Pursuant to its terms and conditions, Mr. Read’s Employment Agreement may be terminated by (i) us for Cause (as defined in the Employment Agreement), (ii) Mr. Read’s Involuntary Termination Without Cause (as defined in the Employment Agreement), (iii) Mr. Read’s Constructive Termination (as defined in the Employment Agreement), (iv) Mr. Read’s voluntary election to terminate his employment with us or (v) Mr. Read’s death or disability.

Except as otherwise described in the next paragraph, in the event of Mr. Read’s Involuntary Termination Without Cause or Constructive Termination:

•

We will pay Mr. Read his earned but unpaid Base Salary through the date of termination and all other amounts to which Mr. Read is entitled under any AMD compensation plan or practice on the date of termination.

•

All unvested equity awards then held by Mr. Read that would otherwise have vested during the 24-month period after Mr. Read’s termination will be deemed fully vested, unless the Performance Target was not satisfied before the date of termination, in which case the unvested PRSUs and performance-based stock option will not vest.

•	We will make a lump-sum cash payment to Mr. Read in an amount equal to two times his then Base Salary plus two times his then target Annual Bonus.

•	We will pay any applicable COBRA premiums on behalf of Mr. Read and his dependents for a period of 12 months following the date of termination.

In the event of Mr. Read’s Involuntary Termination Without Cause or Constructive Termination between the public announcement of a transaction that results in a Change of Control of AMD (as defined in the Employment Agreement) and 24 months after such Change of Control:

•

We will pay Mr. Read his earned but unpaid Base Salary through the date of termination and all other amounts to which Mr. Read is entitled under any AMD compensation plan or practice on the date of termination.

•

All unvested equity awards then held by Mr. Read will accelerate and be deemed fully vested, unless the Performance Target was not satisfied immediately prior to the date of such Change of Control, in which case the unvested PRSUs and performance-based stock option will not vest.

•

We will make a lump-sum cash payment to Mr. Read in an amount equal to two times his Base Salary plus two times his target Annual Bonus, in each case at the rate in effect immediately before the date of termination or, if higher, the rate in effect six months before the date of termination.

•	We will pay Mr. Read the pro rata amount of his Annual Bonus accrued under the 2011 EIP assuming performance at target levels for the portion of the year prior to the date of termination.

•

We will provide health and welfare benefits to Mr. Read for a period of 12 months following the date of termination. We will also pay Mr. Read an amount calculated to pay any income and employment taxes imposed on him as a result of the provision of such health and welfare benefits. In addition, we will provide for financial planning and tax planning services up to $4,000 to Mr. Read for 12 months following the date of termination.

We entered into a management continuity agreement or change in control agreement with each of Messrs. Kumar, Byrne and Papermaster and Dr. Su. We also entered into a severance and change in control arrangement with Mr. Read, which is set forth in his employment agreement. These arrangements are designed to encourage the Named Executive Officers’ continued services in the event of a potential change in control of AMD and to allow for a smooth transition upon such a change in control. In addition, these arrangements are intended to provide incentives to the Named Executive Officers to effectively execute the directives of our Board of Directors, even in the event that such actions may result in the elimination of a Named Executive Officer’s position.

Under the terms of these arrangements, a Named Executive Officer is eligible to receive certain specified compensatory payments and benefits only if (i) a “change in control” of AMD occurs and (ii) the Named Executive Officer’s employment is terminated, or the Named Executive Officer is constructively discharged, within two years of the change in control of AMD.

Management Continuity Agreements.     We entered into a management continuity agreement with Mr. Kumar in 2008 in order to encourage his continued service in the event of a change in control. We describe the terms of the management continuity agreement below because it was in effect as of December 29, 2012, the last day of fiscal 2012. In February 2013, Mr. Kumar entered into a change in control agreement that superseded and replaced the management continuity agreement referenced above. The terms and conditions of Mr. Kumar’s change in control agreement are the same as described in the section “Change in Control Agreements,” below for the other Named Executive Officers.

For purposes of his management continuity agreement, a change in control includes any change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. In addition, a change in control shall be deemed to have occurred on:

•	the acquisition by any person, other than us or any employee benefit plan of ours, of beneficial ownership of more than 20% of the combined voting power of our then-outstanding securities;

•	a change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met; or

•	a determination by certain members of the Board of Directors within one year after an event that such event constitutes a change in control.

The management continuity agreement provides that, if within two years after a change in control Mr. Kumar’s employment is terminated without cause or he is constructively discharged, he will receive:

•

a lump sum severance benefit equal to the sum of his rate of annual base salary at the rate in effect immediately before the date of termination or, if higher, the rate in effect six months before the date of the change in control, plus the average of his two highest annual bonuses in the last five years immediately prior to the change in control;

•	payment of his prorated accrued bonus for the portion of the year prior to the date of termination;

•

12 months’ continued health and welfare comparable to those in effect on the date of termination and a gross-up for any income taxes due as a result of the payment by us for such health and welfare benefits;

•	reimbursement of personal financial and tax planning up to $3,000 for 12 months following the date of termination; and

•	all unvested equity will vest and be exercisable, and options may be exercised for the period of one year from the date of termination or the original option term, whatever is shorter.

Pursuant to the management continuity agreement, if benefits provided to Mr. Kumar are subject to the excise tax imposed by Section 4999 of the Code (relating to Section 280G of the Code), then we will pay to Mr. Kumar an amount necessary to place him in the same after-tax position as he would have been had no excise tax or been imposed.

Change in Control Agreements.     We entered into change in control agreements with Messrs. Kumar (as of February 2013), Byrne and Papermaster and Dr. Su designed to encourage their continued services in the event of a change in control. For purposes of these changes in control agreements, a change in control generally means any of the following events:

•	the acquisition by any person representing more than 50% of the then outstanding shares of stock of the Company or the combined voting power of the Company’s voting securities;

•	a change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met;

•

a merger or consolidation of the Company into any other corporation, where immediately after the merger or consolidation 50% or less of the combined voting power of the Company is held by holders of the Company’s voting securities immediately before such merger or consolidation; or

•	the stockholders approve a plan of complete liquidation or there is a consummated a sale of all or substantially all of the Company’s assets.

The change in control agreements provide that, if within two years after a change in control, the executive’s employment is terminated by us without cause or they are constructively discharged, the executive will receive:

•

a lump sum severance benefit equal to the sum of two times the executive’s rate of annual base compensation at the rate in effect immediately before the date of termination of, if higher, the rate in effect six months before the date of the change in control, plus two times the target annual bonus in the year of termination;

•	all unvested equity will vest and be exercisable, and options may be exercised for the period of one year from the date of termination or the original option term, whatever is shorter;

•	payment of the executive’s prorated accrued bonus assuming performance at target levels for the portion of the year prior to the date of termination;

•	reimbursement of personal financial and tax planning up to $4,000 for 12 months following the date of termination; and

•

12 months’ continued health and welfare benefits comparable to those in effect at termination and a gross-up for any income taxes due as a result of the payment by us for such health and welfare benefits.

The payments and benefits pursuant to the change in control agreements are subject to the executive’s execution and non-revocation of a release of claims. Further, the change in control agreements specifically provide for a parachute payment cut-back, where payments and benefits shall be made to the executive in full or as to such lesser amount as would result in no portion of the payments being subject to an excise tax imposed by Section 4999 of the Code relating to Section 280G of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

In April 2009, we adopted a policy to, in general, not enter into any new management continuity agreements or change in control agreements containing an excise tax gross-up provision. Further, consistent with emerging best practices, in February 2011, we adopted a policy clarifying that we would not enter into any new change in control arrangements containing an excise tax gross-up provision. Neither Mr. Read’s change in control arrangement nor the change in control agreements provide for an excise tax gross-up. As of December 29, 2012, Mr. Kumar was covered under a management continuity agreement, which he entered into prior to the adoption of this policy. In February 2013, Mr. Kumar entered into a change in control agreement that replaced his management continuity agreement. His new change in control agreement does not contain an excise tax gross-up provision.

In March 2010, we adopted a policy to not enter into any change in control arrangement with any executive officer that provides him or her with a cash severance payment (upon both a change in control of AMD and a subsequent termination of employment) in excess of (i) two times the sum of the respective executive officer’s base salary and target annual cash bonus opportunity, plus (ii) a prorated cash bonus for the year in which the termination of employment occurs assuming performance at target level. Mr. Read’s change in control arrangement and the change in control agreements comply with this limitation. As of December 29, 2012, Mr. Kumar was covered under a management continuity agreement, which he entered into prior to the adoption of this policy. In February 2013, Mr. Kumar entered into a change in control agreement that replaced his management continuity agreement. His new change in control agreement complies with this policy.

Vesting of Awards.     All awards granted under our equity incentive plans become fully vested (i) if the successor refuses to assume or substitute similar awards for outstanding awards, upon the change in control, as defined in the plans or (ii) if the successor assumes or substitutes similar awards for outstanding awards and the participant’s employment is terminated by us for any reason (other than for misconduct) or by the participant due to a constructive termination within one year following a change in control, upon such termination of employment.

Table 1 below, reflects the amount of compensation and benefits payable to Mr. Read under his employment agreement in the event of (i) Involuntary Termination Without Cause or a Constructive Termination (without a change in control) as provided under his employment agreement, and (ii) Involuntary Termination Without Cause or a Constructive Termination in connection with a change of control as provided under his employment agreement. The amounts shown assume that the termination was effective as of December 29, 2012, and exclude amounts earned through that time and are estimates of the amounts that would be paid out to Mr. Read upon his termination.

TABLE 1: Rory P. Read

Executive Benefits and Payments Upon Termination	Involuntary Termination Without Cause or Constructive Termination without Change In Control		Involuntary Termination Without Cause or Constructive Termination in connection with a Change in Control
Compensation:
Severance(1)	$5,000,000		$5,000,000
Pro-Rata Annual Bonus	—		$1,500,000
Stock Options—Unvested and Accelerated(2)	—		—
Restricted Stock Units—Unvested and Accelerated	$1,554,886	(3)	$2,950,025	(4)
Benefits and Perquisites:
Health and Welfare Benefits	$19,095	(5)	$33,956	(6)
Financial Planning	—		$4,000

(1)	This amount represents two times Mr. Read’s base salary of $1,000,000 plus two times his target Annual Bonus.
(2)	The value of unvested stock options that would have accelerated upon Mr. Read’s termination of employment under the scenarios described above is $0. The value is calculated based on the difference between the exercise price of the option and $2.28 per share, the last reported sales price of our common stock on December 28, 2012, the last trading day of 2012.
(3)	This amount reflects the value of unvested RSUs that would have vested during the 24-month period after his termination, but, pursuant to the terms of his Employment Agreement, excludes those PRSUs that we granted upon his hire (the “Sign-On Performance RSUs”) because the market-based component of those Sign-One Performance RSUs was not satisfied as of December 29, 2012. The value of the unvested and accelerated RSUs is $2.28 per share, the last reported sales price of our common stock on December 28, 2012, the last trading day of 2012.
(4)	This amount reflects the value of all unvested RSUs that will vest in the event of the scenario described above, but excludes the Sign-On Performance RSUs because the market-based component of those Sign-On Performance RSUs was not satisfied as of December 29, 2012. The value of the unvested and accelerated RSUs is $2.28 per share, the last reported sales price of our common stock on December 28, 2012, the last trading day of 2012.
(5)	This amount includes our cost of paying COBRA premiums on behalf of Mr. Read and his dependents for 12 months following his termination based on rates for a current employee.
(6)	This amount includes our cost of paying COBRA premiums and life insurance to Mr. Read and his dependents for 12 months following his termination based on rates for a current employee. The actual cost to us of procuring life insurance after the occurrence of a termination event or change in control may vary. Also includes $12,377 to gross Mr. Read up for any income and employment taxes due by him as a result of our payment of these health and welfare benefits on his behalf. Upon death, Mr. Read’s life insurance policy would pay out $3,000,000.

Table 2 below, quantifies the amount that would be payable to Messrs. Byrne, Kumar, Papermaster and Dr. Su assuming the termination of employment without cause or with good reason occurred within 24 months of a change in control. The amounts shown assume that the termination was effective as of December 29, 2012, and include amounts earned through that time and are estimates of the amounts, which would be paid out to the Named Executive Officers upon their termination. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s separation from us after the occurrence of a change in control. Mr. Seifert resigned from AMD effective as of September 28, 2012, and he did not receive any payments or benefits due to his resignation other than $13,164 in legal fees that we paid to Mr. Seifert’s legal counsel in connection with his resignation.

TABLE 2:

	John Byrne	Devinder Kumar(1)	Mark Papermaster	Lisa Su
Compensation:
Severance	$1,820,000	$774,273	$2,200,000	$2,300,000
Pro-Rata Annual Bonus	$455,000	$153,495	$550,000	$575,000
Stock Options—Unvested and Accelerated(2)	$—	$—	$—	$—
Restricted Stock Units—Unvested and Accelerated(3)	$632,878	$232,298	$997,450	$1,254,196
Benefits and Perquisites:
Health and Welfare Benefit(4)	$23,335	$36,610	$37,443	$21,673
Financial Planning	$4,000	$3,000	$4,000	$4,000

(1)	Mr. Kumar’s information is based on the management continuity agreement that was in effect as of December 29, 2012. In February 2013, Mr. Kumar entered into a change in control agreement that superseded and replaced his management continuity agreement. The terms and conditions of Mr. Kumar’s change in control agreement are the same as described in the section “Change in Control Agreements,” above, for the other Named Executive Officers.
(2)	The value of the unvested and accelerated stock options is the difference between the exercise price of the option and $2.28 per share, the last reported sales price of our common stock on December 28, 2012, the last trading day of 2012. Amounts shown also reflect the value of stock option acceleration in the event of a change in control if the successor refuses to assume or substitute similar awards for outstanding stock options, pursuant to our equity incentive plans.
(3)	The value of the unvested and accelerated RSUs is $2.28 per share, the last reported sales price of our common stock on December 28, 2012, the last trading day of 2012. Amounts shown also reflect the value of award acceleration in the event of a change in control if the successor refuses to assume or substitute similar awards for outstanding RSUs, pursuant to our equity incentive plans.
(4)	Includes our annual cost of paying COBRA premiums for each Named Executive Officer set forth above for 12 months following termination based on the rates of a current employee. Also includes the following amounts calculated to gross-up the executives for income taxes due by them as a result of our payment on the executive’s behalf of these health and welfare benefits: $8,506, $16,509, $16,885, and $7,900 for Messrs. Byrne, Kumar, Papermaster and Dr. Su, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit and Finance Committee monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Audit and Finance Committee applies our Worldwide Standards of Business Conduct, which provides that directors, Named Executive Officers and all other employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Principles of Corporate Governance require a director to promptly disclose to the Chairman of the Board any conflict of interest involving the director.

Mubadala Relationships

Mr. Muhairi served as a member of our Board of Directors from March 2009 to February 22, 2013, as the representative of West Coast Hitech, L.P. (“WCH”). Mr. Muhairi is the Chief Operating Officer of Mubadala Development Company PJSC (“Mubadala”), a joint stock company incorporated in the Emirate of Abu Dhabi and which is owned by the Government of the Emirate of Abu Dhabi, and is the Chairman of Advanced Technology Investment Corporation LLC (“ATIC”). Mubadala and ATIC are affiliated with WCH, our Company’s largest stockholder. WCH and ATIC are either directly or indirectly wholly owned subsidiaries of Mubadala.

Mr. Yahia was appointed to our Board of Directors effective November 7, 2012. Mr. Yahia serves as the Executive Director of Mubadala Industry, a business unit of Mubadala.

As of March 7, 2013, WCH beneficially owned approximately 18.95% of our outstanding common stock. GLOBALFOUNDRIES Inc. (“GF”) is an indirect wholly owned subsidiary of Mubadala and is one of our foundry suppliers. ATIC currently owns 100% of GF on a fully converted basis. Mr. Muhairi is a board member of GF.

The GLOBALFOUNDRIES Manufacturing Joint Venture Transaction.     On October 6, 2008, we entered into a Master Transaction Agreement with ATIC and WCH, acting through its general partner, West Coast Hitech G.P., Ltd. which was further amended on December 5, 2008. The transaction was completed on March 2, 2009. Pursuant to the Master Transaction Agreement, we and ATIC formed GF.

Pursuant to the Master Transaction Agreement, we contributed certain manufacturing–related assets and liabilities to GF in exchange for securities of GF and the assumption of specified AMD liabilities by GF. ATIC contributed approximately $1.4 billion of cash to GF in exchange for GF equity securities and convertible notes, and ATIC paid $700 million in cash to us in exchange for a portion of our GF equity securities.

In addition, at the completion of the transaction, we issued to WCH 58 million shares of our common stock and warrants to purchase 35 million shares of our common stock at an exercise price of $0.01 per share for an aggregate purchase price of approximately $125 million. The warrants are currently exercisable and have a ten-year term. Also, pursuant to the Master Transaction Agreement, for so long as WCH and its permitted transferees beneficially own at least 10% of our outstanding common stock, WCH has the right to designate one person for election to our Board of Directors. On March 2, 2009, WCH designated and our Board appointed Waleed Muhairi to the Board. Mr. Muhairi served on our Board until February 22, 2013. On February 22, 2013, Mr. Muhairi resigned from our Board, and WCH designated, and we appointed, Martin L. Edelman as the representative of WCH.

At the completion of the transaction, we also entered into a Shareholders’ Agreement, a Funding Agreement and a Wafer Supply Agreement (WSA) with ATIC and GF.

Shareholders’ Agreement.     The Shareholders’ Agreement set forth the rights and obligations of AMD and ATIC as shareholders of GF. The Shareholders’ Agreement was terminated as of March 4, 2012.

Funding Agreement.     The Funding Agreement provided for the funding of GF. The Funding Agreement was terminated as of March 4, 2012.

Wafer Supply Agreement.     The WSA governs the terms by which we purchase products manufactured by GF. Pursuant to the WSA, we are required to purchase all of our microprocessor unit and APU product requirements from GF with limited exceptions.

On March 4, 2012, we entered into a second amendment to the WSA. The primary effect of this second amendment was to modify certain pricing and other terms of the WSA applicable to wafers for our microprocessor and APU products to be delivered by GF to us during 2012. Pursuant to the amendment, GF committed to provide us with, and we committed to purchase, a fixed number of production wafers per quarter in 2012. We paid GF fixed prices for production wafers delivered in 2012.

The second amendment also granted us certain rights to contract with another wafer foundry supplier with respect to specified 28nm products for a specified period. In consideration for these rights, we agreed to pay GF $425 million and transferred to GF all of the capital stock of GF that we owned, directly or indirectly, constituting 1,063,798 GF Class A Preferred Shares. In addition, as security for the final two payments, we issued a $225 million non-interest bearing promissory note to GF. $250 million of the $425 million was paid in fiscal 2012 and the remaining $175 million was paid by December 31, 2012. As a result of the transfer of our shares of GF capital stock, we are no longer an owner of GF or a partner of GF for tax purposes. Also, we are no longer entitled to designate a director on GF’s board, and our designated director resigned effective as of the date of the second amendment.

On December 6, 2012, we entered into a third amendment to the WSA with GF. Pursuant to the third amendment, we modified our wafer purchase commitments for the fourth quarter of 2012 under the second amendment to the WSA. In addition, we agreed to certain pricing and other terms of the WSA applicable to wafers for our microprocessor and APU products to be delivered by GF to us during fiscal 2013 and through

December 31, 2013. Pursuant to the third amendment, we committed to purchase a fixed number of production wafers at negotiated prices in the fourth quarter of 2012 and through December 31, 2013.

GF agreed to waive a portion of our wafer purchase commitments for the fourth quarter of 2012. In consideration of this waiver, we agreed to pay GF a fee of $320 million. The cash impact of this $320 million fee is spread over several quarters, with $80 million paid by December 28, 2012 and $40 million by April 1, 2013. For the remainder of the fee, we issued a $200 million promissory note to GF that matures on December 31, 2013.

In 2012, we paid GF $1.2 billion for wafer purchases under the WSA and $49 million for research and development services. We currently estimate that we will purchase from GF wafers for approximately $1.15 billion in fiscal 2013. As part of the third amendment, we committed to purchase wafers from GF for approximately $250 million during the first fiscal quarter of 2014. We expect to negotiate the remainder of our 2014 purchase commitments from GF in 2013. We are not able to meaningfully quantify or estimate our purchase obligations to GF beyond the first quarter of 2014, but we expect that our future purchases from GF will continue to be material under the Wafer Supply Agreement.

Rory P. Read –In August 2011, we entered into an at-will Employment Agreement with Mr. Read in connection with his appointment as our President and Chief Executive Officer. Mr. Read’s Employment Agreement provides that if Mr. Read was unable to sell his principal residence by August 25, 2012, we would purchase the principal residence for its fair market value, pay Mr. Read the difference between Mr. Read’s original purchase price and the price we paid him for the principal residence plus an amount calculated to pay any income and employment taxes due as a result of such payment plus the taxes on such payment. In August 2012, AMD purchased Mr. Read’s residence in Raleigh, North Carolina for the fair market value price of $790,000. The fair market value was determined based on the average of two independent appraisals. We paid Mr. Read $180,000 for home-loss protection (the difference between his original purchase price and the average of the two independent appraisals used to establish fair market value) and a tax gross-up payment of $64,731 on that home-loss protection payment. The home-loss protection amount of $180,000 and the tax benefit of $64,731 are included in the “All Other Compensation” column of the “2012 Summary Compensation Table,” above.

John R. Harding—Mr. Harding has served as a member of our Board of Directors since August 2012 and is the President and Chief Executive Officer of eSilicon. eSilicon is a supplier to SeaMicro, a company that we acquired in the first quarter of 2012. In 2012, we made payments to eSilicon in the approximate amount of $350,000. We did not receive any payments from eSilicon in 2012. Mr. Harding may be deemed to have a material indirect interest in business transactions between AMD and eSilicon.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report will not be incorporated by reference into any such filings, nor will it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors consists of Dr. Barnes, as Chair, Mr. Chow, Mr. Harding and Mr. Palmer. Each of the members of the Audit and Finance Committee is “independent,” and “financially literate,” as determined by the Board of Directors and in compliance with NYSE and SEC rules. In addition, Dr. Barnes was designated an “audit committee financial expert,” as the Board interprets that designation.

The Audit and Finance Committee oversees our internal audit function and independent registered public accounting firm and assists the Board in fulfilling its oversight responsibilities on matters relating to the integrity of AMD’s financial statements, AMD’s compliance with legal and regulatory requirements, the performance of our internal audit function and the independent registered public accounting firm’s qualifications, independence and performance by meeting regularly with the independent registered public accounting firm, our senior management and our internal audit, financial, and legal personnel. Management is responsible for the preparation, presentation and integrity of AMD’s financial statements. The independent registered public accounting firm is responsible for performing an audit of AMD’s annual financial statements and expressing an opinion as to the conformity of AMD’s audited financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed AMD’s audited financial statements for the fiscal year ended December 29, 2012 with management and Ernst & Young LLP, AMD’s independent registered public accounting firm. The Audit and Finance Committee also discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of AMD’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit and Finance Committee. The Audit and Finance Committee also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in AMD’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 for filing with the SEC.

The Audit and Finance Committee and the Board also have recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as AMD’s independent registered public accounting firm for fiscal 2013.

AUDIT AND FINANCE COMMITTEE

February 6, 2013

W. Michael Barnes, Chair

Henry WK Chow

John R. Harding

Robert B. Palmer

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year. The Audit and Finance Committee meets with Ernst & Young LLP several times a year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

Audit Fees.     Audit fees of Ernst & Young LLP during 2012 and 2011 were associated with our annual financial statement audit and audit of the effectiveness of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act, quarterly reports filed with the SEC, statutory audits required internationally and other regulatory filings. Audit fees for 2012 and 2011 were $3,485,226 and $3,325,285.

Audit-Related Fees.     Audit-related fees for services of Ernst & Young LLP during 2012 and 2011 included accounting advice and audits of our employee benefit plans. Audit-related fees for 2012 and 2011 were $126,063 and $155,310.

Tax Fees.     Tax fees during 2012 were $45,638 and were for tax compliance services. Tax fees during 2011 included fees for tax compliance and tax advisory and planning services. Tax fees for 2011 were $168,563, of which $98,116 were for tax compliance services.

All Other Fees.     There were no other fees paid to Ernst & Young LLP for 2012 and 2011.

Pre-approval Policies and Procedures

Our Audit and Finance Committee Charter provides that the Audit and Finance Committee shall pre-approve the engagement before an independent auditor is engaged by AMD or its subsidiaries to render audit or non-audit services. Audit and Finance Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit and Finance Committee regarding our engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the committee is informed of each service provided and such policies and procedures do not include delegation to our management of the committee’s responsibilities under the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals, provided such approvals are presented to the committee at a subsequent meeting. If the Audit and Finance Committee elects to establish pre-approval policies and procedures regarding non-audit services, the committee must be informed of each non-audit service provided by the independent auditor.

Our Audit and Finance Committee reviews both audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services on at least an annual basis. Among other things, the Audit and Finance Committee examines the effect that the performance of non-audit services may have upon the independence of Ernst & Young LLP. All services provided by Ernst & Young LLP in 2012 and 2011 were pre-approved by the Audit and Finance Committee after review of each of the services proposed for approval.

Required Vote

Ratification of the appointment of our independent registered public accounting firm must receive affirmative votes from the majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the ratification of the appointment of our independent registered public accounting firm.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current year. Unless you indicate otherwise, your proxy will vote “FOR” ratification.

ITEM 3—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amendment and restatement of our 2004 Plan to:

•	Increase the number of authorized shares that can be awarded to our employees, consultants and advisors under the 2004 Plan by 19,500,000 shares;

•

Amend the definition of “performance goals” that may be used in connection with performance-based awards granted under the 2004 Plan as described in the section titled “Eligibility to Receive Awards; Performance Criteria,” below; and

•	Implement certain administrative amendments.

Our Named Executive Officers who are current employees of AMD and members of our Board will be eligible to receive Awards under the 2004 Plan and therefore have an interest in this proposal. In the event that the amendment and restatement of our 2004 Plan is not approved by our stockholders, the 2004 Plan will continue to be in full force in accordance with its terms.

We are also asking our stockholders to approve the amendment and restatement of our 2004 Plan to satisfy the stockholder approval requirements of Section 162(m) of the Code and to approve the material terms of the performance goals for awards that may be granted under the 2004 Plan as required for grants of awards intended to comply with the “performance-based compensation” exemption under Section 162(m) of the Code. In general, Section 162(m) of the Code, which is discussed in more detail below, denies a tax deduction to public companies for compensation paid to certain “covered employees” within a taxable year to the extent such compensation exceeds $1,000,000. However, compensation that qualifies as “performance-based” under Section 162(m) of the Code does not count against this $1,000,000 limit. In order for awards under the 2004 Plan to be treated as “performance-based compensation” under Section 162(m) of the Code, the material terms of the plan under which such awards may be granted must be disclosed to and approved by the stockholders. For purposes of Section 162(m) of the Code, the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2004 Plan is discussed below, and stockholder approval of the proposal in this Item 3 will constitute approval of the material terms of the Plan and the performance goals for purposes of Section 162(m) of the Code.

Stockholder approval of the amendment and restatement is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2004 Plan to qualify for the “performance-based compensation” exemption under Section 162(m), and submission of the material terms of the 2004 Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the 2004 Plan. Nothing in this proposal or any prior proposals relating to the 2004 Plan precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m) of the Code or any other provision of the Code.

If stockholders do not approve the proposal in this Item 3, the 2004 Plan, which was previously approved by our stockholders, will continue in full force and effect without the amended performance goals definition described above. We may continue to grant performance-vesting and other equity awards under the 2004 Plan but will only provide for awards under the 2004 Plan that vest or pay out based upon the existing definition of “performance goals,” which consists of achievement relating to annual revenue, cash position, earnings per share, operating cash flow, market share, new product releases, net income, operating income, return on assets, return on equity, return on investment, other financial measures or any other performance related goal that the 2004 Plan administrator deems appropriate.

Introduction and Background for Current Request to Increase the Share Reserve

Awards of shares of our common stock are a major part of long-term incentive program for our employees, consultants and members of our Board. As noted in the “Compensation Discussion and Analysis,” we have long recognized that having an ownership interest in AMD is critical to aligning the financial interests of our employees with the interests of our stockholders. In order to ensure that shares continue to be available for future grants, in 2013, the Board of Directors amended our 2004 Plan, subject to stockholder approval, to increase the number of shares that may be granted under the 2004 Plan.

The Board of Directors believes it is important to obtain an additional 19,500,000 shares for grant under the 2004 Plan. In this proxy statement, we refer to any grant from the 2004 Plan as an “Award.”

As of March 7, 2013, stock options covering 31,701,888 shares of our common stock with a weighted average exercise price of $5.84 and a weighted average remaining term of 4.07 years were outstanding under the 2004 Plan. As of March 7, 2013, unvested RSUs covering 26,045,813 shares of our common stock were outstanding under the 2004 Plan. These numbers include performance-based options and performance-based RSUs assuming achievement of the market-based component. In addition, as of March 7, 2013, 15,186,464 shares were available for grant under the 2004 Plan. We do not believe that this amount is sufficient to meet AMD’s anticipated grants of Awards through the date of our 2014 annual meeting of stockholders. As of March 7, 2013, approximately 8,100 or 74% of our employees, officers, consultants and directors were eligible to participate in the 2004 Plan, of which 6 were executive officers, 11 were non-employee directors and none were consultants. If stockholders do not approve the amendment and restatement of the 2004 Plan, the 2004 Plan will remain in effect; however, the shares available for equity-based compensation may be quickly depleted, and we may lose our ability to use equity as a compensation tool. The Board anticipates that the additional shares requested will enable AMD to fund its current equity compensation program for at least the next year, accommodating anticipated grants related to the hiring, retention and promotion of employees.

In its determination to recommend that the Board approve the amendment and restatement of the 2004 Plan, the Compensation Committee reviewed the burn rate, dilution and overhang metrics disclosed in the section titled “Key Equity Metrics,” below.

YOU ARE URGED TO READ THIS ENTIRE PROPOSAL, WHICH EXPLAINS OUR REASONS FOR SUPPORTING THE 2004 PLAN AMENDMENT AND RESTATEMENT.

The Importance of Equity Compensation

The Board believes that long-term equity awards in the form of stock options and RSUs are an extremely important way to attract and retain key employees, including a talented executive team, and align the employees’ and executives’ interests with AMD’s stockholders. The Board also believes that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. In addition, in 2012, our Compensation Committee revised the 2012 equity award mix to include PRSUs for our senior officers. The introduction of PRSUs is intended to reinforce our objective that senior officers direct their efforts towards the creation of stockholder value because the vesting of the PRSUs awarded is contingent on a significant increase in our share price over a multi-year performance period. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

Key Equity Metrics

Approval of the amendment and restatement of the 2004 Plan will enable us to compete effectively in the competitive market for employee talent over the coming years, while maintaining reasonable burn rates and overhang.

The following table shows key equity metrics under the 2004 Plan:

Key Equity Metrics	2012	3-Year Average (2010-2012)
Shares subject to awards granted (1)	27.44 million	22.1 million
Gross burn rate (2)	3.85%	3.16%
Net burn rate (3)	2.12%	1.75%
Dilution at Fiscal Year End (4)	11.11%	11.12%
Overhang at Fiscal Year End (5)	8.86%	8.69%

(1)	Reflects total number of shares subject to equity awards granted during the fiscal year and excludes any cancelled or forfeited equity awards.
(2)	Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and excludes any cancelled or forfeited equity awards.
(3)	Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.
(4)	Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
(5)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

We believe strongly that the approval of the amendment and restatement of the 2004 Plan is essential to our continued success. Our employees are our most valuable asset. Awards such as those provided under the 2004 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such Awards also are crucial to our ability to motivate employees to achieve AMD’s goals.

Summary of the 2004 Plan

The following paragraphs provide a brief summary of the principal features of the 2004 Plan and its operation. Because the following is a summary, it may not contain all of the information that is important to you. A copy of the 2004 Plan as amended and restated is attached as Exhibit A to this proxy statement. The description that follows is qualified in its entirety by reference to the full text of the 2004 Plan as set forth in Exhibit A. The closing price of AMD’s common stock on March 7, 2013 was $2.55.

Background and Purpose of the Plan

The 2004 Plan permits the grant of the following types of Awards: (1) nonstatutory stock options that are not intended to qualify for favorable tax treatment under Section 422 of the Code, incentive stock options that are intended to qualify for favorable tax treatment under Section 422 of the Code and stock appreciation rights granted at the fair market value of our common stock on the date of grant (Fair Market Value Awards), and (2) restricted stock awards and RSU (Full Value Awards). This amendment and restatement will increase the total number of shares remaining available for grant under the 2004 Plan to 34,686,464 (based on 15,186,464 shares remaining available for grant as of March 7, 2013). If an Award or an award currently outstanding under any of the following prior equity compensation plans: 1995 Stock Plan of NexGen, Inc., 1996 Stock Incentive Plan, 1998 Stock Incentive Plan and 2000 Stock Incentive Plan (the Prior Plans) expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2004 Plan. As of March 7, 2013, there were 748,146 awards outstanding under the Prior Plans.

The 2004 Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant services to us. The 2004 Plan also is intended to further our growth and profitability.

Administration of the Plan

Our Board of Directors or a delegate or committee appointed by our Board of Directors (the Committee) administers the 2004 Plan. Awards will also be made pursuant to the Outside Director Equity Compensation Policy.

Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2004 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the 2004 Plan to one or more directors and/or officers of AMD, but only the Committee itself can make Awards to participants who are officers of AMD. In addition, Awards that are intended to be qualified performance-based compensation as described under Section 162(m) of the Code may only be granted by a committee comprised exclusively of non-employee independent directors.

If we experience a stock dividend, reorganization or other change in our capital structure, the Committee has the discretion to adjust the number of shares available for issuance under the 2004 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards; Performance Criteria

The Committee selects the employees and consultants who will be granted Awards under the 2004 Plan. Nonstatutory stock options, restricted stock, RSUs and stock appreciation rights may be granted to employees, directors and consultants. Incentive stock options can only be granted to employees. The actual number of individuals who will receive an Award under the 2004 Plan cannot be determined in advance because the Committee has the discretion to select the participants. No individual may receive Award(s) covering more than 3,000,000 shares under the 2004 Plan in any calendar year, except that an individual may receive Award(s) covering up to 6,000,000 shares during the first 12 months of employment.

In determining whether an Award should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Committee may decide to grant an Award only if the participant satisfies performance goals established by the Committee. The Committee may set performance periods and performance goals that differ from participant to participant. The Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m) of the Code, the Committee may (but is not required to) specify performance goals for the entire company and/or a business unit. Currently, performance goals may be based on business criteria including: cash position, earnings per share, operating cash flow, market share, new product releases, net income, operating income, return on assets, return on equity, return on investment, other financial measures or any other performance-related goal that the Committee deems appropriate. The amendment and restatement amends the definition of “performance goals” under the 2004 Plan to consist of the following, which may be measured on a GAAP or non-GAAP basis: net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total shareholder return, cash return on capitalization, revenue, revenue ratios (per employee or per customer), stock price, market share, shareholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The performance goals may differ from participant to participant and from award to award. Such performance goals also may (but is not required to) be based solely by reference to the performance of the individual, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. To the extent that the Committee determines it to be desirable to qualify awards granted under the 2004 Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance.

Fair Market Value Awards

Stock Options.     A stock option is the right to purchase shares of AMD’s common stock at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant nonstatutory and incentive stock options. The Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each nonstatutory stock option and incentive stock option cannot be less than 100 percent of the fair market value of our common stock on the date of the grant. The 2004 Plan prohibits any repricing of options after their grant, other than with stockholder approval.

Any option granted under the 2004 Plan cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2004 Plan expire at the times established by the Committee, but not later than 10 years after the grant date.

The exercise price of each option granted under the 2004 Plan must be paid in full at the time of the exercise. The Committee may also permit payment by check, the tender of shares that are already owned by the participant, a broker-assisted cashless exercise, any combination of the foregoing, or by any other means that the Committee determines to be consistent with the purpose of the 2004 Plan.

Stock Appreciation Rights.     Awards of stock appreciation rights may be granted pursuant to the 2004 Plan. The Committee determines the terms and conditions of stock appreciation rights. However, no stock appreciation right may be granted at less than fair market value of our common stock on the date of grant or have a term of over ten (10) years from the date of grant. Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from AMD in an amount determined by multiplying (i) the difference between the closing price of a share of our common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the stock appreciation right is exercised. AMD’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine. The Committee may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

Awards to Outside Directors

Non-employee directors’ initial and annual equity awards are made in the form of RSUs. See “Directors’ Compensation and Benefits” section above for discussion relating to our Outside Director Equity Compensation Policy.

Full Value Awards

Under the 2004 Plan, the Committee can make the following Full Value Awards:

Restricted Stock.     Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The purchase price for an award of restricted stock will be $0.00 per share. The Committee will determine the number of shares of restricted stock granted to any employee or consultant. Once the restricted stock is issued, voting, dividend and other rights as a stockholder will exist with respect to the restricted stock. However, the restricted stock will not be transferable until the restricted stock vests.

Restricted Stock Units.     RSUs are awards that obligate AMD to pay the recipient of the award a value equal to the fair market value of a specific number of shares of AMD common stock in the future if the vesting terms and conditions scheduled by the Committee are satisfied. Payment under an RSU may be made in cash or in shares of our common stock. The purchase price for the shares will be $0.00 per share. The Committee will determine the number of shares that are subject to such RSUs. A holder of an RSU does not have any rights as a stockholder until shares of common stock, if any, are issued with respect to the RSU. Payment under a RSU will be made at a time that is permissible under or exempt from Section 409A of the Code. The Committee may permit a participant to defer the receipt of cash or shares pursuant to a RSU under the 2004 Plan. Any such deferral will be administered as determined by the Committee and in a manner that is intended to comply with Section 409A of the Code.

Change of Control

Awards.     In the event of a merger or sale of substantially all of our assets, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the Award will immediately vest and become exercisable as applicable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period.

Outside Director Awards.     In the event of a change of control of AMD, the Awards described above will vest 100 percent immediately upon the change of control.

Acceleration in Connection with a Termination of Employment.    If, within one year after a change of control, a participant’s employment is terminated for any reason other than for misconduct (as defined in the 2004 Plan) or, with respect to certain participants who are executive officers, there is a constructive termination of their employment, all Awards held by that participant become fully vested. A constructive termination generally occurs if the executive officer resigns because of a diminution or adverse change in his or her conditions of employment. In general, a “Change of Control” will be deemed to have occurred upon the acquisition of more than 20 percent of either the then-outstanding shares of AMD common stock or the combined voting power of our then outstanding securities, a change in the majority of the Board of Directors over a two-year period (generally excluding any new directors approved by two-thirds of the existing members of the Board of Directors), certain mergers or corporate transactions in which we are not the surviving entity, or our liquidation or a sale of substantially all of our assets.

Non-Transferability of Awards

Unless a participant’s employment or award agreement provides otherwise, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Federal Tax Aspects

The following is a general summary under current law of the material federal income tax consequences of the grant, vesting and exercise of Awards under the 2004 Plan. This summary deals with general tax principles that apply only to employees who are citizens or residents of the United States and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to and do not comply with the rules and guidance issued pursuant to Section 409A of the Code. Section 409A has implications that affect traditional deferred compensation plans, as well as certain equity awards. Accordingly, additional adverse tax consequences could apply to certain equity awards as a result of Section 409A based on the terms of the equity awards or modifications that have been made to the provisions of the equity awards.

The following discussion does not purport to be complete, and does not cover, among other things, federal employment tax and state and local income and employment tax treatment of participants in the 2004 Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice.

Incentive Stock Options.     No taxable income is reportable when an incentive stock option is granted to a participant, when that option vests or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for a participant for purposes of the alternative minimum tax. Gain realized on the sale of shares issued under an incentive stock option is taxable at capital gains rates, unless the participant disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year or two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the options’ exercise will be taxed at ordinary income rates. If such a sale or disposition takes place in the year in which the participant exercises the option, the income recognized upon the sale or disposition of the shares will not be considered income for alternative minimum tax purposes. If the participant sells or otherwise disposes the shares before the end of the one-year or two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the participant recognizes on the disposition of the shares.

Nonstatutory Stock Options.     No taxable income is reportable when a nonstatutory stock option is granted to a participant or when the option vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.

Stock Appreciation Rights.     No taxable income is reportable when a stock appreciation right is granted to a participant or when the stock appreciation right vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares issued would be capital gain or loss.

Restricted Stock. Generally, a participant will not have taxable income upon grant of restricted stock. Instead, he or she will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the shares received (determined as of the date of vesting) minus any amount paid for the shares.

Restricted Stock Units.     A participant will generally not recognize taxable income at the time of the grant of a RSU or when the RSU vests. When an award is paid (whether it is at or after the time that the award vests), the participant will recognize ordinary income. In the event of an award that is paid or settled at a time following the vesting date, income tax may be deferred beyond vesting and until shares are actually delivered or payment is made to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code.

Gain or Loss on Sale or Disposition of Shares.     In general, gain or loss from the sale or disposition of shares granted or awarded under the 2004 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Withholding.     Where an award results in income subject to withholding, AMD may require the participant to remit the withholding amount to the Company or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

Tax Effect for AMD.     Generally we will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Special rules under Section 162(m) of the Code limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer and its other three most highly compensated executive officers for that tax year. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, under Section 162(m) of the Code qualifying performance-based compensation, including income from stock options and other performance based awards, may be deductible if the conditions of Section 162(m) are met. These conditions include, among other things, stockholder approval of the material terms of the 2004 Plan as discussed above, setting limits on the number of Awards that any individual may receive and establishing performance criteria that must be met before the Award (other than certain stock options) actually will vest or be paid. The amendment and restatement has been designed to permit the Committee in its discretion to grant Awards which may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) which may permit AMD to receive a federal income tax deduction in connection with such Awards.

Additionally, under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of options and benefits paid under other Awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible by AMD.

Amendment and Termination of the 2004 Plan and Prohibition on Repricing or Exchange of Awards Without Stockholder Approval

The Board generally may amend or terminate the 2004 Plan at any time and for any reason; provided, however, that the Board cannot reprice or otherwise exchange awards under the 2004 Plan, amend the 2004 Plan to increase the number of shares available under the 2004 Plan, or change the class of employees eligible to participate in the 2004 Plan without stockholder consent.

New Plan Benefits

The amount, if any, of equity compensation to be awarded to officers, directors, employees and consultants is determined from time to time by the Compensation Committee or the Board, as applicable, and is not presently determinable.

Historically, our non-employee directors have received annual equity grants under our 2004 Plan. Commencing with the 2012 annual meeting of stockholders, under our current Outside Director Equity Compensation Policy, each non-employee director who has served on the Board for at least six months prior to the respective annual meeting, will automatically be granted the number of RSUs equal to the quotient of (i) $225,000 divided by (ii) the trailing average closing price of our common stock for the 30-day period preceding and ending with the date of the respective RSU grant. If a non-employee director has served on the Board for less than six months prior to the respective annual meeting, his or her grant will be pro-rated based on the number of months of service divided by 12. For purposes of the pro-rata calculation, service during any portion of a month, counts as a full month of service. See “Directors’ Compensation and Benefits” section, above, for equity grants received by our non-employee directors in 2012.

The following table sets forth summary information concerning the number of shares of our common stock subject to stock option and RSUs made under the 2004 Plan to our Named Executive Officers and director nominees as of March 7, 2013:

Name and Position	Number of Shares Underlying Option Grants (#)		Number of Shares Underlying Performance- based Option Grants (#)	Number of Shares Underlying RSU Grants (#)		Number of Shares Underlying PRSU Grants (#)
Rory P. Read President, Chief Executive Officer	2,543,969		739,000	1,131,957		830,914
Devinder Kumar SVP, Chief Financial Officer	1,421,999	(1)	0	577,051		112,089	(2)
Thomas J. Seifert Former Chief Financial Officer	1,112,342	(3)	0	522,616	(4)	238,485	(5)
John Byrne SVP, Chief Sales Officer	579,769	(6)	0	470,865		83,679
Mark D. Papermaster SVP, Chief Technology Officer	661,445		0	568,790		167,358
Lisa Su SVP, General Manager, Global Business Units	931,424		0	656,663		167,358
Bruce L. Claflin	100,000		0	353,588		0
W. Michael Barnes	100,000		0	163,454		0

Name and Position	Number of Shares Underlying Option Grants (#)		Number of Shares Underlying Performance- based Option Grants (#)	Number of Shares Underlying RSU Grants (#)		Number of Shares Underlying PRSU Grants (#)
John E. Caldwell	50,000		0	163,454		0
Henry WK Chow	0		0	58,205		0
Nicholas M. Donofrio	0		0	107,204		0
H. Paulett Eberhart	100,000		0	163,454		0
Martin L. Edelman	0		0	30,080		0
John R. Harding	0		0	30,080		0
Ahmed Yahia	0		0	30,080		0
All current directors who are not executive officers as a group (11 persons)	425,000		0	1,398,382		0
All employees, including current officers who are not executive officers, as a group	72,521,659	(7)	0	72,080,361	(8)	3,408,377	(9)

(1)

Number includes 151,250 shares subject to stock option grants that were cancelled in connection with a stock option exchange in 2009. We granted 64,160 replacement stock options in connection with the stock option exchange.

(2)	Number includes 46,075 shares subject to PRSUs that were cancelled/forfeited.
(3)	Number includes 567,878 shares subject to stock option grants that were cancelled/forfeited upon Mr. Seifert’s resignation.
(4)	Number includes 304,844 shares subject to RSUs that were cancelled/forfeited upon Mr. Seifert’s resignation.
(5)	All of these PRSUs were cancelled/forfeited upon Mr. Seifert’s resignation.
(6)

Number includes 20,000 shares subject to a stock option grant that was cancelled in connection with a stock option exchange in 2009. We granted 4,000 replacement stock options in connection with the stock option exchange.

(7)

Number includes 30,125,374 shares subject to stock option grants that were cancelled/forfeited. Of this amount, 7,747,124 stock options were cancelled in connection with a stock option exchange in 2009, and we granted 3,921,819 replacement stock options in connection with the stock option exchange.

(8)	Number includes 15,974,021 shares subject to RSUs that were cancelled/forfeited.
(9)	Number includes 2,243,964 shares subject to PRSUs that were cancelled/forfeited.

Summary

We believe strongly that the approval of the amendment and restatement of the 2004 Plan is essential to our success. Awards such as those provided under the 2004 Plan constitute an important incentive for key employees and other service providers of AMD and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amendment and restatement to the 2004 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

Required Vote

The affirmative vote of the majority of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting will be required to approve the amendment and restatement of the 2004 Plan, provided that the total votes cast on the proposal represent over 50% of the outstanding stock entitled to vote on the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the AMD 2004 Equity Incentive Plan.

ITEM 4—APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

The Compensation Committee, with assistance from its independent executive compensation consultant and counsel, has structured our executive compensation program to reflect our “pay-for-performance” philosophy. A significant portion of the compensation opportunities provided to the Named Executive Officers are dependent on AMD’s financial performance, which are intended to drive the creation of stockholder value. The Compensation Committee intends to continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executive officers, motivate these executive officers to achieve AMD’s short-term and long-term business strategies and objectives, and support career development and succession goals.

The Company has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, you have the opportunity to vote “for” or “against” or to “abstain” from voting on the following non-binding resolution relating to executive compensation:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in AMD’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and the narrative discussion of this proxy statement.”

In deciding how to vote on this proposal, you are encouraged to consider AMD’s executive compensation philosophy and objectives and the elements of AMD’s executive compensation program as contained in the Compensation Discussion and Analysis section above, as well as the following principles of AMD’s executive compensation program and other information:

•

Pay-for-Performance is Important. The Compensation Committee places a strong emphasis on performance-based compensation. To this end, of the Named Executive Officers that remained employed by AMD as executive officers at the end of 2012, over 83% of their aggregate total direct compensation opportunity (i.e., base salary, target cash performance bonus opportunity, and target value of equity awards) for 2012 was in the form of a target cash performance bonus and target long-term equity awards.

•

Claw-Back Provisions and Policies in Effect. In addition to the adoption of other related policies, the Compensation Committee has implemented a “claw-back” provision applicable to equity awards granted in May 2010 and thereafter for employees at the senior vice president level and above, which includes all of the Named Executive Officers.

•

Pay Practices Aligned with Sound Risk Management. The Compensation Committee endeavors to structure AMD’s executive compensation program to motivate and reward the Named Executive Officers for appropriately balancing opportunity and risk, such as investing in key initiatives designed to advance AMD’s growth in existing and new markets while at the same time avoiding pay practices that encourage excessive risk-taking. In connection with the Compensation Committee’s review of AMD’s compensation policies and practices for all employees in general, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on AMD.

•

Stock Ownership Guidelines in Effect. As of December 29, 2012, each of the Named Executive Officers that remained employed with AMD had time remaining to obtain compliance with the stock ownership guidelines.

•

Policies Intended to Comport to Emerging Best Practice with respect to Change in Control Payments in Effect. During 2012 the Compensation Committee continued to adhere to and implement the executive compensation policies it previously adopted, namely: (i) the Compensation Committee will not approve any change in control arrangement that provides for excise tax gross-ups; and (ii) the Compensation Committee will not approve any change in control arrangement that provides for cash severance payments of an amount that exceeds (A) two times the sum of the executive officer’s base salary and target cash bonus, plus (B) a prorated cash bonus for the year in which termination occurs assuming performance at target level.

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or AMD, the Compensation Committee values the opinions of AMD’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding AMD’s executive compensation program. Unless the Compensation Committee or the Board modifies the determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2014 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

AVAILABLE INFORMATION

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended December 29, 2012, has accompanied this proxy statement. You may also access a copy of our Annual Report on Form 10-K in the Investor Relations section of www.amd.com or ir.amd.com, or at the website listed below. Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., 7171 Southwest Parkway, M/S 100, Austin, Texas 78735 or by email to Corporate.Secretary@amd.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2013: OUR PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012 ARE AVAILABLE ELECTRONICALLY AT WWW.PROXYVOTE.COM.

AMD, the AMD arrow logo and combinations thereof, are either registered trademarks or trademarks of Advanced Micro Devices, Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

EXHIBIT A

ADVANCED MICRO DEVICES, INC.

2004 EQUITY INCENTIVE PLAN

(Amendment and Restatement Adopted by the Board of Directors on March 22, 2006)

(Approved by the Stockholders on May 5, 2006)

(Amendment Adopted by the Board of Directors on October 13, 2006)

(Second Amendment and Restatement Adopted by the Board of Directors on February 26, 2009)

(Approved by Stockholders on May 7, 2009)

(Third Amendment and Restatement Adopted by the Board of Directors on March 5, 2010)

(Approved by Stockholders on April 29, 2010)

(Fourth Amendment and Restatement Adopted by the Board of Directors on March 14, 2012)

(Approved by Stockholders on May 10, 2012)

(Fifth Amendment and Restatement Adopted by the Board of Directors on March 16, 2013)

1.	Purposes of the Plan. The purposes of this 2004 Equity Incentive Plan (the “Plan”) are:

•	to attract and retain the best available personnel,

•	to compete effectively for the best personnel, and

•	to promote the success of the Company’s business by motivating Employees, Directors and Consultants to superior performance.

Awards granted under the Plan may be Nonstatutory Stock Options (NSOs), Incentive Stock Options (ISOs), Stock Appreciation Rights (SARs), Restricted Stock, or Restricted Stock Units (RSUs), as determined by the Administrator at the time of grant.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its delegates, including committees, administering the Plan, in accordance with Section 4 of the Plan.

(b)	“Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of thirty percent (30%) or more; provided, however, that with respect to Awards granted on or after May 5, 2006 “Affiliate” shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).

(c)	“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)	“Award” means, individually or collectively, a grant under the Plan of NSOs, ISOs, SARs, Restricted Stock, or RSUs.

(e)	“Award Documentation” means any written agreement or documentation published by the Company setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Documentation is subject to the terms and conditions of the Plan.

(f)	“Awarded Stock” means the Common Stock subject to an Award.

(g)	“Board” means the Board of Directors of the Company or its delegate.

(h)	“Change of Control” Unless otherwise defined in Award Documentation or a Participant’s employment agreement, the term “Change of Control” shall mean any of the following events:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)	there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company and such plan of complete liquidation of the Company is consummated or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing: (y) unless otherwise provided in a Participant’s employment agreement, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (z) unless otherwise provided in a Participant’s employment agreement, “Change of Control” shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k)	“Common Stock” means the common stock of the Company.

(l)	“Company” means Advanced Micro Devices, Inc., a Delaware corporation.

(m)	“Constructive Termination” shall mean a resignation by a Participant who has been selected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant’s service as such a corporate officer, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company (or successor to the Company), and such termination shall be deemed to occur on the date such notice is so delivered.

(n)	“Consultant” means any natural person, including an advisor, engaged by the Company or Affiliate to render services to such entity.

(o)	“Director” means a member of the Board of Directors of Advanced Micro Devices, Inc.

(p)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q)	“Employee” means any person, including Officers and Directors, who is an employee of the Company or any Affiliate. An Employee shall not cease to be treated as an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor corporation. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate shall be sufficient to constitute status as an Employee.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported by Bloomberg.com or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for such date, or if no bid or asked prices were reported for such date, then the bid and asked prices on the date immediately prior to such date during which bid and asked prices were reported; or

(iii)	In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator.

(t)	“Incentive Stock Option” or “ISO” means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)	“Independent Director” means a Director of the Company who is not also an Employee of the Company and who qualifies as an “outside director” for purposes of Section 162(m) of the Code, and/or as a “Non-Employee Director” for purposes of Section 16(b) of the Exchange Act.

(v)	“Misconduct” means a Participant is determined by the Administrator to have:

(i)	committed an act of theft, embezzlement, fraud, dishonesty or other criminal act,

(ii)	breached a fiduciary duty owed to the Company (or Affiliate),

(iii)	deliberately disregarded rules of the Company (or Affiliate),

(iv)	made any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate),

(v)	engaged in any conduct constituting unfair competition with the Company (or Affiliate),

(vi)	induced any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or

(vii)	induced any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship

(w)	“Nonstatutory Stock Option” or “NSO” means an Option not intended to qualify as an Incentive Stock Option.

(x)	“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Documentation.

(y)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)	“Option” means an NSO or ISO granted pursuant to Section 8 of the Plan.

(aa)	“Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(bb)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)	“Participant” means the holder of an outstanding Award granted under the Plan.

(dd)

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, measured on a generally accepted accounting principles (GAAP) or non-GAAP basis, relating to net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total shareholder return, cash return on capitalization, revenue, revenue ratios (per employee or per customer), stock price, market share, shareholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The Performance Goals may differ from Participant to Participant and from Award to Award. Such Performance Goals also may (but is not required to) be based solely by reference to the performance of the individual, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, such Performance Goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

(ee)	“Plan” means this Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated.

(ff)	“Restricted Stock” means shares of Common Stock granted pursuant to Section 10 of the Plan that are subject to vesting, if any, based on continuing as a Service Provider and/or based on Performance Goals.

(gg)	“Restricted Stock Unit” or “RSU” means an Award, granted pursuant to Section 11 of the Plan.

(hh)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option that is granted pursuant to Section 9 of the Plan.

(jj)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)	“Service Provider” means an Employee, Director or Consultant; subject to the limitations in Section 12 of the Plan with regard to Awards granted to Outside Directors.

(ll)	“Share” means each share of Common Stock reserved under the Plan or subject to an Award, and as adjusted in accordance with Section 15(a) of the Plan.

(mm)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)	Reserve. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 136,650,000 Shares plus: (i) the number of shares of Common Stock reserved under the Company’s the 1995 Stock Plan of NexGen, Inc., 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan (the “Prior Plans”) that are not subject to outstanding awards under the Prior Plans on April 29, 2004 (the “Effective Date”), and (ii) the number of shares of Common Stock that are released from, or reacquired by the Company from, awards outstanding under the Prior Plans at the Effective Date. Shares reserved under this Plan that correspond to shares of Common Stock covered by part (ii) of the immediately preceding sentence shall not be available for grant and issuance pursuant to this Plan except as such shares of Common Stock cease to be subject to such outstanding awards, or are repurchased at the original issue price by the Company, or are forfeited. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)	Reissuance. If Shares are: (i) subject to an Award that terminates without such Shares being issued, or (ii) issued pursuant to an Award, but are repurchased at the original issue price by the Company, or (iii) forfeited; then such Shares will again be available for grant and issuance under this Plan. At all times the Company will reserve and keep available the number of Shares necessary to satisfy the requirements of all Awards then vested and outstanding under this Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under Section 422 of the Code. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of Awards exceed one hundred eighty (180) million Shares (adjusted in proportion to any adjustments under Section 15(a)) over the term of the Plan.

(c)	Non-Reissuance. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under this Section 3: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award and (iii) Shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR.

4.	Administration of the Plan.

(a)	Procedure.

(i)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption of “performance-based compensation” under Section 162(m) of the Code and related regulations.

(ii)	Rule 16b-3. To the extent that the Administrator determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, the Plan shall be administered by the Administrator in a manner to satisfy Applicable Laws.

(b)	Powers of the Administrator. Subject to the provisions of the Plan, including, without limitation Section 17, and in the case of a Board delegate, subject to the specific duties delegated by the Board to such Board delegate, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value as defined above;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement and documentation for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), transferability, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)	to modify or amend each Award (subject to Section 17 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs;

(ix)	to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)	to ensure that all Awards granted pursuant to the Plan comply with or are exempt from the provisions of Section 409A of the Code; and

(xii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

5.	Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights may be granted to Service Providers. Incentive Stock Options may only be granted to employees of the Company and any Parent or Subsidiary of the Company.

6.	Limitations on Awards.

(a)	No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause or to adjust the compensation of any Participant.

(b)	Exercise; Rights as a Stockholder; Effect of Exercise.

(i)	Any Award granted hereunder shall be exercisable or vest according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Documentation, including, without limitation, Participant’s continuous status as a Service Provider and/or Participant’s satisfaction of Performance Goals. An Award may not be exercised for a fraction of a Share. An Award shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Documentation) from the person entitled to exercise the Award. The Participant must remit to the Company full payment for the Shares with respect to which the Award is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Documentation and the Plan. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and Participant’s spouse, or after the death of the Participant in the name of the Participant’s beneficiaries or heirs or as directed by the executor of Participant’s estate under Applicable Laws.

(ii)	Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised or vests. No adjustment of an Award will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) of the Plan or specified in such Award’s Award Documentation.

(iii)	Exercising an Award in any manner that results in the issuance of Shares shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Award, by the number of Shares as to which the Award is exercised.

(c)	Misconduct. If a Participant is determined by the Administrator to have committed Misconduct then, unless otherwise provided in a Participant’s agreement for services as a Service Provider, neither the Participant, the Participant’s estate nor such other person who may then hold any Award granted to the Participant shall be entitled to exercise any such Award with respect to any Shares, after termination of status as a Service Provider, whether or not the Participant may receive from the Company (or Affiliate) payment for: vacation pay, services rendered prior to termination, services rendered for the day on which termination occurs, salary in lieu of notice, or any other benefits. In making such determination, the Administrator shall give the Participant an opportunity to present evidence to the Administrator. Unless otherwise provided in a Participant’s agreement for services as a Service Provider, termination of status as a Service Provider shall be deemed to occur on the date when the Company (or Affiliate) dispatches notice or advice to the Participant that status as a Service Provider is terminated.

(d)	162(m) Limitations.

(i)	Except in connection with his or her initial service, no Service Provider shall be granted, in any calendar year, Awards covering in the aggregate more than 3,000,000 Shares.

(ii)	In connection with his or her initial service, a Service Provider may be granted Awards covering in the aggregate up to 6,000,000 Shares in the first twelve (12) months of such Service Provider’s service, rather than the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(iv)	If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15(b), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

(e)	Tax Withholding.

(i)	Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold foreign, federal, state or local taxes relating to the exercise of any Award, the Administrator may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Award, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Award.

(ii)	With respect to the exercise of an Award, a Participant may elect (a “Withholding Election”) to pay the minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Award, or by delivering to the Company a sufficient number of previously acquired shares of Common Stock, and may elect to have additional taxes paid by the delivery of previously acquired shares of Common Stock, in each case in accordance with rules and procedures established by the Administrator. Previously owned shares of Common Stock delivered in payment for such additional taxes may be subject to conditions as the Administrator may require. The value of each Share withheld, or share of Common Stock delivered, shall be the Fair Market Value per share of Common Stock on the date the Award becomes taxable. All Withholding Elections are subject to the approval of the Administrator and must be made in compliance with rules and procedures established by the Administrator.

7.	Term of Plan. The Plan shall become effective upon its adoption by the Board, subject to stockholder approval. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

8.	Options.

(a)	Term of Options. The term of each Option shall be not greater than ten (10) years from the date it was granted.

(b)	Option Exercise Price and Consideration.

(i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(ii)	In the case of an ISO granted to any Employee who, at the time the ISO is granted owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(iii)	In the case of an ISO granted to any Employee other than an Employee described in subsection (ii) immediately above, the per Share price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

(iv)	In the case of a NSO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(v)	The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(c)	Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i)	Check;

(ii)	other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iii)	broker-assisted cashless exercise; or

(iv)	any combination of the foregoing methods of payment; or

(v)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)	Termination of Relationship as Service Provider. When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s Option may be exercised within the period of time specified in the Option Agreement to the extent that the Option is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the Option) not to exceed five (5) years (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified period of time in the Plan or the Award Documentation, the Option shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s Option is not fully vested, then the unvested Shares shall revert to the Plan. If, after termination, the Participant’s Option is not fully exercised within the time specified, then the unexercised Shares covered by such Option shall revert to the Plan and such Option shall terminate.

(e)

Death or Disability of Participant. If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the

Administrator may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant’s death or Disability.

(f)	Events Not Deemed Terminations: Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Option while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

(g)	ISO Rules. The Option Agreement for each ISO shall contain a statement that the Option it documents is an ISO. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which all ISOs held by a Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, such excess Shares shall be treated as Shares subject to an NSO. For purposes of this Section 8(g), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares subject to an ISO shall be determined as of the time the ISO with respect to such Shares is granted.

(h)	Buyout Provisions. Subject to Section 8(b)(v), the Administrator may offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made; provided that the Administrator shall not make such offer without the consent of the Company’s stockholders with respect to an Option with a per share exercise price that is greater than Fair Market Value on the date of such offer.

9.	Stock Appreciation Rights.

(a)	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)	Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. In the case of an SAR, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	the number of Shares with respect to which the SAR is exercised.

(d)	Payment upon Exercise of SAR. At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

(e)	SAR Agreement. Each SAR grant shall be evidenced by Award Documentation (a “SAR Agreement”) that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)	Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Documentation.

(g)	Termination of Relationship as Service Provider. When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s SAR may be exercised within the period of time specified in the SAR Agreement to the extent that the SAR is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the SAR) not to exceed five (5) years (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified period of time in the Plan or the SAR Agreement, the SAR shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s SAR is not fully vested, then the unvested Shares shall revert to the Plan. If, after termination, the Participant’s SAR is not fully exercised within the time specified, then the unexercised Shares covered by such SAR shall revert to the Plan and such SAR shall terminate.

(h)	Death or Disability of Participant. If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the SAR, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the SAR to the extent the Participant was entitled to exercise such SAR on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the SAR), provided the actual date of exercise is in no event after the expiration of the term of the SAR. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an SAR by reason of the Participant’s death or Disability.

(i)

Events Not Deemed Terminations. Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the SAR while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall a SAR be exercised after the expiration of the term set forth in the SAR.

(j)	Buyout Provisions. Subject to Section 9(b), the Administrator may offer to buy out for a payment in cash or Shares an SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made; provided that the Administrator shall not make such offer without the consent of the Company’s stockholders with respect to an SAR with a per share exercise price that is greater than Fair Market Value on the date of such offer.

10.	Restricted Stock.

(a)	Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Award granted to any Participant, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Once the Shares are issued, voting, dividend and other rights as a stockholder shall exist with respect to Restricted Stock.

(b)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price, if any, of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock is granted. Any certificates representing the Restricted Stock shall bear such legends as shall be determined by the Administrator.

(c)	Restricted Stock Award Documentation. Each Restricted Stock grant shall be evidenced by Award Documentation (a “Restricted Stock Award Documentation”) that shall specify the purchase price (if any) and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine.

11.	Restricted Stock Units.

(a)	Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to each Restricted Stock Units Award, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units.

(b)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price, if any, of Restricted Stock Units granted under the Plan. Restricted Stock Units Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock Units Award is granted. Restricted Stock Units shall be denominated in units with each unit equivalent to one Share for purposes of determining the number of Shares subject to any Restricted Stock Units Award.

(c)	Restricted Stock Units Agreement. Each Restricted Stock Units grant shall be evidenced by Award Documentation (a “Restricted Stock Units Agreement”) that shall specify the purchase price, if any,

and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine. Each Restricted Stock Units Agreement shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A Restricted Stock Units Agreement may provide for dividend equivalent units.

(d)	Settlement. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination, as determined by the Administrator and may be settled in a lump sum or in installments. Distribution to a Participant of an amount (or amounts) from settlement of vested Restricted Stock Units may be deferred to a date after settlement as determined by the Administrator and in such manner as shall comply with Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to the Plan. Notwithstanding the foregoing, settlement of vested Restricted Stock Units held by Participants who are residents of Canada or employed in Canada may be made only in the form of Shares.

12.	Awards to Outside Directors. Notwithstanding anything herein to the contrary, the grant of any Award to a Director who is not also an Employee (an “Outside Director”) shall be made by the Board pursuant to a written non-discretionary formula established by the Board (the “Outside Director Equity Compensation Policy”). The Outside Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Outside Directors, the number of shares of Common Stock to be subject to Outside Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board determines in its discretion. For the avoidance of doubt, Awards granted to Outside Directors shall be subject to all of the limitations set forth in the Plan.

13.	Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. Notwithstanding the foregoing, in no event may an Award be sold, pledged, assigned, hypothecated, transferred, or disposed of for consideration absent stockholder approval. If the Administrator makes an Award transferable in accordance with this Section 13, the Award Documentation for such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14.	Reserved.

15.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)	Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, in each case as set forth in Section 3, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(d) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Merger or Asset Sale. In the event of a merger of the Company with or into another corporation (as such merger is described in Section 2(h) herein), or the sale of substantially all of the assets of the Company (as such sale is described in Section 2(h) herein), each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or related corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to fully exercise the Awards and all forfeiture restrictions on any or all of such Awards shall lapse, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this subsection, the Award shall be considered assumed if, following such merger or sale of assets, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to such merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in such merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in such merger or sale of assets is not solely common stock of the successor corporation or related corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or related corporation equal in fair market value to the per share consideration received by holders of Common Stock in such merger or sale of assets.

(d)	Change of Control. Unless otherwise provided in a Participant’s agreement for services as an employee of the Company, if, within one year after a Change of Control has occurred, such Participant’s status as an employee of the Company is terminated by the Company (including for this purpose any successor to the Company due to such Change of Control and any employer that is an Affiliate of such successor) for any reason other than for Misconduct or, if applicable, terminated by such Participant as a Constructive Termination, then all Awards held by such Participant shall become fully vested for exercise upon the date of termination of such status, irrespective of the vesting provisions of such Participant’s Award Documentations.

(e)	Other Terms.

(i)	The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(ii)	With respect to Awards which are granted to “covered employees” within the meaning of Section 162(m) of the Code and are intended to qualify as “performance-based compensation”

within the meaning of Section 162(m) of the Code, no adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as performance-based compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16(b) or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(iii)	The existence of the Plan, the Award Documentation and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(iv)	No action shall be taken under this Section 15 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

16.	Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant. The date of grant of an Option or SAR shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable.

17.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)	Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws and shall obtain stockholder approval for any amendment to the Plan to increase the number of shares available under the Plan, to change the class of employees eligible to participate in the Plan, to permit the Administrator to grant Options and SARs with an exercise price that is below Fair Market Value on the date of grant, to permit the Administrator to extend the exercise period for an Option or SAR beyond ten years from the date of grant, or to provide for additional material benefits under the Plan.

(c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18.	Conditions Upon Issuance of Shares.

(a)	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under Applicable Laws. The Company will be under no obligation to register the Shares with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

(b)	Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

20.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.	Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date of adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22.

Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Documentation evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Documentations shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Accordingly, with respect to an Award that the Administrator determines is subject to Section 409A of the Code, (a) termination of services as a Service Provider shall be determined based on the principles under Section 409A of the Code regarding a separation from service, (b) if the Change of Control definition contained in the Award Documentation does not comport with the definition of “change of control” for purposes of a distribution under Section 409A of the Code, then any payment due under such Award shall be delayed until the earliest time that such payment would be permitted under Section 409A of the Code and (c) if the Administrator determines that the Participant granted such Award is a “specified employee” as defined under Section 409A of the Code, then any payment due under such Award upon the Participant’s separation from service shall not be paid until the first business day following the date that is 6 months following the date of the Participant’s separation from service. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such

17

amendments to the Plan and the applicable Award Documentation or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

AMD

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Investor Address Line 1
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John Sample
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1 OF 2

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

1. Election of Directors	For	Against	Abstain
1a) Bruce L. Claflin	☐	☐	☐
1b) W. Michael Barnes	☐	☐	☐
1c) John E. Caldwell	☐	☐	☐
1d) Henry WK Chow	☐	☐	☐
1e) Nicholas M. Donofrio	☐	☐	☐
1f) H. Paulett Eberhart	☐	☐	☐
1g) Martin L. Edelman	☐	☐	☐
1h) John R. Harding	☐	☐	☐
1i) Rory P. Read	☐	☐	☐
1j) Ahmed Yahia	☐	☐	☐

	For	Against	Abstain
2 Ratification of appointment of Ernst & Young LLP as AMD's independent registered public accounting firm for the current fiscal year.	☐	☐	☐
3 Approval of the amendment and restatement of the 2004 Equity Incentive Plan.	☐	☐	☐
4 Advisory vote to approve named executive officer compensation.	☐	☐	☐

NOTE: If properly executed, this proxy will be voted as directed, or if no direction is indicated, will be voted FOR the listed nominees for Directors, FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year, FOR the amendment and restatement of the 2004 Equity Incentive Plan and FOR the advisory vote to approve named executive officer compensation.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If the stock is issued in the name of two or more persons, all of them should sign the proxy. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000165219_1 R1.0.0.51160

PROXY SERVICES

I n v e s t o r A d d r e s s L i n e 1

I n v e s t o r A d d r e s s L i n e 2

I n v e s t o r A d d r e s s L i n e 3

I n v e s t o r A d d r e s s L i n e 4

I n v e s t o r A d d r e s s L i n e 5

J o h n S a m p l e

1234 ANYWHERE STREET

ANY CITY, ON A I A 1 A l

IVOTE BY INTERNET - www,proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up unlil 11:59 P.M. Eastern Time on May 15, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Advanced Micro Devices. Inc, in mailing proxy materials, you can consent to receiving all future proxy statements. proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy malerials eleclronically in L l ~ r eye ars.

VOTE BY PHONE - 1-8006906903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15,2013. Have your proxy card in hand when you cam and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in Ihe postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way.

NAME

THE COMPANY NAME INC. -COMMON SHARES 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345

THE COMPANY NAME INC. -CLASS C 123,456,789,012.1 2345

THE COMPANY NAME INC. -CLASS D 123,456,789,012.1 2345

THE COMPANY NAME INC. -CLASS E 123,456,789,012.12345

THE COMPANY NAME INC. -CLASS F 123,456,789,012.12345

THE COMPANY NAME INC. - 401 K 123,456,789,012.12345

PACE 1 OF 2

TO VOTE, MARK BLOCKS BELOW I N BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD I S VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN ONLY

l g ) Martin L. Edelman l h ) John R. Harding l i ) Rory P. Read w0- l j ) Ahmed Yahia

0 0 0 The Board of Directors recommends you vote FOR 0 proposals 2, 3 and 4. For Against Abstain 0 0 0 2 R a t i f i c a t i o n of appointment of Ernst & Young LLP as AMD’s independent registered public 0 0 0 accounting firm f o r the current f i s c a l year.

0 0 0 0 0 0 3 Approval of the amendment and restatement of the 2004 Equity Incentive Plan. 0 0 0 0 0 0 4 Advisory vote t o approve named executive o f f i c e r compensation. 0 0 0 NOTE: I f properly executed, t h i s proxy w i l l be voted as directed, or i f no direction i s indicated, w i l l be voted FOR the l i s t e d nominees f o r 0 0 0 Directors, FOR r a t i f i c a t i o n of the appointment of Ernst & Young LLP as the Company’s independent registered pub1 i c accounting firm f o r the current f i s c a l year, FOR the amendment and restatement of O O O the 2004 Equity Incentive Plan and FOR the advisory vote t o approve named executive o f f i c e r 0 0 0 compensation.

Please sign exactly as your name(s) appear(s) hereon When signing as attorney, executor, admimstrator, or other fiduciary,

please give f u l l t i t l e as such I f the stock i s issued i n the name of two or more persons, a l l of them should sign the proxy.

One AMD Place

P.O. Box 3453

Sunnyvale, CA 94088

(408) 749-4000

You are cordially invited to attend the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 9:00 a.m., CT, on May 16, 2013, at the InterContinentalStephen F. Austin, 701 Congress Avenue, Austin, Texas.

Regardless of whether or not you plan to attendthe meeting, it is importantthat the shares be voted.

Accordingly, we askthat you eithervote by Internet or by telephone orsign and return yourproxy card as soon as possible in the envelope provided.

Remember: If shares are held by your broker in “street name,”you must bringa letterfrom your broker showingthat you were the direct or indirect (“beneficial”) owner of the shares on March 18,2013 to attend the meeting.

Important Notice Regardingthe Availabilityof Proxy Materialsforthe Annual Meeting of Stockholdersto be

heldon May 16,ZO.U: Our Proxy Statement and Annual Report on Form 10-K for the year ended December 29, 2012 are available electronically at www.proxyvute.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report on Form 10-K islare available at www.proxwote.com .

PROXY

ADVANCED MICRO DEVICES, INC.

Annual Meeting of Stockholders on May 16,2013

This proxy is solicited by the Board of Directors

The undersigned appoints RORY P. READ and HARRY A. WOLlN as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned in the matters set forth in the 2013 Proxy Statement related to the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Thursday, May 16, 2013 and at any adjournment(s) or postponement(s) thereof. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholder will vote FOR the nominees listed on the reverse side, FOR the ratification of the appointment of Ernst 8 Young LLP as AMD’s independent registered public accounting firm for the current fiscal year, FOR the approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan and FOR the advisory vote to approve the compensation of our named executive officers, and in the discretion of the proxyholder, on other matters that may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Continued and to be signed on reverse side